      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 25, 2001


                                                      REGISTRATION NO. 333-58266

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                360NETWORKS INC.
             (Exact name of registrant as specified in its charter)

     NOVA SCOTIA, CANADA                              4813                                 NOT APPLICABLE
 (State or other jurisdiction             (Primary Standard Industrial                    (I.R.S. Employer
              of                           Classification Code Number)                 Identification Number)
incorporation or organization)

                         1500-1066 WEST HASTINGS STREET
                          VANCOUVER, BRITISH COLUMBIA
                                 CANADA V6E 3X1
                                 (604) 681-1994
                 (Address and telephone number of Registrant's
                          principal executive offices)

                             CT CORPORATION SYSTEM
                         111 EIGHTH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 590-9200

           (Name, address and telephone number of agent for service)
                           --------------------------

                                    COPY TO:


     MICHAEL MCARTHUR-PHILLIPS, ESQ.                       BRUCE N. HAWTHORNE, ESQ.
         BENJAMIN G. WOLFF, ESQ.                               KING & SPALDING
        DAVIS WRIGHT TREMAINE LLP                         191 PEACHTREE STREET, N.E.
   1300 S.W. FIFTH AVENUE., 24TH FLOOR                   ATLANTA, GEORGIA 30303-1763
          PORTLAND, OREGON 97201                                (404) 572-4600
              (503) 241-2300
            ROGER ANDRUS, ESQ.                             CAMERON G. BELSHER, ESQ.
         CAHILL GORDON & REINDEL                       FARRIS, VAUGHAN, WILLS & MURPHY
              80 PINE STREET                             2600-700 WEST GEORGIA STREET
         NEW YORK, NEW YORK 10005                        VANCOUVER, BRITISH COLUMBIA
              (212) 701-3000                                    CANADA V7Y 1B3
                                                                (604) 684-9151


                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
             UPON THE CONSUMMATION OF THE MERGER DESCRIBED HEREIN.
                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED           BE REGISTERED         PER UNIT(1)       OFFERING PRICE(1)   REGISTRATION FEE(2)
Subordinate Voting Shares..............       4,459,802             $3.5317            $15,750,906            $3,938

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act.


(2) Calculated pursuant to Rule 457 under the Securities Act. Paid previously.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  May   , 2001



360NETWORKS INC.                                                   NETRAIL, INC.


PROSPECTUS                                                       PROXY STATEMENT

Dear NetRail Stockholder:


    You are cordially invited to attend the special meeting of stockholders of
NetRail, Inc. on June   , 2001, at 10:00 a.m., local time, at the offices of
King & Spalding, 191 Peachtree Street, N.E., Atlanta, Georgia.



    At the special meeting, we will be asking you to vote on two important matters: a recapitalization of NetRail's common stock, and the acquisition of NetRail by 360networks inc. The boards of directors of 360networks and NetRail have agreed that 360networks will acquire NetRail through a merger. NetRail and 360networks are sending you this prospectus/proxy statement to provide you with important information about the recapitalization and the merger. The NetRail board of directors unanimously recommends that you vote "FOR" the recapitalization and the merger.



    Upon completion of the recapitalization and the merger, in exchange for your shares of NetRail stock, you will receive 360networks Subordinate Voting Shares. 360networks Subordinate Voting Shares are listed on the Nasdaq National Market under the symbol "TSIX" and on The Toronto Stock Exchange under the symbol "TSX." On May 23, 2001, the closing price of a 360networks Subordinate Voting Share on the Nasdaq National Market was $1.18. The exact number of shares that you will receive will be calculated according to exchange ratios described in this prospectus/proxy statement. A maximum of 4,459,802 shares will be issued in connection with the merger, including up to 39,242 Subordinate Voting Shares issued to NetRail employees in connection with the merger.



    There are significant risks to you from the recapitalization and merger. In addition to risks of owning 360networks Subordinate Voting Shares there are risks associated with failing to complete the merger. See pages 8 through 10, "RISK FACTORS," for a discussion of these factors, which you should consider before voting.



    You can get more information about NetRail or 360networks, and about the recapitalization and the merger, by writing or calling as follows:


360networks inc.                                 NetRail, Inc.
1500-1066 West Hastings Street                   230 Peachtree Street
Vancouver, British Columbia                      Suite 1700
Canada V6E3X1                                    Atlanta, Georgia 30303
(571) 203-6504                                   (404) 522-5400
Attention: Lin Gentemann                         Attention: Rick Schmidt


    You should rely on the information contained in or provided with this prospectus/proxy statement to vote on the recapitalization and the merger. We have not authorized anyone to provide you with information that is different from what is contained in or provided with this document. You should not assume that the information contained in or provided with this document is accurate as of any date other than such date. 360networks and NetRail will send you additional information about themselves before the date of the special meeting of stockholders if the new information would be material to your decision on the recapitalization and the merger.

                            ------------------------


Neither the Securities and Exchange Commission nor any state securities agency has approved the 360networks Subordinate Voting Shares or determined that this prospectus/proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
  This prospectus/proxy statement is dated May   , 2001, and was first mailed on
or about
                                  May   , 2001.

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1

SUMMARY.....................................................      3

SUMMARY FINANCIAL DATA OF 360NETWORKS.......................      7

RISK FACTORS................................................      8

FORWARD-LOOKING STATEMENTS..................................     11

MARKET PRICE AND DIVIDENDS INFORMATION OF 360NETWORKS.......     12

THE NETRAIL SPECIAL STOCKHOLDERS MEETING....................     13

  Date, Time and Place......................................     13

  Purpose...................................................     13

  Record Date, Shares Outstanding, Shares Entitled to Vote
    and Appraisal Rights....................................     13

  Vote Required.............................................     13

  Solicitation, Voting and Revocation of Proxies............     14

  Quorum....................................................     15

  Significant Stockholders of NetRail.......................     15

THE RECAPITALIZATION........................................     17

THE MERGER..................................................     19

  General...................................................     19

  The Effective Time of the Merger..........................     19

  Background to the Merger..................................     19

  NetRail's Reasons for the Merger; Recommendation of
    NetRail's Board of Directors............................     22

  Opinion of NetRail's Financial Advisor....................     23

  Morgan Stanley's Financial Analysis.......................     24

  360networks' Analysis.....................................     26

  360networks' Reasons for the Merger.......................     27

  Interests of Certain Persons in the Merger................     27

  Treatment of Outstanding NetRail Options Under the
    Merger..................................................     29

  Conversion of Shares; Exchange Ratio......................     29

  Conditions to the Closing of the Merger...................     30

  Termination...............................................     31

  Indemnification and Escrow................................     32

  Tax Treatment of the Merger and Recapitalization..........     32

  The Effect of the Merger on NetRail Employee Benefit
    Plans...................................................     32

  Regulatory Notification and Approval......................     32

  Bridge Loan...............................................     32

MATERIAL UNITED STATES AND CANADIAN INCOME TAX
  CONSIDERATIONS............................................     33

  U.S. Federal Income Tax Consequences to the NetRail
    Stockholders............................................     34

    U.S. Federal Income Tax Considerations of the Ownership
     and Disposition of Subordinate Voting Shares...........     36

    Passive Foreign Investment Company Rules................     36

  Canadian Federal Income Tax Considerations................     37

  Tax Opinions Required for Closing.........................     37

APPRAISAL RIGHTS............................................     38

RESALE OF 360NETWORKS SHARES RECEIVED IN THE MERGER.........     40

INFORMATION ABOUT 360NETWORKS...............................     40

INFORMATION ABOUT NETRAIL...................................     42

DESCRIPTION OF CAPITAL STOCK OF 360NETWORKS.................     43

COMPARATIVE RIGHTS OF SHAREHOLDERS..........................     46

LEGAL MATTERS...............................................     59

EXPERTS.....................................................     59

WHERE YOU CAN FIND INFORMATION..............................     59

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN
  PERSONS...................................................     60


                            ------------------------


APPENDIX A    AGREEMENT AND PLAN OF MERGER
--

APPENDIX B    PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
--            OF NETRAIL, INC.

APPENDIX C    OPINION OF MORGAN STANLEY & CO. INCORPORATED
--

APPENDIX D    FORM OF PROXY
--

APPENDIX E    SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
--            CONCERNING APPRAISAL RIGHTS OF NETRAIL STOCKHOLDERS


                            ------------------------


This prospectus/proxy statement incorporates important business and financial information about 360networks that is not included or delivered with this document. This information is available by writing or calling 360networks at:



                               360networks inc.
                             1500-1066 West Hastings Street
                             Vancouver, British Columbia
                             Canada V6E3X1
                             (571-203-6504)
                             Attention: Lin Gentemann



In order to receive this information prior to the special stockholders' meeting
you must request this information by June   , 2001.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


WHAT WILL I RECEIVE IN THE MERGER?



A: In exchange for your shares of NetRail capital stock, you will receive
    360networks Subordinate Voting Shares, which are traded on the Nasdaq National Market under the symbol "TSIX" and on The Toronto Stock Exchange under the symbol "TSX." The aggregate number of the 360networks Subordinate Voting Shares to be issued to NetRail's stockholders will be between 4,459,802 million and 3,616,765 million shares, including up to 39,242 shares that may be issued to NetRail employees in connection with the merger. The exact number of Subordinate Voting Shares you receive will depend on the exchange ratio that applies to your particular class or series of preferred stock and, with respect to common stock, on how the proposed recapitalization described in the merger agreement and this document occurs.


Q: AM I ENTITLED TO APPRAISAL RIGHTS?


    In lieu of accepting the merger consideration, holders of Series A preferred stock and Series B preferred stock are entitled to seek a judicial appraisal of the value of their shares of NetRail stock and receive that value in cash instead of receiving shares of 360networks stock. Holders of NetRail common stock and holders of Series C preferred stock are not entitled to appraisal rights in the merger under Delaware law. See page 38 for a discussion of your appraisal rights.


Q: WILL ANY OF MY 360NETWORKS SUBORDINATE VOTING SHARES BE SUBJECT TO ANY
    CONDITIONS OR CONTINGENCIES?


A: Yes. Twenty percent of the total number of 360networks Subordinate Voting
    Shares to be issued in the merger will be placed into an escrow account to cover certain claims that 360networks may have against NetRail or its stockholders as described in the merger agreement. See page 32 for a discussion of the escrow agreement.



Q: WHAT WILL HAPPEN TO MY NETRAIL OPTIONS?



A: If not previously exercised, all options will terminate on the effective date of the merger. However, those of you who are employed by NetRail on the closing date of the merger will be issued a certain number of 360networks Subordinate Voting Shares and/or granted options to purchase 360networks Subordinate Voting Shares. See page 29 for a discussion of the treatment of options.



Q: WHAT ARE THE TAX CONSEQUENCES OF THE RECAPITALIZATION AND THE MERGER TO ME?



A: The recapitalization and the exchange of your shares of NetRail stock for 360networks Subordinate Voting Shares are intended to be tax-free to you for federal income tax purposes. The recapitalization, however, may be taxable. The tax consequences of the recapitalization and the merger to you will depend on your own situation. You should consult your tax advisors for a full understanding of these tax consequences. See page 33 for a discussion of the tax consequences.


Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?


A: We are working towards completing the merger as quickly as possible. We hope to complete the merger by July 2001.



Q: WHEN IS THE SPECIAL MEETING OF THE NETRAIL STOCKHOLDERS?



A: NetRail has called a special meeting of its stockholders for June   , 2001 to
    vote on the recapitalization and the merger. The meeting will be held at the offices of King & Spalding, 191 Peachtree Street, N.E., Atlanta, Georgia at 10:00 a.m. There is no other business scheduled for the special meeting.

Q: WHAT DO I NEED TO DO NOW?


A: After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your NetRail shares may be voted at the special meeting. You may also attend the special meeting and vote your NetRail shares there at the appropriate time. If you do not return your proxy card and you do not vote at the special meeting, then your shares will be considered to have voted no for the recapitalization and no for the merger.


Q: WHAT AM I BEING ASKED TO VOTE UPON?


A: You are being asked to vote FOR approval and adoption of both variations of a proposed recapitalization and the merger agreement.


Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?


A: Yes. You may revoke your proxy by signing and mailing in a new proxy card with a later date, or by attending the special meeting and notifying NetRail of your desire to change your vote at the time voting is commenced at the meeting, and then voting at the special meeting contrary to your proxy card.


Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?


A: No. After the merger is completed, 360networks will send written instructions to NetRail stockholders for exchanging their stock certificates.


Q: WHO CAN HELP ANSWER FURTHER QUESTIONS?


A: If you would like additional copies of this document, or if you have more questions about the recapitalization and the merger, you should contact:


       NetRail, Inc.
       230 Peachtree Street
       Suite 1700
       Atlanta, Georgia 30303
       (404) 522-5400
       Attention: Rick Schmidt

                                    SUMMARY


    This summary highlights selected information from this document. For a more complete description and understanding of the recapitalization and the merger you should read carefully this entire document as well as the additional documents to which we refer you.


360NETWORKS INC.
1500-1066 WEST HASTINGS STREET
VANCOUVER, BRITISH COLUMBIA
CANADA V6E 3X1
(604) 681-1994


    360networks is developing one of the largest and most technologically advanced fiber optic mesh networks in the world. 360networks offers a range of infrastructure and network services to telecommunications and data-centric organizations. The network consists of fiber optic assets and capacity that we have installed or acquired from other developers and carriers. 360networks is also developing network facilities, which enable telecommunications companies, Internet service providers, application service providers and other data-centric organizations to connect their local networks and application solutions to our global network.



    360networks recently suspended funding of its planned Asian projects, 360PACIFIC and 360ASIA. 360networks currently intends to meet customer needs for capacity between North America and Asia, and inter-Asia, through capacity purchases. In addition, as its revised strategy is to provide colocation facilities primarily to customers purchasing bandwidth on its network, 360networks has assessed its real estate assets and contemplates selling or otherwise monetizing real estate assets which are no longer required.



    You should read "Information About 360networks" to learn more about 360networks' financing needs, including the need to raise approximately
$300 million to meet working capital requirements beginning in the third quarter of this year.


NETRAIL, INC.
230 PEACHTREE STREET
SUITE 1700
ATLANTA, GEORGIA 30303
(404) 522-5400


    NetRail is an Internet service provider. NetRail provides Internet access and transit services to local telephone companies, other Internet service providers, application service providers and other network services providers. These customers in turn offer their end-user customers access to the Internet through NetRail. NetRail does not directly serve Internet end-users.



REASONS FOR THE MERGER (SEE PAGE 22)



    The 360networks board of directors has determined that the merger is in the best interests of 360networks. In reaching their decision, the board of directors of 360networks considered that NetRail's business plan, products and services, and its engineering and sales teams complement 360networks' business plan.



    The NetRail board of directors has determined that the merger is in the best interests of the NetRail stockholders. In reaching their decision, the board of directors of NetRail considered NetRail's deteriorating liquidity position and that 360networks' status as a public company would provide greater liquidity and value to NetRail stockholders.

    As of the date of this document, the assets and liabilities and the capitalization of NetRail are less than 1% of the comparable amounts for 360networks. Each of the companies has experienced substantial losses since their respective inceptions ($428 million through March 31, 2001 in the case of 360networks and $67.5 million through December 31, 2000 in the case of NetRail), which both parties expect to continue (for the foreseeable future in the case of NetRail). In addition, each of the companies has substantial debt ($2.8 billion as of May 17, 2001 in the case of 360networks and $38.7 million as of March 31, 2001 in the case of NetRail) requiring annual debt service (approximately
$290 million at current interest and exchange rates in the case of 360networks and $4.8 million at current interest rates in the case of NetRail).



RECOMMENDATION TO NETRAIL STOCKHOLDERS (SEE PAGE 14)



    The NetRail board of directors believes that the recapitalization and the merger are in your best interests and unanimously recommends that you vote FOR the proposals by returning the signed proxy card.



STOCKHOLDER VOTES REQUIRED TO APPROVE THE RECAPITALIZATION AND THE MERGER (SEE PAGES 12 AND 13)



    The proposed recapitalization is intended to provide NetRail common stockholders value in the merger. Absent the recapitalization, common stockholders would not receive any Subordinate Voting Shares because the aggregate liquidation preferences of the Series A and Series B preferred stock exceeds the maximum aggregate value of the Subordinate Voting Shares to be distributed in the merger.



    Two variations of the recapitalization are proposed. The first variation, Recapitalization I, more accurately reflects the actual funds invested by the common stockholders even though they invested at different times and at different prices per share. The second variation, Recapitalization II, which will be voted on only if the first variation is not approved, reflects a pro rata distribution of a portion of the merger consideration to the common stockholders.



    In order to be approved, the recapitalization and merger must be approved by the NetRail stockholders as follows:



    RECAPITALIZATION I



    - unanimous approval by holders of common stock;



    - majority of all shares of common stock, Series A preferred stock and Series B preferred stock voting as a single class;



    - 66 2/3% of Series A preferred stock voting as a separate class; and



    - 66 2/3% of Series B preferred stock voting as a separate class.



    RECAPITALIZATION II (WHICH WILL ONLY BE CONSIDERED IF RECAPITALIZATION I IS
     NOT APPROVED UNANIMOUSLY BY THE COMMON STOCKHOLDERS)



    - majority of all shares of common stock, Series A preferred stock and Series B preferred stock voting as a single class;



    - 66 2/3% of Series A preferred stock voting as a separate class; and



    - 66 2/3% of Series B preferred stock voting as a separate class.

    MERGER



    - majority of all shares of common stock, Series A preferred stock and Series B preferred stock voting as a single class.



    Your failure to return a signed proxy card will have the effect of a vote against the recapitalization and the merger.



    Under applicable law, the shareholders of 360networks sub inc. and 360networks are not entitled or required to vote on the recapitalization or the merger.


OWNERSHIP OF 360NETWORKS FOLLOWING THE MERGER

    The 360networks Subordinate Voting Shares issued to you in the merger will constitute less than 1% of the outstanding voting stock of 360networks after the merger is completed.


CONDITIONS TO THE MERGER (SEE PAGE 30)



    The merger will not be completed unless certain conditions are met, including the approval by NetRail stockholders of the recapitalization, the merger agreement and the transactions associated with the merger agreement. Certain conditions other than NetRail stockholder approval may be waived by the party entitled to assert the conditions.


NO SOLICITATION OF OTHER TRANSACTIONS

    NetRail and stockholders who are party to a voting agreement have agreed that during the pendency of the merger agreement, they will not solicit or attempt to procure an offer relating to a merger or similar transaction with any other person.


TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 31)


    The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of 360networks, 360networks sub inc. and NetRail. 360networks or NetRail each may terminate the merger agreement under certain circumstances.


AMENDMENT TO THE MERGER AGREEMENT



    Prior to the time the NetRail stockholders have approved the merger agreement, the boards of directors of 360networks and NetRail may amend the merger agreement without limitation. After stockholder approval, no amendment may be made that by law requires further stockholder approval, unless NetRail's stockholders approve that amendment.



VOTING AGREEMENTS (SEE PAGE 16)



    Certain stockholders of NetRail have agreed to vote their shares in favor of the recapitalization and the merger. These stockholders hold approximately 76.02% of the outstanding shares of NetRail voting capital stock, including 535,314 shares of common stock that may be acquired upon the exercise of options that are exercisable prior to the NetRail stockholders meeting and including approximately 41.25% of the Series A preferred stock and 100% of the Series B preferred stock. Accordingly, sufficient votes are committed to approve the merger, although sufficient votes have not been committed to approve the recapitalization, which is a condition to completion of the merger. These stockholders' obligation to vote their shares in favor of the recapitalization and the merger terminates upon the completion of the merger or upon termination of the merger agreement.

IMPORTANT FEDERAL INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION AND THE MERGER
  (SEE PAGE 33)



    The recapitalization and the exchange of NetRail preferred stock for 360networks Subordinate Voting Shares (other than cash paid for shares for which appraisal is sought) are intended to be tax-free to you for federal income tax purposes. Although the merger will be tax-free, the recapitalization may not be treated as a separate, tax-free transaction occurring before the merger. Instead, the Internal Revenue Service may treat the recapitalization as a taxable transfer of 360networks Subordinate Voting Shares by the NetRail preferred stockholders to the NetRail common stockholders after the merger.



    Tax matters are very complicated and the tax consequences of the recapitalization and merger to you will depend in part on your own circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences of the recapitalization and merger to you.



INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION AND MERGER (SEE PAGE 27)



    In considering the recommendation of the NetRail board of directors with respect to the merger, you should be aware that certain members of the board of directors and management of NetRail have interests in the merger that are in addition to the interests of NetRail stockholders generally. These interests arise from, among other things, payments that 360networks will make after the merger to certain members of management pursuant to employment agreements, bonus plans, and indemnification and insurance arrangements.



BRIDGE LOAN AND OTHER RELATIONSHIPS (SEE PAGE 32)



    In the merger agreement, 360networks has agreed, anytime on or after March 26, 2001, to loan to NetRail up to $5.5 million to fund operations until the merger is completed. The loan will be secured by a subordinated security interest in NetRail's assets. If the merger is not completed, NetRail will be obligated to repay the loan in accordance with its terms. As of the date of this document, the amount outstanding under this loan commitment is $3.625 million.



    In addition, prior to completion of the merger, the parties may enter into commercial arrangements. These arrangements may involve the provision of network capacity, network management and customer support services, and consulting services in connection with back office support systems. The parties expect that any such arrangements will be negotiated on an arm's length basis and reflect commercial terms that are standard in the industry.


                            ------------------------

    360networks' principal executive offices are located at 1500-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1, and its electronic mail address is ir@360.net. Its telephone number is (604) 681-1994. The information on its website is neither part of nor incorporated by reference into this document.

                            ------------------------

    NetRail's principal executive offices are located at 230 Peachtree Street, Suite 1700, Atlanta, Georgia 30303. Its telephone number is (404) 522-5400. The information on its website is neither part of nor incorporated by reference into this document.

                            ------------------------

                     SUMMARY FINANCIAL DATA OF 360NETWORKS


    360networks' summary consolidated historical financial data for the period from February 5, 1998 to December 31, 1998 and years ended December 31, 1999 and 2000 are derived from its audited consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, independent auditors.



    360networks' consolidated financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP").


                                                                      YEAR ENDED DECEMBER 31
                                                              --------------------------------------
                                                                2000           1999         1998(1)
                                                              --------       --------       --------
                                                                (MILLIONS OF US DOLLARS EXCEPT PER
                                                                     SHARE AMOUNTS) (US GAAP)
INCOME STATEMENT DATA
Revenue.....................................................   $  511         $  360         $ 164
Operating Expenses
  Costs.....................................................      325            251           147
  Selling, general and administration.......................       94             22             2
  Stock-based compensation..................................      258              7            --
  Depreciation and amortization.............................       56              3             1
                                                               ------         ------         -----
                                                                 (222)            77            14
                                                               ------         ------         -----
Interest expense, net.......................................       75             16            --
Other expense (income)......................................       15             --            (1)
Provision for income taxes..................................       41             30             6
Minority interest...........................................        2              7            --
                                                               ------         ------         -----
Net income (loss) for the period............................   $ (355)        $   24         $   9
                                                               ------         ------         -----
Income (loss) per share
  Basic and Diluted.........................................   $(0.55)        $(0.03)        $0.43
                                                               ======         ======         =====


                                                                           DECEMBER 31
                                                              --------------------------------------
                                                                2000           1999           1998
                                                              --------       --------       --------
BALANCE SHEET DATA
Cash(2).....................................................   $  507         $  521         $ 156
Other current assets........................................      873            378            57
Property and equipment--net.................................      746             77             4
Other assets................................................    3,470            335            19
                                                               ------         ------         -----
                                                               $5,596         $1,311         $ 236
                                                               ======         ======         =====

Current liabilities.........................................   $  857         $  244         $  42
Other liabilities...........................................       54              3            --
Long term debt..............................................    1,895            675           175
Minority interest...........................................       --              9             1
Preferred stock.............................................      707            350            --
Capital stock...............................................    2,494            292             7
Other capital accounts......................................       22           (221)            2
Retained earnings (deficit).................................     (433)           (41)            9
                                                               ------         ------         -----
                                                               $5,596         $1,311         $ 236
                                                               ======         ======         =====


------------------------

(1) 360networks inc. was incorporated on February 5, 1998 and began its operations on June 1, 1998.

(2) Cash includes cash, cash equivalents and restricted cash.

                                  RISK FACTORS


    You should carefully consider the risks described below and in the Annual Report on Form 20-F for the year 2000 of 360networks which is incorporated by reference, before deciding whether to vote in favor of the recapitalization and the merger. You should also carefully consider any risks that may be described in other filings 360networks makes with the SEC.



                      RISK FACTORS RELATING TO THE MERGER



    YOU MAY NEVER RECEIVE A PORTION OF THE 360NETWORKS SUBORDINATE VOTING SHARES INTENDED TO BE RECEIVED BY NETRAIL STOCKHOLDERS BECAUSE OF THE ESCROW ARRANGEMENT.



    The merger agreement provides that each NetRail stockholder will remain liable to a limited extent, and will indemnify 360networks and other persons after the merger for any inaccuracy in a representation or warranty, for any breach or default by NetRail of any covenants or agreements made by NetRail in the merger agreement and for other claims. 360networks will deposit 20% of the 360networks Subordinate Voting Shares issued in connection with the merger into an escrow account the purpose of which is to satisfy NetRail's indemnification obligations. NetRail stockholders may never receive some or all of the shares in the escrow account if 360networks is entitled to indemnification under the terms of the merger agreement.



    BECAUSE THE EXCHANGE RATIO IS FIXED, WE CANNOT DETERMINE TODAY THE VALUE YOU WILL RECEIVE FOR YOUR NETRAIL STOCK.



    The exchange ratio establishing the number of Subordinate Voting Shares you will receive in the merger is fixed, subject to a minimum and maximum number of Subordinate Voting Shares to be issued by 360networks. This means that a decrease in the value of 360networks Subordinate Voting Shares will decrease the value of the consideration you receive for your NetRail shares. On February 16, 2001, the day before the merger agreement was signed, the closing price for 360networks' Subordinate Voting Shares was $11.00 per share. On May 23, 2001, the closing price for 360networks' Subordinate Voting Shares was $1.18.



    NETRAIL STOCKHOLDERS MAY HAVE TO PAY TAXES ON THE 360NETWORKS' SUBORDINATE VOTING SHARES THEY RECEIVE.



    The parties intend that the recapitalization will qualify as a tax free reorganization within the meaning of the Internal Revenue Code. However, the Internal Revenue Service may treat the recapitalization as a transfer among the NetRail preferred and common stockholders. These transfers may be treated as gifts, compensation, or other taxable transactions. THE TAX TREATMENT OF THE RECAPITALIZATION AND THE CONSEQUENCES TO THE NETRAIL PREFERRED AND COMMON STOCKHOLDERS ARE UNCERTAIN. NETRAIL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS ABOUT THEIR TAX CONSEQUENCES.



    U.S. INVESTORS MAY FIND IT DIFFICULT TO ENFORCE JUDGMENTS IN CIVIL SUITS AGAINST 360NETWORKS AND ITS OFFICERS AND DIRECTORS.



    Because 360networks is a foreign corporation and certain of its officers and directors reside principally in Canada and may not subject to the jurisdiction of U.S. courts, U.S. investors may find it difficult to obtain or enforce judgments in civil actions against 360networks and its officers and directors.


                      RISK FACTORS RELATING TO 360NETWORKS


    Risk factors concerning 360networks' financial condition and business operations, its industry and telecommunications regulation are incorporated by reference to Item 3.D of 360networks' annual report on Form 20-F for the fiscal year ended December 31, 2000, filed on May 22, 2001.

             RISK FACTORS RELATING TO NETRAIL'S BUSINESS OPERATIONS



NETRAIL HAS NOT DEMONSTRATED THAT IT HAS A VIABLE OR PROFITABLE BUSINESS.



    NetRail has a limited operating history and has not had profitable operations. Since its inception, NetRail has incurred losses. NetRail incurred operating losses of $4.6 million in 1998, $15.3 million in 1999 and $43.9 million in 2000. As of December 31, 2000, NetRail had an accumulated deficit of approximately $67.5 million. With the completion of the merger, 360networks could be adding an unprofitable operation to its business that could result in greater losses to 360networks.



NETRAIL MAY RUN OUT OF WORKING CAPITAL UNLESS THE MERGER IS COMPLETED.



    If the merger with 360networks is not completed, NetRail will run out of working capital in the very near future if NetRail is unable to locate additional funding from investors or identify a different acquiror. In this event, NetRail could be forced to revise its business plans, including possible curtailment of its future business operations, and reduction of its planned future growth. In addition, in this event, NetRail could be forced to seek bankruptcy protection.



NETRAIL MAY NEVER ACHIEVE PROFITABILITY IF IT CONTINUES AS A STAND-ALONE
  TELECOMMUNICATIONS COMPANY.



    As a stand-alone business, NetRail is finding that many of its customers have been adversely affected by the economic and market difficulties facing many telecommunications companies. NetRail's customers are in some cases finding less demand for NetRail's services than in the recent past. Some customers experiencing financial difficulties are requesting that NetRail re-negotiate contract terms. Furthermore, NetRail would be obligated to pay back all amounts advanced to NetRail by 360networks under the bridge loan, plus accrued interest. These factors may prevent NetRail from ever achieving profitability if the merger is not completed and NetRail must continue as a stand-alone company.



NETRAIL'S LIMITED NAME RECOGNITION AND CAPITAL MAY RESTRICT ITS SUCCESS.



    NetRail's market is highly competitive. Most of NetRail's competitors are very large, well-capitalized entities. These competitors have substantially greater financial, technical, sales, marketing and other resources than NetRail as well as greater name recognition and larger installed customer bases. As a result, these larger competitors are able to devote greater resources to the development, promotion, sale and support of their services than NetRail can as a stand-alone company. This puts NetRail at a competitive disadvantage to its competitors and could make it difficult for NetRail to establish a position in the industry.



NETRAIL'S MAY NOT BE ABLE TO RETAIN KEY PERSONNEL.



    NetRail depends on its key personnel, and the hiring of additional personnel. NetRail's success depends upon the continued contributions of key management, engineering, sales and marketing personnel, many of whom would be difficult to replace. NetRail believes that its future success is highly dependent on retention of these employees. NetRail believes that its future success will also depend in large part upon its ability to attract and retain additional highly skilled personnel. Competition for highly skilled personnel is intense. If NetRail were not successful in retaining its existing or attracting additional key personnel, NetRail could experience a decline in the quality of its operations.



EXTENSIVE REGULATION AND NEW LAWS COULD HAMPER NETRAIL'S ABILITY TO DO BUSINESS
  AND GROW.



    The regulatory characterization of Internet infrastructure services is currently unsettled. Some of the services that NetRail provides could in the future be regulated by the FCC, states or foreign governments, which would significantly increase NetRail's operating complexity and expenses and adversely affect its ability to compete. If existing telecommunications regulations are extended to the Internet, or if new regulations are imposed, NetRail may be restricted in the way it offers services, its cost of doing business could increase and it could be required to exit some or all of its businesses. Such regulatory changes could make NetRail unable to compete effectively against its competitors, many of which already operate in regulatory environments due to their other business operations.



DOING BUSINESS IN NEW JURISDICTIONS MAY IMPACT NETRAIL'S BUSINESS.



    NetRail may be subject to regulation, taxation, enforcement or other liabilities in unexpected jurisdictions. NetRail could be required to qualify to do business, or be subject to tax or other laws and regulations, in jurisdictions where it serves customers but has no physical presence or employees or property. NetRail serves customers across the United States. The application of these multiple sets of laws and regulations is uncertain, but, if some or all of them are applicable to it, NetRail may be forced to change its business in order to comply with such laws and regulations, or cease in conducting its business in these jurisdictions altogether.

                           FORWARD-LOOKING STATEMENTS



    This document may contain forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause 360networks' actual results, performance, achievements or industry results to vary from the results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to:



    - general economic and business conditions, and specific conditions affecting 360networks' sector, including pricing pressures and declining prices;



    - 360networks' ability to attract additional capital;



    - 360networks' ability to design effective fiber optic routes, install cable and facilities and obtain rights-of-way, building access rights and any required governmental authorizations, franchises and permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions;



    - 360networks' ability to attract and retain its customer base;



    - future sales of 360networks' stock which could affect 360networks' share price;



    - technological change;



    - competition;



    - existing government regulations and changes in, or the failure to comply with, government regulations;



    - changes in business strategy or development plans;



    - the ability to attract and retain qualified personnel; and



    - demographic changes;



    - other factors 360networks refers to throughout this document and the other documents incorporated by reference herein.



    Certain of these factors are discussed in more detail elsewhere in this document. See pages 8 to 10 for information regarding risk factors.



    In addition, forward-looking statements depend upon assumptions, estimates and dates that may not be correct or precise and involve known and unknown risks, uncertainties and other factors. Accordingly, a forward-looking statement in this document is not a prediction of future events or circumstances and those future events or circumstances may not occur. A forward-looking statement is usually identified by the use of certain terminology, including "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates" or "intends" or by discussions of strategy or intentions. Except for ongoing obligations under the federal securities laws to disclose all material information to investors, 360networks is not undertaking any obligation to update these factors or to publicly announce the results of any changes to its forward-looking statements due to future events or developments.

             MARKET PRICE AND DIVIDENDS INFORMATION OF 360NETWORKS


    360networks Subordinate Voting Shares commenced trading on April 20, 2000, and are quoted through the Nasdaq National Market under the symbol "TSIX" and on The Toronto Stock Exchange under the symbol "TSX." The following table sets forth the high and low sales price of 360networks Subordinate Voting Shares for the calendar periods indicated. The information presented below for 360networks was obtained from the National Association of Securities Dealers, Inc. and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.


                                                           PRICE OF 360NETWORKS
                                                                SUBORDINATE
                                                               VOTING SHARES
                                                         -------------------------
                                                           HIGH             LOW
                                                         --------         --------
2000
April 20 through June 30, 2000.........................   $19.00           $13.75
Third Quarter..........................................   $23.06           $15.00
Fourth Quarter.........................................   $20.00           $10.38

2001
First Quarter..........................................   $15.56           $ 2.34
Second Quarter (April 1 through May 23, 2001)..........   $ 3.51           $ 1.11



    The closing bid price of 360networks Subordinate Voting Shares as reported on the Nasdaq National Market on February 16, 2001, the last trading day prior to the public announcement of the NetRail merger agreement, was $11.00 per share. On May 23, 2001, the closing price for 360networks Subordinate Voting Shares was $1.18 per share.



    360networks has never declared or paid any cash dividends on its equity shares. 360 Networks intends to retain future earnings to support operations and to finance the growth and development of our business and do not anticipate paying cash dividends on 360networks' Subordinate Voting Shares for the foreseeable future. In addition, the instruments governing its debt restrict the payment of cash dividends on 360networks' equity shares. Future dividends on 360networks Subordinate Voting Shares will be determined by 360networks' board of directors in light of circumstances existing at the time, including the earnings and financial condition of 360networks and there is no assurance that dividends will ever be paid.



    NetRail stockholders are advised to obtain current market quotations for 360networks Subordinate Voting Shares. No assurances can be given concerning the market price of the 360networks Subordinate Voting Shares before or after the date on which the merger is consummated. The market price of 360networks Subordinate Voting Shares will fluctuate between the date of this document and the date of closing of the merger and thereafter. Because the ratio pursuant to which your shares of NetRail stock will be exchanged for 360networks Subordinate Voting Shares is subject to the adjustment as described below in this document, and because the market price of 360networks Subordinate Voting Shares is subject to fluctuation, the value of the 360networks Subordinate Voting Shares that NetRail stockholders will receive under the merger agreement may increase or decrease prior to and following the closing of the merger.

                    THE NETRAIL SPECIAL STOCKHOLDERS MEETING

DATE, TIME AND PLACE


    This document statement is being furnished in connection with the solicitation of proxies by the board of directors of NetRail for use at the
special stockholders meeting. The special meeting will be held on June   , 2001
at the offices of King & Spalding, 191 Peachtree Street, N.E., Atlanta, Georgia at 10:00 a.m.


PURPOSE


    At the special stockholders meeting, holders of NetRail common and preferred stock will be asked to vote upon a proposal to approve the recapitalization and the merger. The merger agreement provides that 360networks sub inc. will merge into NetRail. As a result of the merger NetRail will become a wholly owned subsidiary of 360networks. If Recapitalization I is not approved by the required vote, NetRail common and preferred stockholders' votes will be considered for approval of Recapitalization II.



RECORD DATE, SHARES OUTSTANDING, SHARES ENTITLED TO VOTE AND APPRAISAL RIGHTS



    The record date for the determination of NetRail stockholders entitled to notice of and to vote at the special stockholders meeting has been fixed by the
board of directors of NetRail as the close of business on June   , 2001. As of
the record date, there were 35,536,550 shares of NetRail voting capital stock (including 1,398,808 shares of voting common stock that may be acquired upon the exercise of options that are exercisable prior to the NetRail special stockholders meeting) deemed to be issued and outstanding. The shares of NetRail common stock were held of record on that date by 34 stockholders and the shares of preferred stock were held of record on that date by 96 stockholders. Holders of NetRail common stock on the record date are entitled to one vote per share on each matter to be acted upon at the special stockholders meeting. Holders of NetRail preferred stock on the record date are entitled to a vote per share equal to the number of shares of common stock into which the share of preferred stock is convertible on the record date. NetRail stockholders are not entitled to vote cumulatively in the election or removal of directors or otherwise. Holders of NetRail common and preferred stock on the record date are entitled to exercise appraisal rights on the proposal to approve the merger, however holders of NetRail common stock will lose their appraisal rights as a result of the recapitalization. Series C preferred stock will not be entitled to appraisal rights. See page 38 for rights of NetRail stockholders to seek appraisal.



VOTE REQUIRED



    In order to be approved, the recapitalization and merger must be approved by the NetRail stockholders as follows:



    RECAPITALIZATION I



    - unanimous approval by holders of common stock;



    - majority of all shares of common stock, Series A preferred stock and Series B preferred stock voting as a single class;



    - 66 2/3% of Series A preferred stock voting as a separate class; and



    - 66 2/3% of Series B preferred stock voting as a separate class.

    RECAPITALIZATION II (WHICH WILL ONLY BE CONSIDERED IF RECAPITALIZATION I IS
     NOT APPROVED UNANIMOUSLY BY THE COMMON STOCKHOLDERS)



    - majority of all shares of common stock, Series A preferred stock and Series B preferred stock voting as a single class;



    - 66 2/3% of Series A preferred stock voting as a separate class; and



    - 66 2/3% of Series B preferred stock voting as a separate class.



    MERGER



    - majority of all shares of common stock, Series A preferred stock and Series B preferred stock voting as a single class.



    Of the 8,406,236 shares of NetRail voting common stock and the 26,718,666 shares of NetRail preferred stock issued and outstanding on the record date of the special stockholders meeting (assuming no exercise of options that are exercisable prior to the NetRail special stockholders meeting), certain stockholders of NetRail entitled to vote 6,858,000 shares of common stock (assuming no exercise of options that are exercisable prior to the NetRail special stockholders meeting), or approximately 81.58% of the NetRail voting common stock (assuming no exercise of options that are exercisable prior to the NetRail special stockholders meeting), and entitled to vote 5,019,289 shares of Series A preferred stock, or approximately 41.25% of the NetRail Series A preferred stock, and entitled to vote 14,550,000 shares of Series B preferred stock, or 100% of the NetRail Series B preferred stock, have agreed to vote their shares in favor of the recapitalization and the merger. See page 15 for a list of significant NetRail stockholders.


    The NetRail board of directors has unanimously approved Recapitalization I, believes that Recapitalization I is in the best interests of NetRail and its stockholders, and unanimously recommends that the NetRail stockholders vote FOR Recapitalization I. The NetRail board of directors has unanimously approved Recapitalization II, believes that Recapitalization II is in the best interests of NetRail and its stockholders if Recapitalization I is not approved by the required vote, and unanimously recommends that the NetRail stockholders vote FOR Recapitalization II. The NetRail board of directors has unanimously approved the merger agreement, believes that the terms of the merger agreement are fair to, and in the best interests of, NetRail and its stockholders, and unanimously recommends that the NetRail stockholders vote FOR the merger.


    Your failure to return a signed proxy card will have the effect of a vote against the recapitalization and the merger.


SOLICITATION, VOTING AND REVOCATION OF PROXIES

    You are requested to complete, date and sign the accompanying proxy card and return it promptly in the accompanying postage-prepaid envelope. Management of NetRail may solicit proxies without additional compensation. NetRail will bear the expense of such solicitation.


    Shares represented by valid proxies will be voted at the NetRail special stockholders meeting in accordance with the instructions noted thereon. If no instructions are given, proxies will be voted FOR adoption of the recapitalization and the merger. Proxies solicited by this document may be used at the special stockholders meeting and any adjournment thereof only and will not be used for any other meeting.


    Unless revoked, your shares represented by proxies will be voted at the special stockholders meeting. If you execute a proxy, you may revoke it at any time before completion of the meeting, but revocation will not affect a vote previously taken. Your presence at the meeting will not automatically revoke your proxy. You may revoke a proxy at any time prior to its exercise by delivering to the

Secretary of NetRail a written notice of revocation prior to the meeting; delivering to the Secretary prior to the meeting a duly executed proxy bearing a later date; or attending the meeting and filing a written notice of revocation with the Secretary.

    Any written notice revoking a proxy should be delivered to:

                    Rick Schmidt
                    NetRail, Inc.
                    230 Peachtree Street
                    Atlanta, Georgia 30303
                    (404) 522-5400

QUORUM


    A majority of the shares of NetRail common and preferred stock issued and outstanding on the record date must be present in person or by proxy for there to be a quorum to conduct business at the special stockholders meeting. If a quorum is not obtained, or if fewer shares of NetRail common and preferred stock than the number required are voted in favor of recapitalization and the merger agreement, the special stockholders meeting may be postponed or adjourned to permit additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special stockholders meeting, except for any proxies that have been effectively revoked or withdrawn.



    Abstentions will be counted as present for purposes of determining whether there is a quorum at the special stockholders meeting, but will not be voted. Because adoption of the recapitalization and merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of NetRail common stock and preferred stock voting as a single class, abstentions will have the same effect as votes against adoption of the recapitalization and the merger.


SIGNIFICANT STOCKHOLDERS OF NETRAIL


    The following table indicates the beneficial ownership of NetRail common and preferred stock as of the record date (i) by directors and executive officers of NetRail, (ii) by each person who is known by NetRail to own beneficially more than 5% of the outstanding shares of NetRail common or preferred stock, and
(iii) by all directors and executive officers of NetRail as a group. Unless otherwise indicated, voting power and investment power are exercised solely by the person named or are shared with members of his household. For purposes of the table, a person is considered to own beneficially any shares with respect to which he exercises sole or shared voting or investment power, plus the number of shares the individual has the right to acquire within 60 days of the date of this document (but excluding shares the individual has the right to acquire upon the exercise of options that become exercisable only if the merger is approved and the other conditions of closing the merger are satisfied). Common shares vote on a one to one basis. Preferred shares vote on the basis of the number of shares of common stock into which the preferred shares are convertible. The percentage of common stock outstanding is calculated on the basis of 8,406,236 outstanding shares of common stock, 26,718,666 outstanding shares of preferred stock plus 1,469,204 shares covered by options exercisable within 60 days of the date of this document (but excluding shares the individual has the right to acquire upon exercise of the options that become exercised only if the merger is approved and the other conditions of closing the merger are satisfied).

                                              NUMBER AND         NUMBER AND         NUMBER AND        NUMBER OF
                                              PERCENTAGE         PERCENTAGE         PERCENTAGE         NETRAIL
                                               OWNERSHIP        OWNERSHIP OF       OWNERSHIP OF        OPTIONS
                                              OF NETRAIL          NETRAIL             NETRAIL        EXERCISABLE
            NAME OF BENEFICIAL                  COMMON            SERIES A           SERIES B          WITHIN
                  OWNER                         SHARES        PREFERRED SHARES   PREFERRED SHARES      60 DAYS
------------------------------------------  ---------------   ----------------   -----------------   -----------
Eric Mattson (Chief Financial Officer)....               --     167,441;  1.4%                  --     373,125
Steve Massey (Chief Executive Officer,
  Director)...............................               --                --                   --      91,875
Barry Schiffman (Director)(1).............  2,196,000; 26.1%  4,042,357; 33.2%                  --          --
Jafco.....................................  2,196,000; 26.1%  4,042,357; 33.2%                  --          --
                                                 4,392,000;%
Tom Body (Director)(2)....................             52.0     809,490;  6.7%                  --      35,157
Maxnet, Inc...............................  4,392,000; 52.2%               --                   --          --
Charles Moore (Director)(3)...............               --                --     7,275,000;  50.0%         --
UBS Capital...............................               --                --     7,275,000;  50.0%         --
George Kelly (Director)(4)................               --                --     7,275,000;  50.0%         --
Summit Capital............................               --                --     7,275,000;  50.0%         --
Jim Markle (Chief Operating Officer)......               --                --                   --      50,000
All directors and officers as a group (8
  persons)................................  6,858,000; 81.6%  5,019,288; 41.3%   14,550,000; 100.0%    550,157


--------------------------

(1) Includes shares of stock held by Jafco, of which Mr. Schiffman may be deemed to be the beneficial owner. Mr. Schiffman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(2) Includes shares of stock held by Maxnet, Inc., of which Mr. Body may be deemed to be the beneficial owner. Mr. Body disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3) Includes shares of stock held by UBS Capital, of which Mr. Moore may be deemed to be the beneficial owner. Mr. Moore disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.


(4) Includes shares of stock held by Summit Capital, of which Mr. Kelly may be deemed to be the beneficial owner. Mr. Kelly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.



    On the date the merger agreement was executed, certain stockholders of NetRail entered into a voting agreement with 360networks as an inducement for 360networks to enter into the merger agreement. The voting agreement requires the stockholders who have executed the voting agreement to vote in favor of their NetRail common and preferred stock in favor of Recapitalization I and the merger, and in the event Recapitalization I is not approved by the required vote, to vote in favor of Recapitalization II; vote against any acquisition proposal involving a change in control of NetRail or similar transaction (other than the merger with and into 360networks sub inc.); and vote against any other transaction that is inconsistent with the obligation of NetRail to consummate the merger.



    The stockholders who executed the voting agreement are Eric Mattson, Steve Massey, Jafco/B. Schiffman, Christopher Blane, Tom Body, Maxnet, Inc., UBS Capital and Summit Capital. Together, these stockholders own or exercise voting power over approximately 26,479,569 of the currently issued and outstanding shares of NetRail voting capital stock or 74.51% of the voting power, and options to purchase an additional 535,314 shares that are exercisable prior to the NetRail special stockholders meeting, which if exercised would give such persons 76.02% of the voting power of NetRail. Together, these stockholders own or exercise voting power over approximately 5,019,289 shares, or approximately 41.25%, of the currently issued and outstanding shares of NetRail Series A preferred stock and approximately 14,550,000 shares, or 100%, of the currently issued and outstanding shares of NetRail Series B preferred stock. Accordingly, sufficient votes are committed to approve the merger although sufficient votes have not been committed to approve the recapitalization, which is a condition to completion of the merger.

                              THE RECAPITALIZATION



    As part of the merger negotiations, NetRail and 360networks concluded that it was in the best interests of NetRail, its stockholders and 360networks to structure the transaction so that NetRail common stockholders would receive some consideration in the merger. Subsequently, the NetRail board of directors and certain holders of NetRail preferred and common stock agreed that the capital structure of NetRail should be adjusted to reflect the values of their classes of shares. As a result of these discussions among the NetRail stockholders and board of directors, the recapitalization is being proposed. Absent the recapitalization, holders of common stock would not receive any 360networks Subordinate Voting Shares because of the aggregate liquidation preferences of NetRail's Series A preferred stock and Series B preferred stock.



    Under NetRail's certificate of incorporation, the holders of Series A and Series B preferred stock are entitled to certain preferences relative to the holders of common stock. Among these preferences are those that provide that upon the liquidation of NetRail, the Series A preferred stockholders and Series B preferred stockholders are entitled to receive a specified amount of money or value before any money or value is distributed to the common stockholders. The parties believe that the merger constitutes a liquidation for purposes of these preferences. As of the date of this document, the aggregate liquidation preferences of the Series A and Series B preferred stock exceeds the aggregate value of the consideration to be delivered in the merger.



    The recapitalization has two variations. By way of example, assume that a common stockholder acquired $1 million of NetRail common stock at a time when the value of a share of common stock was $1 per share. That stockholder would have received one million shares of common stock. Then assume that a second stockholder subsequently acquired $1 million worth of common stock at a time when the value of a share of common stock was $2 per share. The second stockholder would have received 500,000 shares of common stock.



    The first variation of the recapitalization, Recapitalization I, attempts to give the first and second stockholders an equal amount of merger consideration on the basis that each of them invested the same amount of money, even though the first stockholder holds twice as many shares of common stock as the second stockholder. The second variation, Recapitalization II, simply allocates the merger consideration available for distribution to the common stockholders on a pro rata basis. Thus, the first stockholder would receive twice as many of 360networks Subordinate Voting Shares the second stockholder.



    Set forth below are two tables which illustrate the difference in outcome between the two variations of the recapitalization.

                               RECAPITALIZATION I



                                                           AGGREGATE     AGGREGATE NO. OF SHARES
                                                         NO. OF SHARES          OF NETRAIL
                                                          OF NETRAIL     SERIES C PREFERRED STOCK
                                                         COMMON STOCK       TO BE RECEIVED IN
HOLDER(S)                                                    HELD           RECAPITALIZATION I
---------                                                -------------   ------------------------
November Noteholders...................................    1,417,190                   4,785,118
Maxnet, Inc............................................    4,392,000                   2,512,473
Christopher Blane......................................      270,000                     283,213
Lawrence Newlin........................................       54,546                     151,047
JAFCO Co, Ltd.
JAFCO R-3 Investment Enterprise Partnership
JAFCO JS-3 Investment Enterprise Partnership
JAFCO G-6(A) Investment Enterprise Partnership
JAFCO G-6(B) Investment Enterprise Partnership
U.S. Information Technology No. 2 Investment Enterprise
  Partnership..........................................    2,196,000                     621,935
William Todd Davis.....................................        7,500                       5,142
Deborah A. Sylvia......................................        4,500                       3,085
D. Bryce Dryden........................................       10,500                       7,199
Nancy Swartz...........................................       54,000                      37,024
                                                                                     52,018.25(1)
Other holders of NetRail common stock..................      208,073


------------------------

(1) 0.25 shares of Series C preferred stock per share of common stock.



                              RECAPITALIZATION II



                                                           AGGREGATE     AGGREGATE NO. OF SHARES
                                                         NO. OF SHARES          OF NETRAIL
                                                          OF NETRAIL     SERIES C PREFERRED STOCK
                                                         COMMON STOCK       TO BE RECEIVED IN
HOLDER(S)                                                    HELD          RECAPITALIZATION II
---------                                                -------------   ------------------------
November Noteholders...................................    1,417,190            1,417,190

Maxnet, Inc............................................    4,392,000            4,392,000

Christopher Blane......................................      270,000              270,000

Lawrence Newlin........................................       54,546               54,546

JAFCO Co, Ltd.
JAFCO R-3 Investment Enterprise Partnership
JAFCO JS-3 Investment Enterprise Partnership
JAFCO G-6(A) Investment Enterprise Partnership
JAFCO G-6(B) Investment Enterprise Partnership
U.S. Information Technology No. 2 Investment Enterprise
  Partnership..........................................    2,196,000            2,196,000

William Todd Davis.....................................        7,500                7,500

Deborah A. Sylvia......................................        4,500                4,500

D. Bryce Dryden........................................       10,500               10,500

Nancy Swartz...........................................       54,000               54,000

Other holders of NetRail common stock..................      208,073              208,073



    As noted above, Recapitalization I must receive the unanimous approval of the common stockholders in order to be effective. If only a majority of the common stockholders approve the recapitalization and the recapitalization is otherwise approved by the requisite number of shares of Series A preferred stock and Series B preferred stock, Recapitalization II will be implemented.

    The NetRail board of directors believes the recapitalization is in the best interests of NetRail and all of its stockholders and recommends that stockholders vote "FOR" the recapitalization. The board of directors believes that Recapitalization I is the better variation as it better reflects the actual funds invested by the common stockholders. If Recapitalization I is not approved as outlined above, the NetRail board of directors still believes that the recapitalization is in the best interests of the NetRail stockholders and, therefore, recommends that stockholders vote "FOR" Recapitalization II.



    Upon the consummation of the recapitalization, the rights and preferences of the NetRail capital stock will be governed by the amended and restated certificate of incorporation that is attached to this document as Appendix B and which will be filed with the Delaware Secretary of State's office immediately prior to the effective time of the merger. The provisions of Article V of the amended and restated certificate of incorporation will depend on whether Recapitalization I or Recapitalization II is approved by the required number of NetRail stockholders. If the amended and restated certificate of incorporation is adopted, an additional 10,000,000 shares will be authorized and designated as Series C preferred stock. In addition, the rights and preferences of the Series C preferred stock will be defined such that the Series C preferred stock shall, on the basis of original issuance price (which is set at .405827 multiplied by the amount payable to the Series A preferred stock and the Series B preferred stock upon a liquidation, dissolution or winding up of NetRail) participate on equal status in any payments to the preferred stockholders paid from the assets of NetRail upon any liquidation, dissolution or winding up of NetRail. The Series C preferred stock will have voting rights comparable to the Series A preferred stock and will have voluntary and automatic conversion rights on a share for share basis (as adjusted for stock splits, stock dividends and other such recapitalization events) into common stock. In addition to defining the rights and preferences of the Series C preferred stock, the attached amended and restated certificate of incorporation provides that the merger will not trigger the liquidation rights of the Series A preferred stock and the Series B preferred stock. Finally, the attached amended and restated certificate of incorporation provides that neither the recapitalization nor the merger will trigger any pre-emptive rights provided to the Series A preferred stock and the Series B preferred stock.


                                   THE MERGER


    The following is a summary of certain provisions of the merger agreement, a copy of which is attached to this document as Appendix A and made a part hereof by reference. This summary is qualified in its entirety by reference to the full text of the merger agreement.


GENERAL

    Subject to the terms and conditions of the merger agreement, at the effective time of the merger, 360networks sub inc., which is a wholly owned subsidiary of 360networks, will merge into NetRail. NetRail stockholders will become shareholders of 360networks.

THE EFFECTIVE TIME OF THE MERGER

    Promptly after all conditions to the merger agreement have been satisfied or waived, the certificate of merger pertaining to the merger or such other documents as may be appropriate or necessary to effect the merger, will be executed and filed in accordance with Delaware law and the merger will become effective at the date and time of the filing of the certificate of merger in the State of Delaware.


BACKGROUND TO THE MERGER



    360networks' business plan includes development of facilities to offer products to its customers based on the ability to connect to the Internet. 360networks reviews market opportunities to acquire existing businesses in order to accelerate its business plan. 360networks' development team became aware of NetRail through market research and contacted NetRail's management by telephone in

May 2000 to explore possible mutually attractive business opportunities. In
June 2000, following attendance at a conference hosted by Goldman Sachs, Steve Massey, Chief Executive Officer and Lisa Adams, Vice President, Sales, of NetRail, met in New York with Vanessa Wittman, Vice President, Corporate Development, and Vinny Olmstead, Director, Corporate Development, of 360networks, with the express purpose of exploring a relationship that might include the sale of dark fiber or bandwidth to NetRail, or an investment in or acquisition of NetRail by 360networks. The meeting among Ms. Wittman, Mr. Olmstead, Mr. Massey, and Ms. Adams took place in 360networks' hospitality suite at the conference. The meeting participants spent most of the time focused on a potential acquisition; however, the meeting concluded with a significant difference in each company's valuation of NetRail. In a subsequent phone call within a week of the meeting, 360networks communicated that there was little interest in acquiring NetRail unless the parties could close the difference in their respective valuations of NetRail. There were no follow-up meetings scheduled at that time.


    In September 2000, with NetRail's consent, Morgan Stanley contacted
Ms. Wittman to revisit the topic of a potential business combination.
Ms. Wittman reiterated 360networks' belief in the appeal of the NetRail business, but indicated that 360networks' view of NetRail's value had actually declined in the past three months. Morgan Stanley suggested that 360networks take a closer look at NetRail.


    NetRail's interest in pursuing a transaction with any potential third party arose out of its realization in late 2000 that completion of an initial public offering would be difficult in light of market conditions growing more adverse for emerging telecommunications companies. NetRail believed that it would be an attractive acquisition candidate for one of the new emerging next generation carriers due to its established relationships and critical mass of Internet Protocol engineering skills. NetRail's monthly rate of cash usage increased during the summer of 2000 as it added leased line capacity in anticipation of forecasted revenue. By September 2000, NetRail estimated that its cash balances would carry the company only through the spring of 2001. NetRail's board of directors concluded that NetRail must immediately embark on a plan to raise additional venture capital or sell the company. NetRail engaged Morgan Stanley to assist in that process. By October 2000, the venture capital markets for emerging telecom companies were unreceptive and NetRail's efforts were then directed solely to the sale of the company.


    On October 1, 2000, Morgan Stanley contacted 360networks and informed it that Morgan Stanley had been formally retained by NetRail to conduct an auction process for NetRail. Morgan Stanley delivered to 360networks certain information regarding NetRail that Morgan Stanley was distributing to other potential buyers. Throughout October and November 2000, Morgan Stanley contacted on behalf of NetRail over twenty potential buyers.

    During the first week of October, a NetRail investor, Victor Nesi, a Managing Director at Merrill Lynch, contacted Jeff Lawton, Director of Corporate Development of 360networks, regarding NetRail's interest in pursuing a transaction in which 360networks would acquire NetRail. Mr. Lawton, Ms. Wittman and Mr. Olmstead met the same week and determined that 360networks would proceed with discussions concerning the possible acquisition of NetRail.

    On October 9, 2000, Mr. Olmstead and Jodi Craft, General Manager of Peering of 360networks, traveled to NetRail's headquarters in Atlanta, Georgia, to meet with its management and financial advisors, Morgan Stanley. At this meeting, NetRail's management team and Morgan Stanley presented information about the company and the possible benefits of an acquisition by 360networks.

    On October 18, 2000, Mr. Olmstead indicated to Morgan Stanley that based on valuation indications signaled by NetRail management, 360networks was not currently interested in acquiring NetRail, but would be interested in further discussions regarding the provision of bandwidth capacity on 360networks' network to NetRail. Morgan Stanley indicated that NetRail had put off its plans to expand its own backbone capacity in favor of pursuing a potential sale of NetRail. Mr. Olmstead indicated that 360networks might be interested in further discussions regarding a potential acquisition of NetRail if valuation was reconsidered.

    On or about October 26, 2000, Ms. Wittman, Hank Koerner, Vice President of Product Development of 360networks and Messers. Olmstead, Lawton and Craft, held an internal conference call to determine whether a potential acquisition of NetRail was worth pursuing. These individuals decided that the opportunity was worth pursuing and subsequently presented it to 360networks' board of directors at the board's regularly scheduled November 11, 2000 meeting. The board agreed with management that the acquisition was worth pursuing. On November 20, after assessing the level of interest expressed by other potential buyers, Morgan Stanley on behalf of NetRail contacted Ms. Wittman again and at 360networks' request, on November 28 delivered to 360networks information relating to NetRail and a letter indicating that preliminary non-binding indications of interest were due from potential buyers to Morgan Stanley on December 11, 2000.



    From December 4 until December 7, 2000, members of the 360networks management team worked internally to develop a valuation model. An acquisition opportunity recommendation was distributed to the 360networks' senior management team on December 9, 2000.



    On December 11, 2000, 360networks delivered to Morgan Stanley a preliminary indication of interest that expressed an enterprise value for NetRail of $40 to $60 million. On December 21, 2000, 360networks was invited to conduct a full due diligence investigation in order to prepare a final, binding proposal to be submitted no later than January 22, 2001. Morgan Stanley scheduled a meeting in Atlanta for the first week in January 2001, at which time NetRail would present information about the company and permit 360networks an opportunity to conduct its' initial due diligence.



    From January 3 through 5, 2001, Ms. Wittman, and Catherine McEachern, General Counsel of 360networks and Messrs. Olmstead and Lawton attended the NetRail presentation and participated in a due diligence review of NetRail documents and information. From January 8 through January 10, 2001,
Ms. Wittman, Jayne Hart, Vice President of Human Resources, Mr. Olmstead and Geoffrey Holan, Senior Network Engineer of 360networks, as well as outside legal advisors visited NetRail's headquarters to meet with management and conduct due diligence. In addition, over the following ten days additional personnel from 360networks visited NetRail to conduct additional due diligence and meet with key NetRail personnel.


    On January 23, 2001, 360networks submitted a letter expressing its willingness to offer $50 million in 360networks' stock in consideration for all of the outstanding preferred and common equity of NetRail. The letter from 360networks included several other key transaction provisions.

    After considering competing alternatives, on January 25, 2001, NetRail management directed Morgan Stanley to inform 360networks that NetRail wished to move expeditiously to conclude a definitive merger agreement along the lines of 360networks' proposal, with certain modifications. NetRail delivered a draft merger agreement to 360networks on January 29, 2001.


    On February 6, 2001, NetRail received from 360networks a revised draft merger agreement. During the week of February 6, 2001, the parties and their representatives held several conference calls to discuss the proposed merger. The issues discussed included determining the number of shares to be issued by 360networks at closing of the merger and a mechanism for such determination, registration and lockup provisions on the 360networks Subordinate Voting Shares issued in the merger, key leadership retention, and treatment of employee options. Final financial, legal and operations' due diligence was completed by 360networks prior to February 9, 2001. On February 9, 2001, Larry Olsen, 360networks' Chief Financial Officer, made a presentation to NetRail's management team about 360networks' business plan and financial model.



    During the week of February 12, 2001, NetRail, 360networks and their respective representatives met in Atlanta to negotiate a final agreement. During that week, final issues in the merger agreement were negotiated, and NetRail's management and board of directors also worked to develop an agreement among key stockholders as to the distribution of merger consideration among the various classes and series of NetRail common and preferred stock. During negotiation of the merger agreement, the parties agreed to raise the consideration to $51 million in 360networks' stock, based on the then-current trading price. On February 16, 2001, the parties reached final agreement on all material terms and conditions of the proposed merger and the definitive agreement. On February 20, 2001, 360networks issued a press release announcing the execution of the merger agreement.



NETRAIL'S REASONS FOR THE MERGER; RECOMMENDATION OF NETRAIL'S BOARD OF DIRECTORS



    In reaching its decision to approve the merger and to recommend approval of the merger by NetRail stockholders, the NetRail board of directors consulted with its management team and advisors and independently considered the proposed merger agreement and the transactions contemplated by the merger agreement.



    The NetRail board of directors considered the following factors as reasons that the recapitalization and the merger will be beneficial to NetRail and its stockholders:


    - the access to customers afforded by 360networks' established relationships and ventures with large business organizations and enterprises;

    - 360networks' sales and marketing resources and distribution channels;

    - the belief that the opportunity to own 360networks Subordinate Voting Shares would provide NetRail stockholders with greater future liquidity and the benefit of an investment in a large publicly traded company with better access to capital and better business prospects than NetRail would have if it continued as a stand alone entity; and

    - NetRail's deteriorating liquidity position, which would have caused NetRail to become insolvent prior to the end of the second quarter of 2001 unless it was successful in obtaining additional financing.


    In the course of its deliberations, the NetRail board of directors reviewed with NetRail management a number of other factors relevant to the merger. In particular, the NetRail board of directors considered, among other things:


    - information relating to the business, assets, management, competitive position and operating performance of NetRail, including the prospects of NetRail if it were to continue as an independent company;


    - the financial presentation of Morgan Stanley, including its opinion described under "Opinion of NetRail's Financial Advisor" on page 23, to the effect that, as of the date of the opinion, the consideration to be received by holders of NetRail capital stock in the aggregate was fair from a financial point of view to such holders;


    - the likelihood that the merger would be completed; and


    - the expected qualification of the merger as a tax-free reorganization under the Internal Revenue Code.


    The NetRail board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

    - the risk that the operations of 360networks and NetRail might not be successfully integrated;

    - the risk that, despite the efforts of NetRail and 360networks after the merger, key personnel might leave NetRail;

    - the risk that the potential benefits of the merger might not be fully realized; and

    - the risk that the market price for 360networks stock might decline.


    The NetRail board of directors believed that all of these risks were unlikely to occur, that NetRail could avoid or mitigate the risks that did materialize, and that, overall, these risks were outweighed by the potential benefits of the merger.

    In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the NetRail board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the NetRail board of directors may have given different weight to different factors.


    After careful consideration, the NetRail board of directors has unanimously approved the merger agreement, believes that the terms of the merger agreement are fair to, and in the best interests of, NetRail and its stockholders, and unanimously recommends that the NetRail stockholders vote FOR the merger.


OPINION OF NETRAIL'S FINANCIAL ADVISOR


    The full text of the written opinion, dated February 16, 2001, which sets forth the assumptions made, procedures followed and matters considered by Morgan Stanley, is set forth as Appendix C to this prospectus/proxy statement. NetRail stockholders are urged to read Morgan Stanley's opinion carefully and in its entirety.


    The NetRail board of directors retained Morgan Stanley & Co. Incorporated to act as its financial advisor in connection with the merger. At a telephonic meeting of the NetRail board of directors held on February 16, 2001, Morgan Stanley delivered its oral opinion, subsequently confirmed in writing as of the same date, to the NetRail board of directors to the effect that, as of that date, the merger consideration was fair, from a financial point of view, to the holders of all classes of NetRail stock in the aggregate.

    Morgan Stanley's opinion is directed to the NetRail board of directors and relates only to the fairness from a financial point of view of the consideration to be received by the holders of all classes of NetRail stock in the aggregate. Morgan Stanley's opinion does not address any other aspect of the merger and does not constitute a recommendation to NetRail stockholders about how to vote at the special stockholders meeting. Morgan Stanley also expresses no opinion as to the relative fairness of the consideration to be received by holders of different classes of NetRail stock.

    In connection with rendering its opinion, Morgan Stanley:

    - reviewed certain publicly available financial statements and other information of 360networks;

    - reviewed certain internal financial statements and other financial and operating data concerning NetRail prepared by the management of NetRail;

    - reviewed certain financial projections prepared by the management of NetRail;

    - discussed the past and current operations and financial condition and the prospects of NetRail, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of NetRail;


    - compared the financial performance of NetRail and 360networks with that of certain other comparable publicly traded companies and their securities;


    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    - participated in discussions and negotiations among representatives of NetRail, 360networks, and certain other parties and their financial and legal advisors;

    - reviewed the draft merger agreement and certain related documents;

    - reviewed the reported prices and trading activity of 360networks Subordinate Voting Shares; and

    - performed such other analyses and considered other such factors as it deemed appropriate.

    In connection with its review, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. Morgan Stanley did not receive financial forecasts or internal financial information from 360networks and instead relied upon the publicly available estimates of selected analysts who report on 360networks. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of NetRail as to the future financial performance of NetRail. In addition, Morgan Stanley did not make any independent evaluation or appraisal of any of the assets or liabilities of NetRail or 360networks nor was it furnished with any such appraisals or evaluations.

MORGAN STANLEY'S FINANCIAL ANALYSIS

    The following is a summary of certain financial and comparative analyses performed by Morgan Stanley and presented to the NetRail board of directors in connection with the opinion delivered to the NetRail board of directors on February 16, 2001. The Morgan Stanley opinion, the summary of the Morgan Stanley opinion and the procedures and analyses described below refer to the merger consideration contemplated as of the date of the Morgan Stanley opinion. The following is only a summary of the Morgan Stanley opinion and should not be viewed as a substitute for the Morgan Stanley opinion. We urge you to read carefully the Morgan Stanley opinion in its entirety.


    HISTORICAL STOCK PRICE PERFORMANCE. As part of its analysis of the fairness of the aggregate consideration to be received by NetRail stockholders in the merger, Morgan Stanley reviewed the recent stock price performance of several publicly traded companies that Morgan Stanley believed to be comparable to NetRail due to their provision of similar services. Morgan Stanley reviewed the movements in stock prices of publicly traded Internet backbone services companies including Genuity, Inc., PSINet, Inc., and Savvis Communications, for the 12-month period ending February 16, 2001. Morgan Stanley noted that during the period analyzed, Internet backbone services companies had on average declined by 84.3% versus a decline in the Nasdaq Composite Index of 45.2%.


    COMPARABLE PUBLIC COMPANIES ANALYSIS. Morgan Stanley compared selected financial information of NetRail with corresponding publicly available information of internet backbone services companies including Genuity, Inc., PSINet, Inc., and Savvis Communications, which shared certain similar characteristics with NetRail. For each of these companies, Morgan Stanley reviewed the multiples of enterprise value--defined as market value of equity securities plus debt and preferred stock, less cash marketable securities--based on the following financial metrics from Morgan Stanley Equity Research estimates:


    - estimated 2000 gross property, plant & equipment, referred to as "PP&E," with a multiple range of 0.7x to 1.4x for such comparable companies;


    - estimated 2000 revenue, with a multiple range of 1.1x to 3.1x for such comparable companies; and

    - estimated 2001 revenue, with a multiple range of 0.7x to 2.1x for such comparable companies.


    Taking into account the above multiples, Morgan Stanley derived a range of enterprise values of $23 million to $60 million for NetRail. Based on the debt, cash and marketable securities projections provided by NetRail's management for February 2001, the aforementioned range led to an equity value of $0 million to $33 million. Morgan Stanley noted that, as of February 16, 2001, the total merger consideration was $51 million.



    No company utilized in the comparable public companies analysis is identical to NetRail. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regards to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NetRail, such as the impact of competition on the business of NetRail and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of NetRail or the industry or in the financial markets in general.



    PRECEDENT TRANSACTIONS ANALYSIS. As part of its analysis of the fairness of the aggregate consideration to be received by NetRail stockholders in the merger, Morgan Stanley reviewed and analyzed selected financial, operating and stock market information relating to selected merger transactions involving Internet infrastructure companies that shared similar characteristics with NetRail. Morgan Stanley examined a series of precedent transactions, which took place from March to October 2000, including Exodus/Global Center, EarthLink/OneMain.com, Covad/Bluestar, InterNap/CO Space, CoreComm/Voyager.net, Nextlink/Concentric, and McLeod/CapRock.



    In addition, Morgan Stanley reviewed several transactions that had been announced or publicly anticipated in the period from November 2000 to January 2001, whereby Internet infrastructure companies had attempted to find buyers or new strategic equity investors in broad auction processes, but had failed in these attempts and ended up ceasing operations or filing for Chapter 11 bankruptcy protection, in each case resulting in little or no equity value for their shareholders. These companies include JATO and Zyan. Other comparable companies, such as NorthPoint and ICG, have recently filed for Chapter 11 bankruptcy protection; NorthPoint filed for Chapter 11 bankruptcy protection, after a previously announced sale of equity to Verizon failed to close when Verizon declined to consummate the transaction. Morgan Stanley noted in reviewing these precedent transactions that over the period evaluated, there had been a downward trend in trading values for Internet infrastructure companies. Morgan Stanley also noted that recently announced private market transactions had either been completed at values below the theoretical discounted cash flow valuation of the private company to be sold, or had failed.



    No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. In evaluating Internet infrastructure transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NetRail, such as the impact of competition on the business of NetRail and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of NetRail or the industry or in the financial markets in general.



    DISCOUNTED CASH FLOW ANALYSIS. A discounted cash flow analysis provides insight into the value of a business based on the anticipated future earnings and capital requirements and the net present value of the subsequent cash flows anticipated to be generated by the assets of such business. This form of analysis is considered a useful tool to determine the theoretical value of a business as a "going concern."



    Assuming that NetRail were to continue to operate on a stand-alone basis and without giving effect to the merger with 360networks, Morgan Stanley performed a discounted cash flow analysis for NetRail using management projections. However, Morgan Stanley noted some issues regarding the discounted cash flow analysis:


    - publicly traded comparable companies were valued at substantial discounts to the DCF valuations based on analysts' consensus estimates;

    - recent precedent private market transactions had either been completed at values substantially below theoretical DCF valuations, or had failed and resulted in the company that had attempted to be sold going out of business or filing for bankruptcy protection; and


    - NetRail's liquidity situation did not permit it to continue to operate on a standalone basis past the second quarter of 2001, implicating whether NetRail should be valued as a "going concern."



    Based on these factors, Morgan Stanley noted that the use of DCF as a dispositive method for valuing NetRail in its then-current liquidity situation might be questionable.

360NETWORKS' ANALYSIS



    As part of its analysis of the fairness of the consideration to be received by NetRail stockholders in the merger, Morgan Stanley examined the market valuation of 360networks relative to the market valuations of comparable publicly traded long distance telecommunications network service providers.


    HISTORICAL STOCK PRICE PERFORMANCE. Morgan Stanley reviewed the relationship between movements in stock prices for the twelve months ended February 16, 2001, for 360networks, Global Crossing, Level3, TyCom, Qwest, Broadwing, and the Nasdaq Composite Index. Morgan Stanley noted the following historical stock price performance for the last twelve months ended
February 16, 2001:

    - Global Crossing (69.9%);

    - Level3 (72.3%);

    - Tycom (25.8%);

    - Qwest (21.2%);

    - Broadwing (26.4%);

    - Nasdaq Composite Index (45.2%); and

    - 360networks (42.1%).


    Morgan Stanley noted that over the periods analyzed, 360networks had outperformed Global Crossing, Level3 and the Nasdaq Composite Index.


    COMPARABLE PUBLIC COMPANIES ANALYSIS. Morgan Stanley compared financial information of 360networks with corresponding publicly available information of Global Crossing, Level3, Tycom, Qwest and Broadwing, which Morgan Stanley believed to be appropriate for comparison. For each of these companies, Morgan Stanley reviewed and focused on the following multiples, with all of the estimates based on analysts' consensus estimates:

    - estimated 2001 cash revenue multiples, with a multiple range of 3.4x to 7.9x for such comparable companies; and

    - estimated 2001 cash EBITDA multiples, with a multiple range of 7.7x to 13.9x for such comparable companies.


    Taking into account the multiples reviewed, Morgan Stanley derived a valuation range of $13 to $27 per 360networks Subordinate Voting Share. Morgan Stanley noted that 360networks stock price closed at $11 on February 16, 2001.



    No company utilized in the comparable public companies analysis is identical to 360networks. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regards to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of 360networks, such as the impact of competition on the business of 360networks and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of 360networks or the industry or in the financial markets in general.


    In connection with the review of the merger by NetRail's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analyses described above should therefore not be taken to be Morgan Stanley's view of the actual value of NetRail or 360networks.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NetRail or 360networks. Any estimate contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness, from a financial point of view, of the consideration to be received in the aggregate by the holders of NetRail stock pursuant to the merger agreement and were conducted in connection with the delivery by Morgan Stanley of its opinion dated February 16, 2001, to the board of directors of NetRail. Morgan Stanley's analyses do not purport to be appraisals or to reflect the price at which shares of different classes of NetRail stock or 360networks stock might actually trade. The consideration in the merger was determined through arm's length negotiations between NetRail and 360networks and was approved by NetRail's board of directors. Morgan Stanley did not recommend any specific consideration to NetRail or that any given consideration constituted the only appropriate consideration for the merger.

    Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.


    In the past, Morgan Stanley has rendered financing services to 360networks for which Morgan Stanley received compensation. In addition, in the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the securities of 360networks for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in these securities.


    NetRail has agreed to pay to Morgan Stanley a customary fee for its services. NetRail has also agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its legal counsel, and to indemnify Morgan Stanley against various liabilities, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transaction.

360NETWORKS' REASONS FOR THE MERGER

    REASONS FOR THE MERGER

    The board of directors of 360networks has unanimously approved the merger because:

    - NetRail is a Tier 1 Internet service provider, which enables it to offer customers connectivity to virtually all addresses on the Internet, either directly through NetRail's Internet backbone or through high speed private connections to other Tier 1 Internet backbones under peering arrangements that allow for the exchange of Internet protocol traffic or a reciprocal basis without payment by either party;


    - NetRail has experienced Internet-protocol engineering and sales teams; and


    - NetRail has a comprehensive suite of products and services that will allow faster deployment of 360networks' services.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the NetRail board with respect to the merger, NetRail stockholders should be aware that certain members of NetRail's board of directors and management have interests in the merger that are in addition to the interests of NetRail stockholders generally. These interests include the following:

    - On the same day that the merger agreement was signed, Mr. James Markle, Chief Operating Officer and President of NetRail, and NetRail entered into an amendment to his employment agreement whereby immediately following the effective time of the merger, Mr. Markle will be paid $10,000 by NetRail. This payment is in lieu of the restricted stock Mr. Markle was otherwise entitled to receive under his prior employment agreement with NetRail.


    - Effective as of February 16, 2001, 360networks entered into an agreement with Mr. Steve Massey, Chief Executive Officer of NetRail, whereby
      Mr. Massey will be employed as a consultant with one of 360networks' United States subsidiaries for a period of 12 months following termination of Mr. Massey's employment with NetRail. The scope and extent of Mr. Massey's services is yet to be determined. In addition to receiving all benefits offered to employees of 360networks during the term of the agreement, Mr. Massey will be paid an amount equal to his existing monthly salary, which is $20,883.34 per month as of the date of this document, for the first six months of the agreement and one-half of such salary for the remaining six months. In addition, at the closing of the merger, 360networks will grant to Mr. Massey options to acquire 250,000 360networks Subordinate Voting Shares with an exercise price equal to the fair market value on the date of grant. These options will be immediately vested and may be exercised during the period of the consulting agreement and nine months thereafter. In the agreement with Mr. Massey, for a period of 24 months following closing of the merger, Mr. Massey has agreed not to solicit any of NetRail's customers or employees or to disparage NetRail or 360networks in any way. Mr. Massey also has agreed to release NetRail from any and all claims he may have against NetRail. Finally, Mr. Massey has agreed that all warrants and options that he currently holds to acquire NetRail stock and any obligations of NetRail pursuant to Mr. Massey's existing employment agreement will be terminated.



    - Effective as of February 16, 2001, 360networks entered into an agreement with Mr. Eric Mattson, Chief Financial Officer of NetRail, whereby
      Mr. Mattson will be employed as a consultant with 360networks' United States subsidiary for a period of 12 months following termination of Mr. Mattson's employment with NetRail, which may not occur sooner than 60 days following closing of the merger. The scope and extent of Mr. Mattson's services is yet to be determined. In addition to receiving all benefits offered to employees of 360networks during the term of the agreement, Mr. Mattson will be paid an amount equal to 9/12 of his existing annual salary, which is $225,000 as of the date of this document. In addition, at the closing of the merger, 360networks will grant to Mr. Mattson options to acquire 125,000 360networks Subordinate Voting Shares with an exercise price equal to the fair market value on the date of grant. These options will be immediately vested and may be exercised during the period of the consulting agreement and nine months thereafter. In the agreement with Mr. Mattson, for a period of 24 months following closing of the merger, Mr. Mattson has agreed not to solicit any of NetRail's customers or employees or to disparage NetRail or 360networks in any way. Mr. Mattson also has agreed in the agreement to release NetRail from any and all claims he may have against NetRail.


    - Until the applicable statute of limitations has expired, NetRail must provide with respect to each of its current and former officers and directors the same rights to indemnification these parties had immediately prior to the effective time of the merger. Following the effective time of the merger and for six years thereafter, 360networks also is required to maintain NetRail's current officer and director liability insurance policies covering claims or events which occurred prior to the effective time of the merger. In lieu of maintaining NetRail's existing policies, 360networks may provide its own policies so long as these policies have at least the same coverage and amounts containing terms and conditions which are no less advantageous to the covered parties.


    In addition, prior to completion of the merger, the parties may enter into commercial arrangements. These arrangements may involve the provision of network capacity, network management and customer support services, and consulting services in connection with back office support systems. The parties expect that any such arrangements will be negotiated on an arms' length basis and reflect commercial terms that are standard in the industry.

TREATMENT OF OUTSTANDING NETRAIL OPTIONS UNDER THE MERGER


    Outstanding options granted by NetRail that have not previously vested and been exercised will terminate upon closing of the merger. In conjunction with the merger the stock option plans of NetRail will be terminated. Holders of vested but unexercised options who are employed by NetRail as of the effective date of the merger will have the opportunity to exchange their vested but unexercised NetRail options for 360networks Subordinate Voting Shares and/or options to purchase 360network Subordinate Voting Shares as follows:



    - Holders of options with an exercise price below $1.67 will be issued 360networks Subordinate Voting Shares equal to the number of shares represented by (x) the number of NetRail shares exercisable under the vested option at the effective time of the merger multiplied by (y) the quotient equal to (A) $1.67 less the exercise price divided by (B) the greater of $7.00 or the average (rounded to the nearest 1/10,000) of the closing trading prices of 360networks Subordinate Voting Shares on the Nasdaq National Market for the ten trading days immediately preceding the second business day before the effective time of the merger (the "360networks Share Price"). The receipt of these shares will be compensation to the recipient for which withholding may be required.


    - Holders of options with an exercise price at $1.67 will be issued options to purchase 360networks Subordinate Voting Shares in an amount equal to the number of shares represented by the number of vested NetRail options at the effective time of the merger, multiplied by $1.67, and then divided by the 360networks Share Price. These options will have a per-share exercise price equal to the closing Nasdaq share price of 360networks Subordinate Voting Shares one business day prior to the effective time of the merger (the "360networks Closing Price").

    - Holders of options with an exercise price above $1.67 will be issued options to purchase 360networks Subordinate Voting Shares in an amount equal to the number of shares represented by (A) the number of NetRail shares exercisable under vested options at the effective time of the merger multiplied by (B)(x) $1.67 divided by the 360networks Share Price, multiplied by (y) .25. These options will have a per-share exercise price equal to the 360networks Closing Price.


CONVERSION OF SHARES; EXCHANGE RATIO



    In accordance with the merger agreement, as of the effective time of the merger, each issued and outstanding share of the NetRail preferred stock will be converted into the right to receive 360networks Subordinate Voting Shares as set forth in the merger agreement and as summarized below. After conversion, holder of a certificate representing NetRail preferred stock will cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, the 360networks Subordinate Voting Shares upon the terms and subject to the conditions set forth in the merger agreement.


    In exchange for your shares of NetRail preferred stock, you will receive 360networks Subordinate Voting Shares. At the time of the signing of the merger agreement, the aggregate value of the 360networks Subordinate Voting Shares to be received by NetRail stockholders in the merger was $51 million. The aggregate number of such shares to be issued in the merger will depend on the average share price of 360networks Subordinate Voting Shares as reported on the Nasdaq National Market in the ten trading days immediately preceding the second business day prior to closing of the merger. For purposes of calculating the number of shares to be issued in the merger, in no case will the average share price of a 360networks Subordinate Voting Share be valued at less than $11.537 nor more than $14.101.


    The exact number of 360networks Subordinate Voting Shares you receive will depend on the exchange ratio that applies to your particular class or series of preferred stock and with respect to common stock, on how the proposed recapitalization described in the merger agreement and this document occurs.

    Set forth below is the number of 360networks Subordinate Voting Shares that will be issued in the merger assuming (a) the recapitalization is approved and
(b) the merger is approved, and further assuming the average share price, as calculated in the manner described in the merger agreement, of a 360networks Subordinate Voting Share is (i) $1.39, the average share price as of May 23, 2001, (ii) $11.537 or less, (iii) $12.804 (the midpoint between $11.537 and $14.101), and (iv) $14.101 or more. In addition, the table shows the equivalent dollar value of a share of NetRail preferred stock delivered in exchange for a share of 360networks Subordinate Voting Share assuming the average share price so indicated:



                              NUMBER 360NETWORKS SUBORDINATE VOTING SHARES RECEIVED PER SHARE
                              OF NETRAIL PREFERRED STOCK AND EQUIVALENT DOLLAR VALUE OF A SHARE OF
                              NETRAIL PREFERRED STOCK IF THE AVERAGE SHARE PRICE WERE:
                              -------------------------------------------------------------------------------------
                                                                             $12.804 (THE
                                  $1.39 (THE                                   MIDPOINT
                                 AVERAGE SHARE                                  BETWEEN
                                  PRICE AS OF           $11.537 OR            $11.537 AND           $14.101 OR
                                 MAY 23, 2001)             LESS                $14.101)                MORE
                              -------------------   -------------------   -------------------   -------------------
SERIES OR CLASS OF NETRAIL     NO. OF                NO. OF                NO. OF                NO. OF
PREFERRED STOCK                SHARES       $        SHARES       $        SHARES       $        SHARES       $
--------------------------    --------   --------   --------   --------   --------   --------   --------   --------
Series A--Class I...........   .1961      $0.273     .1961      $2.262     .1767      $2.262     .1604      $2.262
Series A--Class II..........   .2725      $0.379     .2725      $3.144     .2455      $3.145     .2230      $3.145
Series A--Class III.........   .5754      $0.800     .5754      $6.638     .5185      $6.638     .4708      $6.638
Series A--Class IV..........   .2513      $0.350     .2513      $2.900     .2265      $2.900     .2056      $2.900
Series A--Class V...........   .5635      $0.783     .5635      $6.503     .5078      $6.503     .4611      $6.503
Series B....................   .5786      $0.804     .5786      $6.675     .5213      $6.675     .4734      $6.675
Series C....................   .0203      $0.030     .0203      $0.234     .0183      $0.234     .0166      $0.234


CONDITIONS TO THE CLOSING OF THE MERGER

    CONDITIONS TO THE OBLIGATIONS OF EACH PARTY


    The respective obligation of each party to effect the closing of the merger is subject to the satisfaction or waiver at or prior to the closing of the merger of certain conditions some of which are material and which, if not satisfied, may subject the non-performing party to damages or allow the other party to terminate the merger agreement. These material conditions yet to be performed are:



    - obtaining NetRail stockholder approval;



    - the absence of any governmental prohibition or restriction on the closing of the merger;



    - the absence of any suit, action, investigation, inquiry or other proceeding seeking to prevent consummation of the merger, if such suit may reasonably succeed;



    - the effectiveness of a registration statement to register the 360networks Subordinate Voting Shares to be issued at closing of the merger;



    - necessary approvals under federal and state securities, or "blue sky," laws relating to the issuance of 360networks Subordinate Voting Shares at the closing of the merger;



    - obtaining conditional approval for listing 360networks Subordinate Voting Shares on The Toronto Stock Exchange and the Nasdaq National Market; and



    - obtaining NetRail stockholder approval of the recapitalization of NetRail.


    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF NETRAIL


    The obligation of NetRail to effect the closing of the merger is further subject to the satisfaction (or waiver by NetRail) at or prior to the closing of the merger of the following material conditions in addition to those listed above including:



    - NetRail's receipt of a tax opinion of King & Spalding, counsel to NetRail; and



    - NetRail's receipt of an opinion of Davis Wright Tremaine, LLP, and Stewart McKelvey Stirling Scales, each counsel to 360networks and 360networks sub inc.

    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF 360NETWORKS



    The obligation of 360networks and 360networks sub inc. to effect the closing is further subject to the satisfaction (or waiver by 360networks) at or prior to the closing date of the following material conditions, in addition to those listed above:


    - execution by the holders of at least 90% of the NetRail capital stock and the holders of at least 95% of the NetRail Series A Preferred, Class IV stock of a lock-up and release agreement;


    - termination of the Stockholders Agreement dated June 7, 2000, the Second Amended and Restated Investor Rights Agreement, dated June 7, 2000, and the Second Amended and Restated Voting Agreement, dated June 7, 2000;



    - the receipt by 360networks of a tax opinion of Davis Wright Tremaine LLP, counsel to 360networks;



    - the receipt by 360networks of a legal opinion of King & Spalding, counsel to NetRail, and a reasoned legal opinion of Morris Nichols Arsht & Tunnell, Delaware counsel to NetRail, as to due authorization and valid issuance of the NetRail Series C preferred stock;



    - termination of all warrants to purchase NetRail stock;



    - the absence of any developments or events having a material adverse effect on the business of NetRail or its peering relationships;



    - all NetRail options having been exercised or canceled;



    - termination on or before March 31, 2001 by NetRail of all employment agreements providing for an employment duration of longer than four months;



    - no more than 3% of the holders of NetRail stock having notified NetRail or 360networks of their intention to exercise their statutory appraisal rights; and



    - termination by NetRail of its 401(k) plan and company stock option plans.


TERMINATION

    The merger agreement may be terminated at any time prior to the closing:

    (a) by the mutual written consent of 360networks, 360networks sub inc. and NetRail;


    (b) by 360networks or NetRail under certain conditions if the closing of the merger has not taken place on or before May 31, 2001;


    (c) by 360networks or NetRail upon notice given to the other if any court or governmental entity of competent jurisdiction will have issued a final permanent nonappealable order, enjoining or otherwise prohibiting the merger;

    (d) by 360networks or NetRail if the NetRail special stockholders meeting is duly convened and finally adjourned without NetRail stockholder approval of the merger being obtained;

    (e) by 360networks or NetRail upon certain breaches by the other party of any representation, warranty, covenant or agreement set forth in the merger agreement. In the event of the termination of the merger agreement, all of the obligations and liabilities of the parties under the merger agreement will terminate; or


    (f) by 360networks or NetRail if prior to the NetRail special stockholders meeting, the NetRail board of directors withdraws or modifies its recommendation of the merger.

INDEMNIFICATION AND ESCROW



    Under the merger agreement, NetRail and its stockholders must indemnify NetRail (as the surviving corporation in the merger) and 360networks and others against damages resulting from breaches of warranties and covenants and misrepresenations. No claim for indemnification may be made until the aggregate damages exceed $150,000 and then only for claims in excess of $150,000.



    Twenty percent of the 360networks Subordinate Voting Shares to be issued in the merger will be deposited into an escrow agreement. These escrow shares will be used to satisfy any indemnification claims. Any escrow shares not covered by an indemnification claim will be released from escrow and distributed to NetRail stockholders as follows:



    - 50% of the shares in the escrow account and not subject to pending indemnification claims on the six month anniversary of the closing of the merger; and



    - 100% of the shares in the escrow account and not subject to pending indemnification claims on the one year anniversary of the closing of the merger.



    Following the effective time of the merger and for six years thereafter, 360networks, directly or through NetRail, will provide each of the current and former officers and directors the same rights to indemnification these parties had immediately prior to the effective time of the merger and will maintain NetRail's current officer and director liability insurance policies covering claims or events which occurred prior to the effective time of the merger, in lieu of maintaining NetRail's existing policies, 360networks may provide its own policies so long as these policies have at least the same coverage and amounts containing terms and conditions which are no less advantageous to the covered parties.



TAX TREATMENT OF THE MERGER AND RECAPITALIZATION



    360networks expects that the merger will qualify as a tax-free reorganization under applicable provisions of the Internal Revenue Code. The tax effect of the recapitalization, however, is less certain and may result in taxable transactions to NetRail common and preferred stockholders.


THE EFFECT OF THE MERGER ON NETRAIL EMPLOYEE BENEFIT PLANS


    Until the effective time of the merger, all retirement and health insurance plans maintained by NetRail for the benefit of employees are to remain in effect without substantive change, except as may be required by applicable law in connection with the intended termination of these plans as part of the merger. The NetRail 401(k) plan will be terminated prior to the effective time of the merger.


REGULATORY NOTIFICATION AND APPROVAL


    360networks and NetRail are required to make filings with certain regulatory authorities in connection with the merger. 360networks and NetRail each have made filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Although the waiting period under the Hart-Scott-Rodino Act has expired, the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state could take action under the antitrust laws with respect to the merger at any time before or after the completion of the merger, including seeking to enjoin completion of the merger, to rescind the merger, or to require 360networks to divest particular assets as a condition to the merger. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.


BRIDGE LOAN

    Upon five (5) days written notice from NetRail, anytime after March 25, 2001, 360networks has agreed to loan to NetRail an amount not to exceed $5.5 million in two installments; the first installment may not exceed
$3 million and the second installment may not exceed $2.5 million.

Proceeds from the loans may be spent only in accordance with a budget approved by 360networks and NetRail.

    The loans will be evidenced by one or more promissory notes, which will bear interest at the rate of 15% per annum and which will be payable upon the date the loans are due.


    All amounts due under the promissory note(s) are due not later than 210 days after the date the loan is made (the "Maturity Date"). 360networks, however, may require earlier payment if the merger agreement is terminated. NetRail may prepay the note(s) according to the same schedule if it gives the payment notice prior to the events specified in the merger agreement.



    All amounts due under the promissory note(s) will be secured by a subordinated security interest in NetRail's assets. As of the date of this document, 360networks has loaned $3.625 million to NetRail and expects to advance the entire $5.5 million before the closing of the merger.


         MATERIAL UNITED STATES AND CANADIAN INCOME TAX CONSIDERATIONS


    In this section we set forth the material U.S. federal and Canadian federal income tax consequences of the recapitalization and the merger, as well as the ownership and disposition of 360networks Subordinate Voting Shares. Davis Wright Tremaine LLP, U.S. counsel to 360networks, and King & Spalding, U.S. counsel to NetRail, have reviewed the following discussion solely as it relates to U.S. tax matters. Farris, Vaughan, Wills & Murphy, special Canadian tax counsel to 360networks, has reviewed the following discussion solely as it relates to Canadian tax matters.



    This discussion relating to our Subordinate Voting Shares applies to beneficial owners who are individuals, corporations, trusts and estates which:



    - for purposes of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), are U.S. persons and, for purposes of the Income Tax Act (Canada) (the "Income Tax Act") and the Canada-United States Income Tax Convention, are residents of the United States and not resident in Canada;


    - hold Subordinate Voting Shares as capital assets for purposes of the Code and capital property for purposes of the Income Tax Act;

    - deal at arm's length with us for purposes of the Income Tax Act; and


    - do not and will not use or hold the Subordinate Voting Shares in carrying on a business in Canada.



    The tax consequences of the recapitalization, the merger or the holding of Subordinate Voting Shares by persons who do not satisfy these conditions may differ materially from the tax consequences discussed in this section. All such persons are strongly urged to consult their own tax advisors concerning the recapitalization, the merger, and the holding of Subordinate Voting Shares.


    This discussion is based upon the following, all as currently in effect:

    - the Income Tax Act and regulations under the Income Tax Act;

    - the Code and existing and proposed Treasury regulations promulgated under the Code;

    - the Canada-United States Income Tax Convention;

    - the administrative policies and practices published by the Canadian Customs and Revenue Agency, formerly Revenue Canada;

    - the administrative rulings and practice published by the U.S. Internal Revenue Service;

    - all specific proposals to amend the Income Tax Act and the regulations under the Income Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this registration statement; and

    - judicial decisions.

All of the foregoing are subject to change either prospectively or retroactively. We do not take into account the tax laws of the various provinces or territories of Canada or the tax laws of the various state and local jurisdictions of the United States or of any country other than the United States or Canada.


    This discussion summarizes the material U.S. federal and Canadian federal income tax considerations of the recapitalization and the merger, as well as the ownership and disposition of Subordinate Voting Shares. This discussion does not address all possible tax consequences relating to the recapitalization, the merger or ownership of Subordinate Voting Shares. We have not taken into account your particular circumstances and do not address consequences peculiar to you if you are subject to special provisions of U.S. or Canadian income tax law, including or persons who acquired their NetRail stock or Subordinate Voting Shares pursuant to the exercise of employee stock options or otherwise as compensation. Therefore, you should consult your own tax advisor regarding the tax consequences of the recapitalization, the merger and the holding of Subordinate Voting Shares.



    Neither 360networks nor NetRail have received or will request any rulings from the Internal Revenue Service. There can be no assurances that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth below. An opinion of counsel is not binding upon the Internal Revenue Service or any court.



    The following discussion assumes that the merger will be consummated as described in the merger agreement and this prospectus/proxy statement.



U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE NETRAIL STOCKHOLDERS



    THE RECAPITALIZATION.



    If the recapitalization is approved, immediately prior to the merger the capital structure of the corporation will be recapitalized to reflect more closely the value of the NetRail common stockholders' interests in NetRail. Under both recapitalization proposals, all common stock will be reclassified into NetRail Series C preferred stock. Counsel cannot opine as to the tax treatment of the recapitalization under the Code because the tax-free nature of the recapitalization will depend on whether the Internal Revenue Service treats the recapitalization as an independent transaction occurring before the merger. The Internal Revenue Service may recast the recapitalization as a transfer among the NetRail preferred and common stockholders. The steps that the Internal Revenue Service might use to recast the transactions, and the ordering of those steps, are unclear.



    RECAPITALIZATION RESPECTED AS SEPARATE TRANSACTION. If the recapitalization is respected as an independent transaction before the merger for U.S. federal income tax purposes, the tax consequences of the recapitalization are as follows: In connection with the exchange of NetRail common stock for NetRail Series C preferred stock in the recapitalization, (i) a NetRail common stockholder will not recognize gain or loss on the exchange; (ii) the aggregate tax basis of the NetRail Series C preferred stock received by the common stockholder will be equal to the aggregate tax basis of the NetRail common stock exchanged; and (iii) the holding period of the NetRail Series C preferred stock received will include the holding period of the NetRail common stock exchanged.



    RECAPITALIZATION NOT RESPECTED AS SEPARATE TRANSACTION. If the recapitalization is not treated as an independent transaction occurring before the merger for U.S. federal income tax purposes, it is unclear how the Internal Revenue Service might view the transaction. The Internal Revenue Service might view the NetRail stockholders who held preferred stock before the recapitalization as receiving all of the 360networks Subordinate Voting Shares in the merger and immediately transferring a portion of such Subordinate Voting Shares to the NetRail common stockholders, potentially resulting in (i) the NetRail preferred stockholders recognizing capital gain or loss measured by the difference between the fair market value of the 360networks Subordinate Voting Shares that the common stockholders receive on the date of the merger and the preferred stockholders' adjusted tax basis in the transferred shares;

(ii) the preferred stockholders adding the fair market value of the transferred shares to their basis in the 360networks Subordinate Voting Shares that they actually receive in the merger; (iii) the NetRail common stockholders recognizing ordinary income in an amount equal to the fair market value of the 360networks Subordinate Voting Shares they receive in the merger; (iv) the NetRail common stockholders taking a fair market value basis for their 360networks Subordinate Voting Shares; and (v) the NetRail common stockholders recognizing a capital loss on their NetRail common stock. BECAUSE THE TAX TREATMENT OF THE RECAPITALIZATION AND THE CONSEQUENCES TO THE PREFERRED AND COMMON STOCKHOLDERS ARE UNCERTAIN IF THE RECAPITALIZATION IS NOT TREATED AS AN INDEPENDENT TRANSACTION OCCURRING BEFORE THE MERGER FOR TAX PURPOSES, NETRAIL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS ABOUT THEIR TAX CONSEQUENCES.



    THE MERGER.



    360networks will receive an opinion from its counsel, Davis Wright Tremaine LLP, and NetRail will receive an opinion from its special U.S. tax counsel, King & Spalding, that the merger will be a tax-free reorganization for United States federal income tax purposes.



    EXCHANGE OF NETRAIL STOCK FOR 360NETWORKS SUBORDINATE VOTING
SHARES. Holders of NetRail stock who exchange their NetRail stock for 360networks Subordinate Voting Shares pursuant to the merger will not recognize gain or loss. The aggregate tax basis of the 360networks Subordinate Voting Shares received in the merger will be equal to the aggregate tax basis of the NetRail stock exchanged. The holding period of the 360networks Subordinate Voting Shares received by a holder of NetRail stock will include the holding period of the NetRail stock exchanged. Different rules apply to any U.S. holder of NetRail stock who, immediately after the merger, will be a "five percent transferee shareholder," as defined in Treasury regulations. These rules are discussed under "Status of 360networks as a Canadian company," below.



    NETRAIL STOCKHOLDERS EXERCISING APPRAISAL RIGHTS. A holder of NetRail stock that receives solely cash in exchange for such stock in the merger pursuant to the exercise of appraisal rights under Delaware law will recognize gain or loss equal to the difference between the tax basis of the NetRail stock surrendered and the amount of the cash received. The gain or loss will constitute long-term capital gain or loss if the NetRail stock has been held as a capital asset for more than one year at the time of the consummation of the merger.



    STATUS OF 360NETWORKS AS A CANADIAN COMPANY. Because 360networks is a Canadian company, under certain circumstances the merger could be taxable to the NetRail stockholders as an "indirect" transfer of NetRail stock outside the United States. 360networks and NetRail, or their officers, have represented that these circumstances will not pertain to the merger because the following requirements will be met: the voting power and value of the 360networks stock received by the NetRail stockholders and the stock holdings in 360networks of any NetRail stockholder individually are below thresholds that would render the merger taxable; 360networks meets an active trade or business test; and NetRail will comply with certain reporting requirements for the merger. Notwithstanding these representations, a NetRail stockholder who is a "five percent transferee shareholder," as defined in Treasury regulations, with respect to 360networks, will qualify for nonrecognition treatment only if the shareholder timely files with the Internal Revenue Service a "gain recognition agreement," as defined in Treasury regulations. Although no person is expected to hold at least five percent of 360networks stock solely as a result of the merger, if you are concerned that you may be five percent transferee shareholders should consult your own tax advisors regarding the decision to file a gain recognition agreement and the procedures to be followed in connection with that filing.



    U.S. BACKUP WITHHOLDING. A holder of NetRail stock who exercises appraisal rights may be subject to backup withholding tax at the rate of 31% with respect to the amount of cash received, unless the stockholder provides proof of an applicable exemption or correct taxpayer identification number and otherwise complies with applicable requirements of backup withholding rules. Any amount withheld under backup withholding rules is not additional tax and may be refunded or credited against the stockholder's federal income tax liability, as long as the required information is furnished to the Internal Revenue Service.


    U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE OWNERSHIP AND
     DISPOSITION OF SUBORDINATE VOTING SHARES

    Subject to the discussion below regarding Passive Foreign Investment Company Rules, this section summarizes U.S. federal income tax consequences of the ownership and disposition of Subordinate Voting Shares.


    You generally will be required to include in income dividend distributions paid by 360networks to the extent of the current and accumulated earnings and profits of 360networks. The amount of any cash distribution paid in Canadian dollars will be equal to the U.S. dollar value of the Canadian dollars on the date of distribution based on the exchange rate on such date, regardless of whether the payment is in fact converted to U.S. dollars and without reduction for Canadian withholding tax. (For a discussion of Canadian withholding taxes applicable to dividends paid by us, see "Canadian Federal Income Tax Considerations.") You will generally be entitled to a foreign tax credit or deduction on your U.S. federal income tax return in an amount equal to the Canadian tax withheld. To the extent distributions paid by 360networks on the Subordinate Voting Shares exceed its current and accumulated earnings and profits, they will be treated first as a return of capital up to your adjusted tax basis in the shares and then as capital gain from the sale or exchange of the shares.


    Dividends paid by 360networks generally will constitute foreign source dividend income and "passive income" for purposes of the foreign tax credit, which could reduce the amount of foreign tax credits available to you. The Code applies various limitations on the amount of foreign tax credits that may be available to a U.S. taxpayer. Because of the complexity of those limitations, you should consult your own tax advisor with respect to the availability of foreign tax credits.

    For stockholders that are U.S. corporations, dividends paid by 360networks on the Subordinate Voting Shares generally will not be eligible for the "dividends received" deduction.

    If you sell the Subordinate Voting Shares, you generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the shares. Any such gain or loss will be long-term or short-term capital gain or loss, depending on whether your holding period with respect to the shares exceeds one year, and will generally be U.S. source gain or loss.


    Dividends paid by 360networks on the Subordinate Voting Shares may be subject to backup withholding tax at the rate of 31% unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of backup withholding rules. Any amount withheld under backup withholding rules is not additional tax and may be refunded or credited against your federal income tax liability, as long as the required information is furnished to the U.S. Internal Revenue Service.


    PASSIVE FOREIGN INVESTMENT COMPANY RULES

    360networks believes that it will not be a passive foreign investment company ("PFIC") for the current fiscal year and does not expect to become a PFIC in future years. 360networks could, however, be classified as a PFIC if, after the application of certain "look through" rules, for any taxable year, either:


    - 75% or more of the gross income of 360networks is "passive income," which includes interest, dividends, and certain rents and royalties; or

    - the average quarterly percentage, by fair market value, of the assets of 360networks that produce or are held for the production of "passive income" is 50% or more of the fair market value of all of its assets.

    If 360networks were to be treated as a PFIC in any taxable year, certain adverse consequences could apply to you. Whether 360networks is a PFIC in any year and the tax consequences relating to PFIC status will depend on the composition of its income and assets, including cash. You should be aware, however, that if 360networks is or becomes a PFIC, it may not be able or willing to satisfy record-keeping requirements that would enable you to make a "qualified electing fund" election. You should consult your tax advisor with respect to whether the PFIC rules apply to 360networks and how the PFIC rules affect your tax situation.


CANADIAN FEDERAL INCOME TAX CONSIDERATIONS



    In this section we set forth the material Canadian federal income tax considerations relevant to the recapitalization, the merger, and your ownership and disposition of Subordinate Voting Shares.



    No Canadian income tax will be imposed on 360networks, NetRail or the NetRail stockholders who are not residents of Canada as a result of the recapitalization or the merger.



    Under the Income Tax Act, if the Subordinate Voting Shares are listed on a prescribed stock exchange, which includes The Toronto Stock Exchange and the Nasdaq National Market, you will generally be exempt from Canadian tax on capital gain realized on an actual or deemed disposition of the Subordinate Voting Shares unless you alone or together with persons with whom you did not deal at arm's length owned or had rights to acquire 25% or more of our issued shares of any class at any time during the five year period before the actual or deemed disposition.



    Dividends paid, credited or deemed to have been paid or credited on the Subordinate Voting Shares will be subject to a Canadian withholding tax at a rate of 25% under the Income Tax Act. Under the Canada-United States Income Tax Convention, the rate of withholding tax on dividends generally applicable to U.S. shareholders who beneficially own the dividends is reduced to 15%. In the case of U.S. shareholders that are corporations that beneficially own at least 10% of 360networks voting shares, the rate of withholding tax on dividends generally is reduced to 5%.



    Canada does not currently impose any federal estate taxes or succession duties. However, if you die, there is a deemed disposition of the Subordinate Voting Shares held at that time for proceeds of disposition generally equal to the fair market value of the Subordinate Voting Shares immediately before the death. Capital gains realized on the deemed disposition, if any, will have the income tax consequences described above.



TAX OPINIONS REQUIRED FOR CLOSING



    The obligation of 360networks to consummate the merger is conditioned on its receipt of an opinion from 360networks' U.S. counsel, Davis Wright Tremaine LLP, and the obligation of NetRail to consummate the merger is conditioned on its receipt of an opinion from NetRail's U.S. tax counsel, King & Spalding, each opinion based on such facts, representations and assumptions as counsel may reasonably deem relevant, and each opinion to the effect that the merger will be treated for United States federal income tax purposes as a tax-free reorganization. The tax consequences of the conclusions in these opinions are set forth in this section. The opinions are attached to the registration statement of which this prospectus/proxy statement is a part. If either 360networks or NetRail waives the receipt of a tax opinion as a closing condition, the parties will recirculate the prospectus/proxy statement and again solicit the approval of the recapitalization and merger from the NetRail stockholders.

                                APPRAISAL RIGHTS


    Under Delaware law, holders of NetRail Series A preferred stock and Series B preferred stock will have appraisal rights with respect to the merger. Holders of NetRail common stock will not have appraisal rights because such shares will cease to be outstanding prior to the effective time of the merger as a result of the recapitalization. Holders of NetRail Series C preferred stock issued in the recapitalization will not have appraisal rights because they will become holders of such shares after the NetRail special stockholders meeting, and therefore cannot properly perfect their appraisal rights under Delaware law.



    Under Section 262 of the Delaware General Corporation Law ("DGCL") holders of Series A preferred stock and Series B preferred stock who do not wish to accept the merger consideration have the right to seek an appraisal of the fair value of their shares of NetRail stock in the Delaware Court of Chancery. Holders of Series A preferred stock and Series B preferred stock wishing to assert this right must make a written demand for the appraisal of their shares
on or before June   , 2001, the date of the NetRail special stockholders
meeting. The demand must reasonably inform NetRail and 360networks of the identity of the stockholder making the demand as well as the intention of the stockholder to demand an appraisal of the fair value of the shares held by such stockholder. A vote in person or proxy, against the merger does not constitute such a demand and will not effectively exercise the stockholder's appraisal rights.


    For purposes of making an appraisal, the address of each corporation is

               360networks inc.
               1500-1066 West Hastings Street
               Vancouver, British Columbia
               Canada V6E3X1

               NetRail, Inc.
               230 Peachtree Street
               Suite 1700
               Atlanta, Georgia 30303

    Only a holder of record of shares of Series A preferred stock or Series B preferred stock, or a person duly authorized and explicitly purporting to act on such holder's behalf, is entitled to assert an appraisal right for the shares of capital stock registered in such holder's name. Beneficial owners that are not record holders and that wish to exercise appraisal rights are advised to consult promptly with the appropriate record holders as to the timely exercise of appraisal rights. A record holder, such as a broker, that holds shares of capital stock as a nominee for others, may exercise appraisal rights with respect to the shares of capital stock held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth both the number of shares of capital stock and the beneficial ownership of the capital stock as to which the demand is made. Where no shares of capital stock are expressly mentioned, the demand will be presumed to cover all shares held in the name of such record holder.

    A demand for the appraisal of shares of Series A preferred stock or Series B preferred stock owned of record by two or more joint holders must identify and be signed by all of the holders. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

    Holders of Series A preferred stock or Series B preferred stock electing to exercise their appraisal rights under Section 262 of the DGCL must not vote for approval of the merger. If a stockholder returns a signed proxy but does not specify a vote against approval of the merger or a direction to abstain, the proxy will be voted for approval of the merger, which will have the effect of waiving that stockholder's appraisal rights.

    A stockholder may withdraw an appraisal demand within 60 days after the effective time of the respective merger, or thereafter with the approval of NetRail. Upon withdrawal of an appraisal demand, the stockholder will be entitled to receive the merger consideration.

    Within 120 days after the effective time of the merger, any holder of Series A preferred stock or Series B preferred stock that has properly demanded an appraisal and that has not withdrawn such demand as provided above has the right to file in the Delaware Chancery Court a petition demanding a determination of the fair value of the shares of NetRail capital stock held by all of the dissenting stockholders. If, within the 120-day period, no petition shall have been filed as provided above, all rights to appraisal will cease and all of the dissenting stockholders will become entitled to receive the merger consideration. Any dissenting stockholder is entitled, within the 120-day period and upon written request to NetRail to receive from NetRail a statement setting forth the aggregate number of shares of NetRail capital stock with respect to which demands for appraisal have been received and the aggregate number of dissenting stockholders.

    Upon the filing of a petition, the Delaware Chancery Court may order that notice of the time and place fixed for the hearing on the petition be mailed to NetRail and all of the respective dissenting stockholders, and be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as may be determined by the court. The costs relating to these notices will be borne by NetRail.

    If a hearing on the petition is held, the Delaware Chancery Court is empowered to determine which dissenting stockholders are entitled to an appraisal of their shares. The court may request dissenting stockholders to deliver their certificates representing shares of capital stock for notation thereon of the pendency of the appraisal proceedings and the court is empowered to dismiss the proceedings as to any dissenting stockholder who does not comply with this request. Accordingly, dissenting stockholders are cautioned to retain their stock certificates pending resolution of the appraisal proceedings.

    After determination of the dissenting stockholders entitled to an appraisal, the Delaware Chancery Court will appraise the shares of capital stock held by such dissenting stockholders at their fair value as of the effective time, exclusive of any element of value arising from the accomplishment or expectation of the respective merger. When the value is so determined, the court will direct the payment by each respective corporation of such value, with interest thereon if the court so determines, to the dissenting stockholders entitled to receive the same, upon surrender to the respective corporation by such dissenting stockholders of the certificates representing such shares.

    In determining fair value, the Delaware Chancery Court will take into account all relevant factors. In WEINBERGER V. UOP, INC., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Chancery Court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In addition, the Delaware Supreme Court stated that elements of future value "which are known or susceptible of proof as of the day of the merger and not the product of speculation" may be considered. The value so determined could be more than, less than, or equal to the merger consideration.

    The Delaware Chancery Court may also, on application, assess costs among the parties as the court deems equitable and order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Determinations by the Delaware Chancery Court are subject to appellate review by the Delaware Supreme Court. Dissenting stockholders generally are permitted to participate in the appraisal proceedings. No appraisal proceedings in the Delaware Chancery Court shall be dismissed as to any dissenting stockholder without the approval of the court, and this approval may be conditioned upon terms that the court deems just.

    The foregoing description is not, and does not purport to be, a complete summary of the applicable provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the text of Section 262, which is set forth in Appendix E. Any stockholder considering demanding an appraisal is advised to consult legal counsel.


    This document constitutes the notice to NetRail Series A and Series B preferred stockholders required by section 262(d) of the DGCL. This document was
mailed to NetRail stockholders on May   , 2001 and, therefore, NetRail Series A
and Series B preferred stockholders who wish to exercise appraisal rights have
until June   , 2001, the date of the NetRail special stockholders meeting, to make a written demand for payment of the fair value of their shares of NetRail capital stock.


              RESALE OF 360NETWORKS SHARES RECEIVED IN THE MERGER


    The 360networks Subordinate Voting Shares to be issued to NetRail stockholders in connection with the merger will be registered with the SEC under the provisions of the Securities Act of 1933. Based on recently enacted federal legislation preempting such requirements for Nasdaq National Market securities, no registration or qualification of such shares will be pursued in any state in which any NetRail stockholder currently resides.


    Resale of the 360networks Subordinate Voting Shares received in connection with the merger agreement will need to be in compliance with applicable state securities laws and regulations, and this compliance will be the responsibility of the selling or transferring shareholder. For most NetRail stockholders, the 360networks Subordinate Voting Shares received in the merger will be freely transferable.

    360networks Subordinate Voting Shares received by persons who are deemed to be "affiliates" of NetRail for purposes of Rule 145 under the Securities Act of 1933, may be resold by them only in transactions permitted by such Rule, or as otherwise permitted under the Securities Act of 1933. Rule 145 applies certain of the requirements and provisions of Rule 144 (applicable to unregistered shares) to registered shares received by an affiliate of a party to a merger transaction. Rule 144, in turn, applies certain restrictions on method and amount of securities sales. As a condition to the closing on the merger agreement, each person who is so identified is required to deliver to 360networks at or prior to closing a written agreement satisfactory to counsel for 360networks that such person and his or her "associates" (as defined for purposes of Rule 145) will not offer to sell or otherwise dispose of any 360networks Subordinate Voting Shares issued to such person or his or her associates pursuant to the merger agreement in violation of the Securities Act of 1933 or the regulations thereunder.

                         INFORMATION ABOUT 360NETWORKS


    We are developing one of the largest and most technologically advanced fiber optic mesh networks in the world. We offer a range of infrastructure and network services to telecommunications and data-centric organizations.

    We provision and offer network services and Internet Protocol based products to meet specific customer demands that capitalize on the convergence of telecommunications and high-bandwidth applications and services. Our network's design uses advanced optical technologies to reduce complexity and cost while enhancing reliability and providing increased flexibility to accommodate both technological upgrades and the offering of a wider range of services and products on a timely basis. Our network consists of fiber optic assets and capacity that we have installed or acquired from other developers and carriers through swaps, purchases, leases, indefeasible rights of use or other contractual rights.



    By year-end 2001, we expect our global network to consist of approximately 65,000 route miles (104,000 kilometers), linking 100 major population centers in North America, Europe, and South America. These route distances do not include purchased capacity in North America, between North America and Asia, and inter-Asia. In addition to substantial terrestrial networks in North America and Europe, the network will also include 360ATLANTIC, an undersea cable system between North America and Europe, and 360AMERICAS, an undersea cable system between South America and North America.



    We are also developing network facilities, including metro connectivity in 35 cities in North America, Europe and South America. These facilities enable telecommunications companies, Internet service providers, application service providers and other data-centric organizations to connect their local networks and application solutions to our global network.



    We have recently suspended funding of our planned Asian projects, 360PACIFIC and 360ASIA. We currently intend to meet customer needs for capacity between North America and Asia, and inter-Asia through capacity purchases. In addition, as our revised strategy is to provide colocation facilities primarily to customers purchasing bandwidth on our network, we have assessed our real estate assets and contemplate selling or otherwise monetizing our real estate assets which are no longer required.



    At May 17, 2001, we had cash and available lines of credit of $596 million. Under our revised business plan, we estimate that we will require additional working capital of approximately $300 million beginning in the third quarter of 2001 in the form of either additional indebtedness or equity.



    If we are able to raise the incremental $300 million, and we meet our projected customer revenue targets, we believe we will have sufficient funding to complete our currently planned terrestrial and undersea network systems and to implement our related network services strategy. Our ability to raise additional funding, to generate and collect customer revenue and the cost of developing our network and implementing our network services strategy will depend on a variety of factors, many of which are beyond our control. These factors include conditions in the capital markets, in our business sector and in the competitive environment of our current and planned markets. We cannot assure you that our capital resources, including our credit facilities and anticipated collection of customer revenues, will be sufficient to complete the currently planned global network.



    In addition, there can be no assurance that our capital needs will not be greater than that which we presently estimate due to a variety of circumstances, including, among other things, the need to secure and retain customers for our network capacity, the cost of developing our network and the incurrence of costs associated with the implementation of our revised business plan, including costs which may be associated with the suspension of funding of our planned Asian projects. Our inability to raise additional capital would require us to make further revisions to our business plan and may cause us to seek other alternatives. If we do not make successful financing or other arrangements, we may not be able to meet our financial obligations, including our obligations under our existing indebtedness, capital expenditure or working capital needs.

                           INFORMATION ABOUT NETRAIL


    NetRail, Inc. is an Internet service provider. NetRail provides Internet access and transit services to local telephone companies, other Internet service providers, and other companies needing access to the Internet to market to others. These customers in turn offer their end-user customers access to the Internet through NetRail. NetRail does not serve end-users.



    NetRail is part of an exclusive set of Internet service providers who are able to offer their customers connectivity to virtually all addresses on the Internet either directly through their Internet backbone or through cost-free, high speed private connections to other similar Internet backbones. The number of providers that can transfer data to, and receive data from, other Internet backbones without being required to pay settlement costs is very limited. NetRail believes that there are fewer than 12 such providers in the United States today.



    Customer data will travel to and from its source either entirely on NetRail's network or with a minimum number of transfers between NetRail and other Internet backbone networks.



    NetRail's focus on serving Internet service providers differentiates it from other Internet backbone providers. Most Internet backbone providers serve network service providers generally, but also serve end users. This raises the possibility that such Internet backbone providers will eventually compete for the very end-users that their customers are seeking to serve. NetRail offers outsourced Internet services solution that wholesale customers can brand and resell without concern that NetRail will compete for their end-users.



    Founded in northern Virginia in 1994, NetRail was a party to the original "peering" arrangements among many of the early Internet service providers. Between 1994 and 1997, NetRail operated primarily as a regional Internet service provider that exchanged traffic on a no-settlement payment basis with similar firms in the area including UUNet, MCI and Sprint. NetRail has retained and added to these agreements, and as a result, it does not buy Internet protocol transit from or pay for peering with any other company.



    NetRail has more than 20,000 route miles of leased Internet backbone network, connecting 58 points of presence in the U.S. The NetRail network is connected in over 200 direct private and public peering sessions to over 60 Internet service providers in the U.S.



    As of May 22, 2001, NetRail had a total of 91 full time employees, including approximately nine in sales and marketing, eight in finance, 68 in operations and engineering, and six in general administrative functions.

                  DESCRIPTION OF CAPITAL STOCK OF 360NETWORKS



GENERAL



    360networks may issue, either separately or together with other securities, 360networks Subordinate Voting Shares, Multiple Voting Shares or Preferred Shares. Under our memorandum of association, we are authorized to issue up to 500 billion shares of 360networks Subordinate Voting Shares, 500 billion shares of 360networks Multiple Voting Shares, and 500 billion shares of 360networks Preferred Shares.



    360networks' share capital consists of the following three classes of shares:



    - Subordinate Voting Shares;



    - Multiple Voting Shares; and



    - Preferred Shares, issuable in series;



including the following three series of Preferred Shares:



    - Series 1 Convertible Preferred Shares;



    - Series 2 Convertible Preferred Shares; and



    - Series 3 Convertible Preferred Shares.



each with the rights and attributes described below.



SUBORDINATE VOTING SHARES



    Holders of Subordinate Voting Shares are entitled to one vote per share at any meeting of 360networks' shareholders, except meetings at which only shareholders of a specified class of shares (other than the Subordinate Voting Shares) are entitled to vote. Subject to the preference of any outstanding Preferred Shares, the holders of Subordinate Voting Shares are entitled to participate equally with holders of Multiple Voting Shares in any dividends our board of directors declares out of funds legally available for the payment of dividends. If 360networks is liquidated, dissolved or wound up, holders of Subordinate Voting Shares are entitled to share ratably with holders of Multiple Voting Shares in all assets remaining after payment of 360networks' liabilities and any liquidation preferences of any outstanding Preferred Shares.



    The Subordinate Voting Shares may not be subdivided, consolidated, reclassified or otherwise changed unless, at the same time, the Multiple Voting Shares are subdivided, consolidated, reclassified or otherwise changed equally, share-for-share, in the same proportion and in the same manner.



    As of April 30, 2000, there were 741,156,483 Subordinate Voting Shares issued and outstanding (excluding the Subordinate Voting Shares expected to be issued in the merger).



MULTIPLE VOTING SHARES



    Holders of Multiple Voting Shares are entitled to ten votes per share at any meeting of 360networks' shareholders, except meetings at which only shareholders of a specified class of shares (other than the Multiple Voting Shares) are entitled to vote. Subject to the preference of any outstanding Preferred Shares, the holders of Multiple Voting Shares are entitled to participate equally with holders of Subordinate Voting Shares in any dividends 360networks' board of directors declares out of funds legally available for the payment of dividends. If 360networks is liquidated, dissolved or wound up, holders of Multiple Voting Shares are entitled to share ratably with holders of Subordinate Voting Shares in all assets remaining after payment of 360networks' liabilities and any liquidation preferences of any outstanding Preferred Shares. Each Multiple Voting Share is convertible at any time, at the option of the holder, into one Subordinate Voting Share.

    The Multiple Voting Shares may not be subdivided, consolidated, reclassified or otherwise changed unless, at the same time, the Subordinate Voting Shares are subdivided, consolidated, reclassified or otherwise changed equally, share-for-share, in the same proportion and in the same manner.



    As of the date of this document, there are 81,840,000 Multiple Voting Shares issued and outstanding.



PREFERRED SHARES ISSUABLE IN SERIES



    360networks' board of directors is authorized, without further action by the shareholders, to issue Preferred Shares in one or more series and to set the number of shares constituting any such series and the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including dividend rights and rates, redemption provisions (including sinking fund provisions), rights of conversion or exchange, liquidation preferences and voting rights, if any. The Preferred Shares as a class are entitled to priority over the Subordinate Voting Shares and Multiple Voting Shares if 360networks' board of directors decides to pay any dividends, and, if 360networks is dissolved, liquidated or wound up, the Preferred Shares are entitled as a class to priority in respect of return of capital. Except as required by law or the provisions of any designated series of Preferred Shares, the holders of Preferred Shares as a class are not entitled to receive notice of, attend or vote at any meeting of 360networks' shareholders.



    SERIES 1 CONVERTIBLE PREFERRED SHARES



    360networks' board of directors authorized the issue of 700,000 preferred shares designated as Series 1 Convertible Preferred Shares ("Series 1 Preferred Shares") and issued the Series 1 Preferred Shares in November 2000. At any meeting of 360networks' shareholders, except meetings at which only shareholders of a specified class of shares (other than the Series 1 Preferred Shares) are entitled to vote, holders of Series 1 Preferred Shares will be entitled to that number of votes per share holders of Series 1 Preferred Shares would be entitled if they had converted their shares into Subordinate Voting Shares. Subject to the preference of any other class of outstanding Preferred Shares, the holders of Series 1 Preferred Shares will be entitled to participate equally with holders of Subordinate Voting Shares on any dividends our board of directors declares out of funds legally available for the payment of dividends as if the holders of Series 1 Preferred Shares had converted their shares into Subordinate Voting Shares. If 360networks is liquidated, dissolved or wound up, the holders of Series 1 Preferred Shares are entitled to receive, on a priority basis, an amount equal to their issue price and any accretion to the date of liquidation.



    Series 1 Preferred Shares are convertible at the option of the holder into Subordinate Voting Shares at a conversion price of $21.7193. From the first anniversary to the third anniversary of the date of issue, provided the closing price of 360networks' Subordinate Voting Shares is equal to or greater than $32.57, the Series 1 Preferred Shares are convertible at 360networks' option at the 20 day weighted average price preceding the date 360networks gives notice of conversion. In addition, following the third anniversary of the date of issue, 360networks may convert Series 1 Preferred Shares into Subordinate Voting Shares at the 20 day weighted average price preceding the date 360networks gives notice of conversion regardless of the closing price of 360networks' Subordinate Voting Shares. On the twelfth anniversary of the date of issue, the Series 1 Preferred Shares will be automatically converted into Subordinate Voting Shares at the 20 day weighted average price preceding the date 360networks gives notice of conversion. In addition, if a competitor of Alcatel acquires more than 30% of 360networks' equity or voting power attached to our shares prior to the earlier of the third anniversary of the issue date and termination of the technology cooperation agreement 360networks entered into with Alcatel at the time of the sale of the Series 1 Preferred Shares, the holder will also enjoy certain conversion rights at a premium amount ranging from 101% to 103% depending upon the date of conversion. In all circumstances, the amount to be converted is the issue price for the Series 1

Preferred Shares together with the accretion amount. The Series 1 Preferred Shares accrete at a rate of 7.5% per annum calculated and compounded quarterly.



    As of the date of this document, 700,000 shares of Series 1 Convertible Preferred Shares were issued and outstanding.



    SERIES 2 CONVERTIBLE PREFERRED SHARES



    360networks' board of directors has authorized the issue of 300,000 preferred shares designated as Series 2 Convertible Preferred Shares. No
Series 2 Convertible Preferred Shares have been issued to date. The terms of the Series 2 Convertible Preferred Shares are virtually identical to the Series 1 Preferred Shares with the exception that the conversion price (the "Series 2 Conversion Price") when conversion occurs at the option of the holder, shall equal 122.5% of the weighted average price of the Subordinate Voting Shares over the 20 days prior to the issue date of the Series 2 Convertible Preferred Shares. In addition, the conversion price when conversion occurs at 360networks' option shall be equal to 150% of the Series 2 Conversion Price.



    SERIES 3 CONVERTIBLE PREFERRED SHARES



    360networks' board of directors has authorized the issue of 125,000 preferred shares designated as Series 3 Convertible Preferred Shares with terms identical to the Series 1 Convertible Preferred Shares. No Series 3 Convertible Preferred Shares have been issued to date.



TAKE-OVER BID PROTECTION



    Under applicable Canadian law, an offer to purchase Multiple Voting Shares would not necessarily require that an offer be made to purchase 360networks Subordinate Voting Shares. As a result, and to comply with policies adopted by Canadian securities regulatory authorities and The Toronto Stock Exchange, our holders of Multiple Voting Shares have entered into a transfer restriction agreement (the "Transfer Restriction Agreement") with respect to not less than 80% of the Multiple Voting Shares with Montreal Trust Company of Canada, as trustee, and 360networks in order to provide the holders of Subordinate Voting Shares with particular rights in the event of a "take-over bid" for Multiple Voting Shares under Canadian law. A "take-over bid," generally defined, is an offer to acquire outstanding equity or voting shares of a class, where, upon completion of the offer, the offeror would own more than 20% of the shares of the class.



    Under the Transfer Restriction Agreement, the parties have agreed not to sell the Multiple Voting Shares owned by them, and which are subject to the Transfer Restriction Agreement, directly or indirectly, pursuant to a take-over bid, as defined by applicable securities legislation, under circumstances in which securities legislation would have required the same offer or follow up offer to be made to all holders of Subordinate Voting Shares if the sale had been of Subordinate Voting Shares rather than Multiple Voting Shares.



    One circumstance where securities legislation would not require the same offer to be made to all holders of Subordinate Voting Shares is if: (i) the purchase is made from not more than five persons; (ii) the bid is not made generally to holders of the Multiple Voting Shares; and (iii) the price does not exceed 115% of the market price of the Subordinate Voting Shares.



    The prohibition on sales of Multiple Voting Shares will not apply if an offer identical in all material respects is made concurrently to purchase Subordinate Voting Shares, which identical offer has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Multiple Voting Shares. Under the Transfer Restriction Agreement, the parties have also agreed not to transfer any Multiple Voting Shares which are subject to the Transfer Restriction Agreement (other than a transfer to a pledgee, as security or to another party to the Transfer Restriction Agreement) unless the purchaser is or becomes a party to the Transfer Restriction Agreement.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS



    If the recapitalization is approved, the rights and preferences of the NetRail capital stock will be governed by the Amended and Restated Certificate of Incorporation of NetRail which is attached to this document as Appendix B. Upon consummation of the merger, NetRail stockholders will become shareholders of 360networks and their rights will (i) cease to be defined and governed by Delaware law and will be defined and governed by the law of Canada and
(ii) cease to be defined and governed by the certificate of incorporation and bylaws of NetRail and will be defined and governed by 360networks' Memorandum of Association and Articles of Association as in effect on the date of this document. Certain provisions of 360networks' Memorandum of Association and Articles of Association alter the rights of stockholders from those that NetRail stockholders presently have and also alter certain powers of management. These provisions are summarized below. This summary is qualified in its entirety by reference to 360networks' Memorandum of Association and Articles of Association, as well as the certificate of incorporation of NetRail, the bylaws of NetRail, and applicable law. In addition, 360networks could implement certain other changes by amending its charter documents.



                 NETRAIL                                        360NETWORKS


                                       CAPITAL STOCK

                                    AUTHORIZED CAPITAL

The authorized capital of NetRail consists       The authorized share capital of
of 100,000,000 shares of capital stock as        360networks consists of 500 billion
follows:                                         Subordinate Voting Shares, 500 billion
  - 75,000,000 shares of Common Stock;           Multiple Voting Shares and 500 billion
  - 2,500,000 shares of Class I preferred        preferred shares. Of the preferred shares,
    stock;                                       700,000 are designated as Series 1
  - 2,500,000 shares of Class II preferred       Convertible Preferred Shares, 300,000 are
    stock;                                       designated Series 2 Convertible Preferred
  - 2,500,000 shares of Class III                Shares and 125,000 shares are designated
    preferred stock;                             Series 3 Convertible Preferred Shares.
  - 2,500,000 shares of Class IV preferred
    stock;
  - 1,000,000 shares of Class V preferred
    stock;
  - 8,000,000 shares of Series B
    Preferred; and
  - 6,000,000 shares of preferred
    stock--not designated.

                                    BOARD OF DIRECTORS

                                          GENERAL

The Delaware General Corporation Law and         The Companies Act (Nova Scotia) and
NetRail's Certificate of Incorporation and       360networks' Memorandum of Association and
Bylaws govern the rights of NetRail's            Articles of Association govern the rights
stockholders. All of NetRail's corporate         of 360networks' shareholders. All of
powers are exercised by or under the             360networks' corporate powers are
authority of, and                                exercised by or under the


                 NETRAIL                                        360NETWORKS

NetRail's business and affairs are managed       authority of, and 360networks' business
by, its Board of Directors, subject to any       and affairs are managed by, its Board of
limitation set forth in NetRail's                Directors, subject to any limitation set
Certificate of Incorporation, Bylaws or          forth in 360networks' Memorandum of
any agreements among all the stockholders        Association, Articles of Association, or
that are otherwise in compliance with the        any agreements among all the shareholders
Delaware General Corporation Law. In             that are otherwise in compliance with the
connection with the merger, NetRail's            Companies Act (Nova Scotia). In connection
Certificate of Incorporation and Bylaws          with the merger, NetRail's Certificate of
will be the Certificate of Incorporation         Incorporation and Bylaws will be the
and Bylaws of the surviving corporation.         Certificate of Incorporation and Bylaws of
                                                 the surviving corporation.

                                    NUMBER OF DIRECTORS

The NetRail Certificate of Incorporation         The Companies Act (Nova Scotia) requires
and Bylaws provide that the NetRail Board        that a company must have at least one
of Directors shall be composed of five           director. The 360networks' Articles of
directors.                                       Association provide that the 360networks'
                                                 Board of Directors shall be composed of
                                                 not less than one or more than seventeen
                                                 directors.

                                   ELECTION AND REMOVAL

Delaware law and NetRail's Certificate of        Under 360networks' Articles of
Incorporation and Bylaws generally provide       Association, the shareholders of
that NetRail's directors are elected by a        360networks may elect any number of
plurality of the vote of NetRail's               directors permitted by the Articles of
stockholders.                                    Association and may determine the
                                                 qualifications of such directors.

Delaware law provides that directors may         Under 360networks' Articles of
be removed by the holders of a majority of       Association, a director may be removed
the shares then entitled to vote at an           from office by a special resolution of
election of directors. The NetRail               shareholders passed by three-quarters if
Certificate of Incorporation refers to the       the votes cast by shareholders entitled to
Second Amended and Restated Voting               vote that are present or represented by
Agreement, dated June 8, 2000, which             proxy at any meeting where notice of
provides that directors shall be removed         intention to propose the resolution as
upon the determination of the stockholder        special is given. The special resolution
or group of stockholders entitled to             must then be confirmed by a resolution
nominate such director and the mandatory         passed by a majority of votes cast by
affirmative vote of all shares held by the       shareholders entitled to vote that are
stockholders bound by the terms of the           present in person or represented by proxy
Second Amended and Restated Voting               at a subsequent meeting that is held
Agreement. The NetRail Certificate of            within 14 days to one month from the date
Incorporation further provides that in the       of the first meeting. Alternatively, where
event the Second Amended and Restated            notice has been given of the intention to
Voting Agreement is terminated, which it         make the resolution special, a resolution
will be prior to the closing of the              which has been unanimously passed by all
merger, the NetRail stockholders entitled        of the shareholders of the company is
to                                               deemed under Nova Scotia


                 NETRAIL                                        360NETWORKS

vote at an election of directors may also        law to be a special resolution. A director
remove directors. The NetRail Bylaws             may also lose office under 360networks'
provide that directors shall be removed,         Articles of Association if the director
with or without cause, by a majority vote        becomes bankrupt, makes an assignment for
of shares entitled to vote for the               the benefit of creditors or is found by a
election of directors.                           court of competent jurisdiction to be of
                                                 unsound mind.

                         VACANCIES AND NEWLY CREATED DIRECTORSHIPS

Delaware law provides that unless a              360networks' Articles of Association
corporation's Certificate of Incorporation       provide that the directors may appoint any
or Bylaws provide otherwise, a majority of       other person as a director so long as the
the directors then in office, although           total number of directors does not at any
less than a quorum, or a sole remaining          time exceed the maximum number permitted.
director, may fill vacancies and newly           Except for appointments to fill casual
created directorships resulting from any         vacancies, no such appointment shall be
increase in the authorized number of             effective unless approved by two thirds of
directors. The NetRail Certificate of            the directors. The filling of casual
Incorporation refers to the Second Amended       vacancies shall only be for such period of
and Restated Voting Agreement, dated June        time as the vacating director would have
8, 2000, which provides that vacancies           retained the office had he continued to
shall be filled upon the determination of        act as a director.
the stockholder or group of stockholders
entitled to nominate the predecessor of
such vacancy and the mandatory affirmative
vote of all shares held by the
stockholders bound by the terms of the
Second Amended and Restated Voting
Agreement. The NetRail Certificate of
Incorporation further provides that in the
event the Second Amended and Restated
Voting Agreement is terminated, which it
will be prior to the closing of the
merger, the NetRail stockholders entitled
to vote at an election of directors may
also fill any vacancy on the Board of
Directors. The NetRail Bylaws provide that
a vacancy shall be filled by a majority
vote of the directors then in office.

                                    DIRECTOR LIABILITY

Delaware law allows charter documents to         Under Nova Scotia law, a company is not
eliminate or limit the personal liability        restricted from indemnifying its directors
of directors. Under Delaware law, a              or officers in their capacity as such
corporation's Certificate of Incorporation       against all costs, losses and expenses
may not eliminate or limit the liability         incurred by a director or officer by
of the director:                                 reason of anything arising out of his or
  - where a director has breached the duty       her duties with the company. Nova Scotia
    of loyalty to the corporation or its         law provides that if, in any
    stockholders;


                 NETRAIL                                        360NETWORKS

  - where a director has engaged in acts         proceeding against a director for
    or omissions not in good faith or            negligence or breach of trust, it appears
    which involve intentional misconduct         to the court hearing the case that the
    or a knowing violation of law;               director or person is or may be liable in
  - where a director has engaged in              respect of the negligence or breach of
    willful or negligent violation of the        trust, but has acted honestly and
    provisions of the Delaware General           reasonably and ought fairly to be excused
    Corporation Law regarding payment of         for the negligence or breach of trust, the
    dividends or a corporation's purchase        court may relieve him, either wholly or
    or redemption of its own shares of           partly, from his liability on such terms
    capital stock; or                            as the court may think proper.
  - where the director has derived an
    improper personal benefit in a
    transaction.
The NetRail Certificate of Incorporation
provides for the limitation or elimination
of liability of directors to the fullest
extent permitted by law.

                                       SHAREHOLDERS

                     SHAREHOLDER/STOCKHOLDER ACTION BY WRITTEN CONSENT

Delaware law provides that, unless               Under Nova Scotia law, a resolution
otherwise provided in the certificate of         including a special resolution, in writing
incorporation, the stockholders may take         and signed by every shareholder who would
any action required or permitted to be           be entitled to vote on the resolution at a
taken at any annual or special meeting           meeting is as valid as if it were passed
without a meeting, without prior notice          by such shareholders at a meeting and
and without a vote, if a written consent         satisfies all the requirements of the
or consents setting forth the action taken       Companies Act (Nova Scotia) respecting
is signed by the holders of outstanding          meetings of shareholders.
stock having not less than the minimum
number of votes that would be necessary to
authorize or take such action at a
meeting. The NetRail Bylaws provide that
stockholder action may be taken without a
meeting, without prior notice and without
a vote if a consent in writing is signed
by the holders of outstanding stock having
not less than the minimum number of votes
necessary to authorize or take such action
at a meeting.


                 NETRAIL                                        360NETWORKS


                       SPECIAL MEETING OF SHAREHOLDERS/STOCKHOLDERS

Delaware law provides that special               Nova Scotia law requires that notice of a
meetings of stockholders may be called by        meeting of shareholders be sent not less
a corporation's Board of Directors or by         than 21 days prior to such a meeting. Nova
persons authorized by the corporation's          Scotia law permits the holders of not less
certificate of incorporation or bylaws.          than 10% of the issued voting shares of a
The NetRail Bylaws provide that special          company to requisition a meeting for any
meetings may be held at any time for any         purpose set out in such requisition.
purpose or purposes upon call of the Board
of Directors, the Chairman of the Board,
the Chief Executive Officer, the President
or the holders of not less than
twenty-five percent (25%) of votes
entitled to be cast on each issue proposed
to be considered at the special meeting.

                              VOTING RIGHTS AND REQUIREMENTS

Delaware law provides that, unless a             Nova Scotia law provides that unless a
corporation's certificate of incorporation       company's Articles of Association provides
provides otherwise, each stockholder shall       otherwise, each shareholder shall be
be entitled to one (1) vote for each share       entitled to one (1) vote for each share of
of capital stock held by such stockholder.       capital stock held by such shareholder.
The NetRail Certificate of Incorporation         Those provisions of 360networks'
provides that each holder of shares of           Memorandum of Association concerning
Class I preferred stock, Class II                capital may be altered by majority vote or
preferred stock, Class III preferred             special resolution, depending on the
stock, Class IV preferred stock, Class V         particular amendment proposed. A name
preferred stock and/or Series B preferred        change requires a special resolution. The
stock shall be entitled to the number of         provisions of the memorandum of
votes equal to the whole number of shares        association respecting the objects and
of Common Stock into which such holder's         powers of the company may be changed only
aggregate number of shares of preferred          by special resolution and court approval.
stock are convertible.                           Other provisions of the memorandum of
                                                 association cannot be changed. In
                                                 addition, under the Companies Act (Nova
                                                 Scotia), the holders of outstanding shares
                                                 of a class or series will ordinarily be
                                                 entitled to vote as a class upon a
                                                 proposed amendment, whether or not
                                                 entitled to vote thereon by the provisions
                                                 of the company's memorandum of
                                                 association.

                                                 Under Nova Scotia law, the articles of
                                                 association may only be amended by special
                                                 resolution of the shareholders. In
                                                 addition, under the Companies Act (Nova
                                                 Scotia), the holders of outstanding shares
                                                 of a class or series will ordinarily be
                                                 entitled to vote as a


                 NETRAIL                                        360NETWORKS

                                                 class upon a proposed amendment, whether
                                                 or not entitled to vote thereon by the
                                                 provisions of the company's memorandum of
                                                 association.

                                                 Under Nova Scotia law, a resolution is
                                                 deemed to be a "special resolution"
                                                 whenever it has been passed by a majority
                                                 of not less than three-fourths of such
                                                 shareholders entitled to vote as are
                                                 present in person or by proxy at any
                                                 general meeting and such resolution has
                                                 been confirmed by a majority of such
                                                 shareholders entitled to vote as are
                                                 present in person or by proxy at a
                                                 subsequent confirmatory meeting held at an
                                                 interval of not less than 14 days, and not
                                                 more than one month, from the date of the
                                                 first meeting. Alternatively, a resolution
                                                 which has been unanimously passed by all
                                                 of the shareholders of a company shall be
                                                 deemed to be a special resolution.

                                                 Nova Scotia law provides for class voting
                                                 in order to approve certain charter
                                                 amendments and sales of substantially all
                                                 of a company's assets, whether or not the
                                                 shares otherwise carry the right to vote.
                                                 Such matters shall be deemed to be adopted
                                                 by the shareholders when, in addition to
                                                 any other action required to be taken by
                                                 shareholders under the act, approved by
                                                 the holders of each class and series by a
                                                 majority of not less than two thirds of
                                                 the votes cast with respect thereto. Under
                                                 Nova Scotia law, class vote rights may
                                                 arise even where the holders of the class
                                                 are not treated differently than others in
                                                 respect of the matter at issue.

                                                 Nova Scotia law provides that a
                                                 shareholder entitled to vote at a meeting
                                                 of shareholders may, by means of a proxy,
                                                 appoint a proxyholder, or one or more
                                                 alternative proxyholders, who are not
                                                 required to be shareholders, which
                                                 proxyholders shall have all the rights of
                                                 the shareholders to attend and act at the
                                                 meeting in the place of the shareholder
                                                 (except to the extent limited by the
                                                 proxy). Corporate shareholders may appoint
                                                 a shareholder representative to represent
                                                 the shareholder at a meeting of the
                                                 shareholders, in lieu of appointing a
                                                 proxyholder.


                 NETRAIL                                        360NETWORKS


                    STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Delaware law provides that written notice        Nova Scotia law provides that a
of any meeting addressing stockholders'          shareholder entitled to vote at an annual
proposals and nominations of directors           meeting of the shareholders may submit to
shall be given not less than ten (10) nor        the company a notice of any matter that he
more than sixty (60) days before the date        or she proposes to raise at the meeting,
of the meeting to each stockholder               and if the proposal is signed by the
entitled to vote at such meeting. If             holders of at least 5% of the issued
mailed, notice is given when deposited in        voting shares of the company, this may
the United States mail, postage prepaid,         include a nomination for election of
directed to the stockholder at his address       directors. The company must set out the
as it appears on the records of the              proposal in the notice of meeting, other
corporation.                                     than in circumstances where the proposal
Delaware law provides for an exception to        is frivolous or repetitive, a proposal was
these notice requirements if the person to       included in a management proxy circular or
whom notice must be provided has executed        notice of meeting held within two years
a written waiver of notice prior to the          preceding the request and the shareholder
meeting for which notice would be given or       failed to present the proposal, or
if giving such notice would be lawful. The       substantially the same proposal was
NetRail Bylaws provide that written notice       defeated at a meeting held within two
of duly called meetings of stockholders,         years preceding the shareholder's request,
stating the date, time and place of the          or where the proposal is submitted less
meeting shall be given by to each                than 90 days before the anniversary date
stockholder entitled to vote at least ten        of the previous annual meeting of
(10) days but not more than sixty (60)           shareholders. A shareholder may discuss
days before the meeting date. The notice         any matter at the meeting in respect to
of an annual meeting need not state the          which the shareholder would be entitled to
purpose of the meeting unless the bylaws         submit a proposal.
require otherwise. The notice of a special
meeting shall state the purpose of the
meeting. The NetRail Bylaws further
provide that if an annual or special
meeting is adjourned to a different date,
time or location, NetRail shall give
stockholders notice of such new date, time
or location, unless a quorum of
stockholders was present at the meeting
and information regarding the adjournment
was announced before adjournment; provided
that if the adjournment is for more than
thirty (30) days or a new record date is
or must be fixed, NetRail must give notice
of the adjourned meeting to all
stockholders entitled to vote at the
adjourned meeting.


                 NETRAIL                                        360NETWORKS


                                      DIVIDEND RIGHTS

Under Delaware law, dividends may be paid        The Companies Act (Nova Scotia) does not
by a corporation either out of the               address the payment of dividends and it is
corporation's excess of net assets over          generally understood that the common law
stated capital, or surplus, or, if there         of Nova Scotia permits the payment of
is no surplus, out of net profits for the        dividends out of profits and in any case
fiscal year in which the dividend is             where payment would not impair the capital
declared and/or the preceding fiscal year.       of the company. English authority, which
Directors may not declare and pay                is probably authoritative, interprets
dividends out of such net profits if the         these provisions broadly. The 360networks'
amount of capital of the corporation is          Articles of Association permit the
less than the aggregate amount of capital        directors to declare dividends as they
represented by the issued and outstanding        deem proper in accordance with the rights
stock of all classes having preference           and restrictions attaching to any class or
upon the distribution of assets. The             series of shares. Such dividends are to be
NetRail Certificate of Incorporation             paid out of the profits, retained earnings
provides for dividend rights of holders of       or contributed surplus of the company.
shares of Class I preferred stock, Class
II preferred stock, Class III preferred
stock, Class IV preferred stock, Class V
preferred stock and Series B preferred
stock to the extent declared by the Board
of Directors, but only out of funds that
are legally available for such dividends.

                                     INSPECTION RIGHTS

Delaware law provides that any stockholder       Nova Scotia law permits any person to
shall, upon written demand under oath            examine certain of a company's books and
stating the purpose of such demand, have         records for any proper purpose upon
the right during the usual hours for             written demand stating the purpose thereof
business to inspect for any proper purpose       accompanied by, in the case of a
the corporation's stock ledger, a list of        non-shareholder, the prescribed fee.
its stockholders, and its other books and        Securities legislation applicable in those
records, and to make copies or extracts          provinces where 360networks is a reporting
from such documents. The NetRail Bylaws          issuer will provide more meaningful rights
provide that the Board of Directors shall        to its shareholders.
have the power to determine which of
NetRail's accounts, books and records
shall be available for stockholders to
inspect or copy, except for those books
and records required by Delaware law to be
made available upon a stockholder's
compliance with applicable requirements
under Delaware law, and shall have the
power to fix reasonable rules and
regulations not in conflict with Delaware
law for the inspection and copying of
accounts, books and records that by
Delaware law or by


                 NETRAIL                                        360NETWORKS

determination of the Board of Directors
are made available.

                                    DISSENTERS' RIGHTS

Under Delaware law, appraisal rights are         Under Nova Scotia law a holder of shares
available for merger and consolidation           of any class of a company may dissent if
transactions effected pursuant to various        the company resolves to amend its
sections of the applicable Delaware law.         memorandum of association or articles or
However, appraisal rights are not                association to add, change or remove any
permitted in these transactions if the           provisions restricting or constraining the
stock is listed on the Nasdaq or if the          issue or transfer of the shares of that
stock is held by more than 2,000                 class, amend its memorandum of association
stockholders. No appraisal rights are            or articles of association to add, change
available for shares of stock of the             or remove any restriction upon the
constituent surviving corporation if the         business or businesses that the company
merger did not require the approval of the       may carry on, amalgamate with another
stockholders of the surviving corporation.       company, other than any wholly owned
These provisions do not apply if the             subsidiary of the company, be continued
stockholder receives for his shares              under the laws of another jurisdiction, or
anything except shares of the corporation        sell, lease or exchange all or
surviving the consummation of the plan of        substantially all its property other than
merger or consolidation, shares of a             in the ordinary course of business of the
corporation whose shares are listed on a         company. A holder of shares of any class
national exchange or Nasdaq or held of           or series of shares entitled to vote
record by not less than 2,000 holders or         separately as a class or series upon any
cash in lieu of fractional shares.               such amendment may dissent if the company
                                                 resolves to amend its memorandum of
                                                 association or articles of association to
                                                 increase or decrease any maximum number of
                                                 authorized shares of such class, or
                                                 increase any maximum number of authorized
                                                 shares of a class having rights or
                                                 privileges equal or superior to the shares
                                                 of such class, effect an exchange,
                                                 reclassification or cancellation of all or
                                                 part of the shares of such class, add,
                                                 change or remove the rights, privileges,
                                                 restrictions or conditions attached to the
                                                 shares of such class and, without limiting
                                                 the generality of the foregoing, remove or
                                                 change prejudicially rights to accrued
                                                 dividends or rights to cumulative
                                                 dividends, add, remove or change
                                                 prejudicially redemption rights, reduce or
                                                 remove a dividend preference or a
                                                 liquidation preference, or add, remove or
                                                 change prejudicially conversion
                                                 privileges, options, voting, transfer or
                                                 pre-emptive rights, or rights to acquire
                                                 securities of the company, or sinking fund
                                                 provisions, increase the rights or
                                                 privileges of any class of shares having
                                                 rights


                 NETRAIL                                        360NETWORKS

                                                 or privileges equal or superior to the
                                                 shares of such class, create a new class
                                                 of shares equal or superior to the shares
                                                 of such class, make any class of shares
                                                 having rights or privileges inferior to
                                                 the shares of such class equal or superior
                                                 to the shares of such class, effect an
                                                 exchange or create a right of exchange of
                                                 all or part of the shares of another class
                                                 into the shares of such class or constrain
                                                 the issue or transfer of the shares of
                                                 such class or extend or remove such
                                                 constraint.

                                       OTHER MATTERS

                     AMENDMENT OF CERTIFICATE/ARTICLES OF ASSOCIATION

Under Delaware law a corporation's               Under Nova Scotia law, no amendment may be
certificate of incorporation may be              made to the memorandum of association
amended upon adoption by the board of            except as expressly permitted. Those
directors of a resolution setting forth          provisions of the memorandum of
the proposed amendment and declaring its         association concerning capital may be
advisability, followed by the favorable          altered by majority vote or special
vote of the holders of a majority of the         resolution, depending on the particular
outstanding stock entitled to vote on the        amendment proposed. A name change requires
amendment. Delaware law also provides that       a special resolution. The provisions of
a certificate of incorporation may require       the memorandum of association respecting
a greater vote than would otherwise be           the objects and powers of the company may
required by Delaware law. NetRail's              be changed only by special resolution and
Certificate of Incorporation does not            court approval. Other provisions of the
contain a supermajority provision with           memorandum of association cannot be
respect to amendments.                           changed. In addition, under Nova Scotia
                                                 law, the holders of outstanding shares of
                                                 a class or series will ordinarily be
                                                 entitled to vote as a class or series upon
                                                 a proposed amendment, whether or not
                                                 entitled to vote thereon by the provisions
                                                 of the company's memorandum of
                                                 association.

                                                 Under Nova Scotia law, 360networks'
                                                 Articles of Association may only be
                                                 amended by special resolution of the
                                                 shareholders. In addition, under Nova
                                                 Scotia law, the holders of outstanding
                                                 shares of a class or series will
                                                 ordinarily be entitled to vote as a class
                                                 upon a proposed amendment, whether or not
                                                 entitled to vote thereon by the provisions
                                                 of 360networks' Memorandum of Association.


                 NETRAIL                                        360NETWORKS


                                    AMENDMENT OF BYLAWS

Under Delaware law, the power to adopt,
alter and repeal the Bylaws is vested in the stockholders unless the certificate of incorporation vests such power in the directors. Vesting such power in the directors does not divest the stockholders of power to adopt, alter or repeal the bylaws. The NetRail Certificate of
Incorporation and Bylaws each provide that the Board of Directors shall have the power to adopt, amend or repeal bylaws except as otherwise provided by Delaware law.

                            LIMITATION ON BUSINESS TRANSACTIONS

Delaware law may have the effect of              Under Nova Scotia law, if, after the
delaying or discouraging a hostile               expiry of four months from the date of an
takeover of a corporation. Further,              offer by another company, to acquire the
Delaware law prohibits some business             shares or any class of shares of the
combinations between a corporation and an        company, the offer has been accepted by
interested stockholder during the                the holders of not less than 90% of the
three-year period after the interested           shares of any class to which the offer
stockholder achieved a specified level of        relates, the offeror may, within the next
ownership. An interested stockholder is          four months give notice that it wishes to
one who owns fifteen percent (15%) or more       acquire the shares held by dissenting
of a corporation's voting securities.            shareholders. Unless a dissenting
Delaware law generally relieves a bidder         shareholder has made an application to the
from the restrictions on transactions with       court within one month from the date on
interested stockholders if the Board of          which the notice was given, and the court
Directors has approved or not opposed a          has seen fit to order otherwise, the
combination with a competing bidder. The         offeror shall be bound to acquire those
basic policy is that once the Board of           shares on the terms on which the offeror
Directors has decided to sell the                acquired the shares of the approving
corporation or a majority of its assets or       shareholders.
has approved, or not opposed, a tender or
exchange offer for fifty percent (50%) or
more of the corporation's outstanding
stock, the stockholders of the corporation
are benefited by the promotion of bidding
contests. Delaware law allows a bidder who
announces a transaction subsequent to the
public announcement of a
management-approved transaction and prior
to the completion or abandonment of the
approved transaction to be free of the
requirements of the Delaware statute.


                 NETRAIL                                        360NETWORKS

                                                 In addition, because 360networks has
                                                 shareholders in the Province of Ontario,
                                                 policies of the Ontario Securities
                                                 Commission apply to 360networks. Policy
                                                 9.1 applies to related party transactions.
                                                 A related party transaction means,
                                                 generally, any transaction in which an
                                                 issuer, directly or indirectly, acquires
                                                 or transfers an asset or acquires or
                                                 issues treasury securities or assume or
                                                 transfers a liability from or to, as the
                                                 case may be, a related party by any means
                                                 in any one transaction or any combination
                                                 of transactions. Related parties include
                                                 directors, senior officers and holders of
                                                 at least 10% of the voting securities of
                                                 the issuer. Policy 9.1 requires detailed
                                                 disclosure in the proxy material sent to
                                                 security holders in connection with a
                                                 related party transaction and, subject to
                                                 certain exemptions, the preparation of a
                                                 formal valuation of the subject matter of
                                                 the related party transaction and any
                                                 non-cash consideration offered therefor
                                                 and the inclusion of a summary of the
                                                 valuation in the proxy material. Policy
                                                 9.1 also requires, subject to certain
                                                 exemptions, that the minority shareholders
                                                 of the issuer approve the transaction by
                                                 either a simple majority or two-thirds of
                                                 the votes cast, depending on the
                                                 circumstances.

                                     OPPRESSION REMEDY

                                                 Nova Scotia law provides an oppression
                                                 remedy that enables a court to make any
                                                 order, both interim or final, to rectify
                                                 matters where a complainant satisfies the
                                                 court that (a) any act or omission of the
                                                 company or its affiliates effects a
                                                 result, (b) the business or affairs of the
                                                 company or its affiliates has been carried
                                                 on in a manner, or (c) the powers of the
                                                 directors of the company or any of its
                                                 affiliates have been exercised in a
                                                 manner, that is oppressive or unfairly
                                                 prejudicial to or that unfairly disregards
                                                 the interests of any security holder,
                                                 creditor director or officer. A
                                                 complainant includes a shareholder of the


                 NETRAIL                                        360NETWORKS

                                                 company. The court may make any interim or
                                                 final order it thinks fit.

                                      INVESTIGATIONS

                                                 Under Nova Scotia law, the holders of not
                                                 less than 10% of the issued shares of the
                                                 company may apply to the
                                                 Governor-in-Council for an order requiring
                                                 that an investigation be made of the
                                                 company.

                                 LEGAL MATTERS


    Certain legal matters concerning the 360networks Subordinate Voting Shares issued in the merger will be passed upon for 360networks by Davis Wright Tremaine LLP, Portland, Oregon (concerning matters of U.S. law), Farris, Vaughan, Wills & Murphy, Vancouver, British Columbia (concerning matters of Canadian law) and Stewart McKelvey Stirling Scales, Halifax, Nova Scotia (concerning matters of Nova Scotia law).

                                    EXPERTS


    The financial statements of 360networks inc. incorporated in this document by reference to the audited consolidated financial statements included on pages 49 to 75 of the Annual Report on Form 20-F, dated May 22, 2001 of 360networks inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, chartered accountants, given on the authority of said firm as experts in auditing and accounting.



    The financial statements of GlobeNet Communications Group Limited incorporated in this document by reference to the audited historical financial statements included on pages F-48 to F-67 of the Registration Statement on Form F-1 dated April 19, 2000 of 360networks have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, chartered accountants, given on the authority of said firm as experts in auditing and accounting.



    The divisional financial statements of the predecessor division of 360networks incorporated in this document by reference to the audited financial statements included on pages 78 to 87 of the Annual Report on Form 20-F dated May 22, 2001 of 360networks inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report of Deloitte & Touche LLP, chartered accountants, given on the authority of said firm as experts in auditing and accounting.


                      WHERE YOU CAN FIND MORE INFORMATION

    360networks is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports and other information with the SEC. You may read and copy any of 360networks' reports and other information at, and obtain copies upon payment of prescribed fees from, the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

    360networks is required to file reports and other information with the securities commission in all provinces of Canada. You are invited to read and copy any reports, statements or other information, other than confidential filings, that 360networks files with the provincial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) (http://www.sedar.com), the Canadian equivalent of the SEC's electronic document gathering and retrieval system.

    This document is part of a registration statement that we filed with the SEC. As permitted by the SEC, this document does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

    360networks "incorporate by reference" information that we file with the SEC, which means that 360networks can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this document and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this document. 360networks' SEC file number is 001-15841.

    360networks has previously filed the following documents with the SEC and incorporate them by reference into this document:


    1. 360networks' annual report on Form 20-F for the year ended December 31, 2000;



    2. the consolidated balance sheets as of December 31, 1999 and 1998 and the related consolidated statements of shareholders' equity, operations and cash flows for the years ended December 31, 1999, 1998 and 1997 of GlobeNet Communications Group Limited and the report of PricewaterhouseCoopers LLP, chartered accountants therein contained in 360networks' Registration Statement on Form F-1 (No. 333-95621); and



    3.  360networks' report on Form 6-K filed May 23, 2001.



    All subsequent annual reports filed by 360networks on Form 20-F, Form 40-F or Form 10-K and all subsequent filings on Form 10-Q and 8-K pursuant to the 1934 Act subsequent to the date of this document, including prior to the effectiveness of the registration statement, and before the termination of the offering shall be deemed to be incorporated by reference and a part of this document from the date such documents are filed. 360networks may incorporate by reference any reports submitted by 360networks on Form 6-K by identifying on such forms that they are being incorporated by reference into this document.



    360networks will provide without charge to each person, including any beneficial owner, to whom a copy of this document has been delivered, on the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this document (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Requests for such copies should be directed to 360networks at the following address:
360networks inc., 1500-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1, Attention: Secretary, telephone number: (604) 681-1994. IN ORDER TO OBTAIN TIMELY DELIVERY OF THESE DOCUMENTS YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE ON WHICH YOU WOULD LIKE TO RECEIVE THE DOCUMENTS. IN ORDER TO RECEIVE THIS INFORMATION PRIOR TO THE SPECIAL
STOCKHOLDERS MEETING, YOU MUST REQUEST THIS INFORMATION BY JUNE   , 2001.


          ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

    360networks is a corporation continued under the laws of Nova Scotia, Canada. A number of 360networks' directors and officers, as well as certain experts named in this document, reside principally in Canada. Because all or a substantial portion of 360networks' assets and the assets of these persons are located outside the United States, it may not be possible for you to effect service of process within the United States upon 360networks or those persons. Furthermore it may not be possible for you to enforce against 360networks or them in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws or other laws of the United States. 360networks has been advised by Farris, Vaughan, Wills & Murphy, Canadian counsel, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. Federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. Federal securities laws. Therefore, it may not be possible to enforce those actions against 360networks, its directors and officers or the experts named in this document.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of
February 16, 2001, among 360networks inc., a company continued under the laws of the Province of Nova Scotia, Canada ("Parent"), 360networks sub inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and NetRail, Inc., a Delaware corporation (the "Company"). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed in
Section 9.3.

                                    RECITALS

    A. The respective Boards of Directors of Parent, Merger Sub and the Company have determined that a business combination between Parent and the Company on the terms described herein is in the best interests of their respective companies and stockholders and presents an opportunity to achieve long-term strategic and financial benefits. Accordingly, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement.

    B. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

    C. For Federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and that this Agreement constitutes a plan of reorganization.

    D. Concurrently with the execution of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain stockholders of the Company have entered into a Stockholders' Voting Agreement (the "Stockholders' Voting Agreement") whereby such stockholders agree to vote all shares held by them in favor of the Merger.

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                   The Merger

    Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Effective Time, the Company shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

    Section 1.2 Closing. The closing of the Merger (the "Closing") will take place on a date and time to be specified by the parties (the "Closing Date"), which shall be no later than the fifth Business Day after satisfaction or waiver of all conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303 or at such other location as may be agreed to by the parties hereto.

    Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective on such date and at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

    Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

    Section 1.5  Certificate of Incorporation and Bylaws.

        1.5.1 The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        1.5.2 The Bylaws of Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    Section 1.6 Board of Directors of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II
                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

    Section 2.1 Cancellation of Treasury Stock and Parent-Owned Stock. As of the Effective Time, any and all shares of Company Stock that are directly owned by the Company, Sub or Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

    Section 2.2 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the Company or Merger Sub:

        2.2.1 Conversion of Company Stock. The issued and outstanding shares of Company Stock (other than shares of Company Stock for which appraisal rights are perfected as provided in Section 2.5 or which are to be canceled in accordance with Section 2.1) shall be converted into the right to receive from Parent the "Merger Consideration" (as defined below) issuable (i) in part upon the surrender of certificates (as defined below) representing shares of Company Stock in accordance with Section 2.4 below and (ii) in remaining part upon the release of the Escrow Amount (as defined below) in accordance with Section 2.4 below. The Merger Consideration shall be equal to (A) a number of shares of Parent Common Stock (as defined below) determined by dividing $51,000,000 by the Average Share Price less (B) a number of shares of Parent Common Stock equal
(i) to the number of shares of Company Stock for which appraisal rights have been perfected as provided in Section 2.4, if any, multiplied by (ii) the applicable Exchange Ratio as set forth below. The term "Average Share Price" shall be equal to the Fair Market Value at the Effective Time of one share of Parent Common Stock;

provided that if the Fair Market Value at the Effective Time is greater than $14.101, then the Average Share Price shall be $14.101, and if the Fair Market Value at the Effective Time is less than $11.537 then the Average Share Price shall be $11.537. The "Fair Market Value at the Effective Time" of one share of Parent Common Stock shall be the average (rounded to the nearest 1/10,000), of the closing trading prices of Parent Common Stock on the NASDAQ National Market, as reported by Bloomberg Financial Markets (or such other sources as the parties shall agree in writing), for the ten trading days immediately preceding the second business day before the date of the Effective Time. The number of shares of Parent Common Stock to be issued in exchange for each share of Company Stock pursuant to this Section 2.2.1 shall be calculated as follows:

        2.2.1.1 each share of Series A Preferred, Class I Stock, par value $.01 per share of the Company ("Class I Preferred") shall be converted into the right to receive a number of shares of Parent Common Stock equal to .05041 multiplied by the Merger Consideration divided by the number of issued and outstanding shares of Class I Preferred ("Class I Exchange Ratio");

        2.2.1.2 each share of Series A Preferred, Class II Stock, par value $.01 per share of the Company ("Class II Preferred") shall be converted into the right to receive a number of shares of Parent Common Stock equal to .01608 multiplied by the Merger Consideration divided by the number of issued and outstanding shares of Class II Preferred ("Class II Exchange Ratio");

        2.2.1.3 each share of Series A Preferred, Class III Stock, par value $.01 per share of the Company ("Class III Preferred") shall be converted into the right to receive a number of shares of Parent Common Stock equal to .13017 multiplied by the Merger Consideration divided by the number of issued and outstanding shares of Class III ("Class III Exchange Ratio");

        2.2.1.4 each share of Series A Preferred, Class IV Stock, par value $.01 per share of the Company ("Class IV Preferred") shall be converted into the right to receive a number of shares of Parent Common Stock equal to .06612 multiplied by the Merger Consideration divided by the number of issued and outstanding shares of Class IV Preferred ("Class IV Exchange Ratio");

        2.2.1.5 each share of Series A Preferred, Class V Stock, par value $.01 per share of the Company ("Class V Preferred") shall be converted into the right to receive a number of shares of Parent Common Stock equal to .06323 multiplied by the Merger Consideration divided by the number of issued and outstanding shares of Class V Preferred ("Class V Exchange Ratio");

        2.2.1.6 each share of Series B Preferred Stock, par value $.01 per share of the Company ("Series B Preferred") shall be converted into the right to receive a number of shares of Parent Common Stock equal to .63476 multiplied by the Merger Consideration divided by the number of issued and outstanding shares of Series B Preferred ("Series B Exchange Ratio");

        2.2.1.7 each share of Series C Preferred Stock, par value $.01 per share of the Company ("Series C Preferred") shall be converted into the right to receive a number of shares of Parent Common Stock equal to .03922 multiplied by the Merger Consideration divided by the number of issued and outstanding shares of Series C Preferred ("Series C Exchange Ratio").

Pursuant to the Recapitalization, all shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") will have been converted immediately prior to the Effective Time into Series C Preferred. The Class I Preferred, Class II Preferred, Class III Preferred, Class IV Preferred, and Class V Preferred shall be referred to as the "Series A Preferred." The
Series A Preferred, Series B Preferred, Series C Preferred and Company Common Stock shall be referred to as the "Company Stock". The Class I Exchange Ratio, the Class II Exchange Ratio, the Class III Exchange Ratio, the Class IV Exchange Ratio, the Class V Exchange Ratio, the Series B Exchange Ratio and the Series C Exchange Ratio shall be collectively referred to as the "Exchange Ratio." The Merger Consideration into which the Company Stock is converted pursuant to
Section 2.2.1 will be reduced by any amounts disbursed from the Escrow Amount to Parent Indemnified Parties pursuant to claims made against the Company under Article VIII. All fractional shares of Parent Common Stock that a holder of Company Stock otherwise would be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, it shall be rounded to the nearest whole number, with 0.5000 being rounded down. No fractional shares shall be issued as part of the Merger Consideration. As of the Effective Time, all shares of Company Stock shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with
Section 2.2.

        2.2.2 Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        2.2.3 Employee Options. At the Effective Time, all Company Stock Option Plans and Company Employee Options shall terminate and be of no further force or effect.

        2.2.4 Anti-Dilution Provisions. In the event Parent or Company changes (or establishes a record date for changing) the number of shares of Parent Common Stock or Company Stock, as applicable, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction ("Recapitalization Event") and the effective date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such Recapitalization Event.

    Section 2.3 Escrow. As promptly as practicable and in any event within five (5) Business Days of the Effective Time, Parent shall pay twenty percent (20%) of the Merger Consideration together with any shares of Parent Common Stock issued with respect to the Merger Consideration as a result of any Recapitalization Event payable with respect to such Merger Consideration pursuant to Section 2.4.3 (the "Escrow Amount") to SunTrust Bank (the "Escrow Agent"), to be held and disbursed in accordance with the terms of an Escrow Agreement in the form attached hereto as Exhibit A.

    Section 2.4  Exchange of Certificates.

        2.4.1 Exchange Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to Parent and the Company to act as exchange agent hereunder for the purpose of exchanging Certificates, as defined below, for the Merger Consideration (the "Exchange Agent"). As promptly as practicable and in any event within five (5) Business Days of the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of those Persons entitled to receive the Merger Consideration pursuant to this Agreement, certificates representing the Merger Consideration less the Escrow Amount in exchange for the outstanding shares of Company Common Stock and any dividends and other distributions payable with respect to such portion of the Merger Consideration pursuant to Section 2.4.3.

        2.4.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.2: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with
Section 2.4.3 and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate has been properly endorsed or otherwise is in proper form for transfer, and if the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate (or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable). Upon receipt by the Exchange Agent from the Escrow Agent of all or any portion of the Escrow Amount, pursuant to the Escrow Agreement (an "Additional Payment"), the Exchange Agent shall issue the Additional Payment to those Persons entitled to receive the Merger Consideration pursuant to this Agreement, in accordance with the terms of the Escrow Agreement. Until surrender as contemplated by this Section 2.4.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to be issued in consideration therefor upon surrender of such Certificate in accordance with this Section 2.4. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II. In addition to any Certificates representing Series C Preferred on their face, for purposes hereof, Certificates which represented Company Common Stock immediately prior to the Recapitalization shall be deemed as a result of such Recapitalization to represent shares of Class C Preferred.

        2.4.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

        2.4.4 No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued upon the exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Stock previously represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

        2.4.5 Termination. At any time following six months after (i) the Effective Time or (ii) the receipt by the Exchange Agent of the Additional Payment in respect thereof, any holders of the Certificates who have not surrendered certificates in compliance with this Article II shall thereafter look only to Parent or, with respect to the Escrow Amount until released to the Exchange Agent as an Additional Payment, to the Escrow Agent, in accordance with the terms of the Escrow Agreement for payment of their claim for Merger Consideration and any dividends or distributions with respect to the Merger Consideration.

        2.4.6 No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock or any dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration or any dividends or distributions payable to the holder of such Certificate, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect of such Certificate shall to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

        2.4.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and provision of indemnification, and if reasonably requested by Parent, after consideration of, among other things, the value of the shares of Company Stock represented by the Certificate in question and the creditworthiness of the claiming Person, a bond, against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

    Section 2.5  Dissenting Shares.

        2.5.1 Notwithstanding any provision of this Agreement to the contrary, those shares of Company Stock in which appraisal rights are perfected ("Dissenting Shares") shall not be converted into or represent a right to receive Merger Consideration pursuant to Section 2.2, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

        2.5.2 Notwithstanding the provisions of Section 2.5.1 above, if any shareholder who demands appraisal rights of such shareholder's shares of Company Stock under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) his or her right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such Shareholder's shares of Company Stock shall automatically be converted into and represent only the right to receive Merger Consideration as provided in Section 2.2 hereof.

        2.5.3 The Company shall give Parent prompt notice of any written demands for appraisal or payment of the fair value of any shares of the Company Stock, withdrawals of such demands, and any other instruments served on the Company pursuant to the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal, settle or offer to settle any such demands.

                                  ARTICLE III
                         Representations and Warranties

    Section 3.1 Representations and Warranties of the Company. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") and making reference to the particular subsection of this Agreement requiring such disclosure or to which exception is being taken, the Company represents and warrants to Parent and Merger Sub that the following statements are true and correct as of the date of this Agreement:

        3.1.1 Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company. The Company has delivered to Parent prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and Bylaws, as currently in effect.

        3.1.2 Subsidiaries. Each of the Subsidiaries of the Company is listed on Section 3.1.2 of the Company Disclosure Schedule. Since inception, none of the Subsidiaries has issued any securities other than as set forth on
Section 3.1.2 of the Company Disclosure Schedule, engaged in any business activities, entered into any contracts or agreements, incurred directly or indirectly any obligations or acquired directly or indirectly any tangible or intangible assets. The Company does not (i) have any other Subsidiaries,
(ii) own or control any other Person, or (iii) have any other direct or indirect equity investment in any other Person. Except as set forth on the Company Disclosure Schedule, the Company is not a party to any agreement to own or control, nor does the Company have the direct or indirect right to acquire any Subsidiary or ownership interest in any other Person.

        3.1.3  Capital Structure.

            3.1.3.1 The authorized capital stock of the Company consists of 100,000,000 shares of capital stock as follows:

                3.1.3.1.1  75,000,000 shares of Company Common Stock;

                3.1.3.1.2  2,500,000 shares of Class I Preferred;

                3.1.3.1.3  2,500,000 shares of Class II Preferred;

                3.1.3.1.4  2,500,000 shares of Class III Preferred;

                3.1.3.1.5  2,500,000 shares of Class IV Preferred;

                3.1.3.1.6  1,000,000 shares of Class V Preferred;

                3.1.3.1.7  8,000,000 shares of Series B Preferred; and

                3.1.3.1.8  6,000,000 shares of Preferred-not designated.

            3.1.3.2  There are issued and outstanding:

                3.1.3.2.1 8,559,763 shares of Company Common Stock, which will be converted pursuant to the Recapitalization into 8,559,763 shares of Series C Preferred;

                3.1.3.2.2  1,136,438 shares of Class I Preferred;

                3.1.3.2.3  260,844 shares of Class II Preferred;

                3.1.3.2.4  1,000,000 shares of Class III Preferred;

                3.1.3.2.5  1,162,940 shares of Class IV Preferred;

                3.1.3.2.6  496,000 shares of Class V Preferred;

                3.1.3.2.7  4,850,000 shares of Series B Preferred;

                3.1.3.2.8 Warrants to purchase 1,884,306 shares of Company Common Stock;

                3.1.3.2.9 Company Employee Options to purchase 7,315,065 shares of Company Common Stock pursuant to the Company Stock Option Plan; and

                3.1.3.2.10 No shares of Company Common Stock are held in treasury of the Company.

All outstanding shares of the capital stock of the Company have been, and all shares that may be issued pursuant to warrants, options or any Company Stock Option Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid, non-assessable and not subject to preemptive rights.

            3.1.3.3  Except as provided above in this Section 3.1.3, there are
(A) no other shares of capital stock, or other securities of the Company issued, reserved for issuance or outstanding, (B) no rights to receive shares of Company Stock on a deferred basis granted under the Company Stock Option Plans or otherwise; (C) no stock appreciation rights or other similar rights ("SAR's");
(D) no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock, ownership interests, or voting securities of the Company; or (E) no warrants, calls, options or other rights to acquire from the Company, and no obligation of the Company to issue, capital stock, voting securities or other ownership interests in or any securities convertible into or exchangeable for capital stock or voting securities of the Company.

            3.1.3.4  Attached as Section 3.1.3.4 of the Company Disclosure
Schedule is a complete and correct description of the vesting schedule, exercise or conversion price and term for all Company Employee Options.

            3.1.3.5 No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding.

            3.1.3.6 There are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding securities of the Company or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than as set forth in the Stockholders' Support Agreement, the Company is not a party to any voting agreement with respect to the voting of any such securities.

            3.1.3.7 Section 3.1.3.7 of the Company Disclosure Schedule sets forth the name and, to the Knowledge of the Company, the address of each holder of Company Stock, securities or instruments convertible into Company Stock, warrants, options, calls or other rights to acquire Company Stock together with a statement of the number and type of securities, instruments convertible into Company Stock, warrants, options, calls or other rights to acquire Company Stock held by such stockholder (each a "Stockholder").

            3.1.3.8 Each offer and/or sale by the Company of shares of capital stock or other securities of the Company has been in compliance with federal or state securities laws.

        3.1.4 Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval (as defined in Section 3.1.14), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under: (i) the Certificate of Incorporation or Bylaws of the Company; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or its properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to (x) have a Material Adverse Effect on the Company; (y) materially impair the Company's ability to perform its material obligations under this Agreement; or (z) reasonably likely to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any court, administrative, regulatory or other governmental agency, commission, authority or instrumentality, foreign or domestic, or any non-governmental self-regulatory agency, commission or authority, foreign or domestic (each a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable filings and approvals under similar foreign antitrust laws and regulations; (2) the filing with the Securities and Exchange Commission (the "SEC") of the Registration Statement, as defined below; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and
(4) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate are not reasonably likely to (x) have a Material Adverse Effect on the Company; (y) materially impair the Company's ability to perform its material obligations under this Agreement; or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

        3.1.5  Undisclosed Liabilities.

            3.1.5.1 The audited financial statements of the Company as of and for the periods ended December 31, 1997, 1998 and 1999 together with a report thereon by BDO Seidman, the Company's independent certified public accountants, and the unaudited financial statements of the Company as of and for the periods ended December 31, 2000 have been delivered to Parent ("Company Financial Statements") and all such Company Financial Statements (i) comply as to form, as of their respective dates, in all material respects with applicable accounting requirements of the Financial Accounting Standards Board with respect thereto, taken as a whole; (ii) have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as to the absence of footnotes and except for normal and non-material year end adjustments and other non-material adjustments permitted thereby); and
(iii) fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

            3.1.5.2 There are no liabilities or obligations of the Company, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such liability or obligation other than: (x) liabilities or obligations disclosed and provided for in the unaudited consolidated balance sheet of the Company as of December 31, 2000 (the "Company Balance Sheet"); (y) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the date of the Company Balance Sheet; or (z) liabilities or obligations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

        3.1.6 Information Supplied. The information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in
(a) the registration statement to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger or any amendment or supplement thereto (the "Registration Statement"); or (b) any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective under the Securities Act, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus or any amendment or supplement thereto (the "Proxy Statement") to be sent to the stockholders of the Company in connection with their meeting to consider this Agreement and the Merger (the "Company Stockholders' Meeting") will not, at the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of either of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

        3.1.7 Absence of Certain Changes or Events. Except for the transactions contemplated by this Agreement and liabilities incurred in connection with this Agreement and except as disclosed in the Company Balance Sheet, since December 31, 2000, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been:

            3.1.7.1  any Material Adverse Change in the Company;

            3.1.7.2 any capital commitments by the Company for additions to property, plant or equipment of the Company in excess of $25,000;

            3.1.7.3 any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

            3.1.7.4 any Recapitalization Event with regard to any of the Company's capital stock, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock;

            3.1.7.5 (A) any granting by the Company to any current or former director, executive officer or other employee who is paid by the Company in excess of $100,000 per year in compensation, of the Company of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements; (B) any granting by the Company to any such current or former director, executive officer or employee who is paid by the Company in excess of $100,000 per year in compensation, of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent unaudited financial statements; (C) any entry by the Company into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee who is paid by the Company in excess of $100,000 per year in compensation; or (D) any amendment to, or modification of, any Company Employee Option;

            3.1.7.6 any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the Company;

            3.1.7.7 any material changes in the Company's policies regarding the extension of discounts or credits to its customers;

            3.1.7.8  any charitable contributions or any commitments therefor;

            3.1.7.9 any redemption or repurchase of any shares of the Company Stock;

            3.1.7.10 any write-offs as uncollectible any accounts receivable or notes receivable of the Company or any portion thereof in excess, in the aggregate, of the greater of (i) the allowance for uncollectible accounts less charges against the allowance, in both cases, as shown on the Company Balance Sheet and (ii) $10,000;

            3.1.7.11 except insofar as may have been required by a change in U.S. GAAP, any change in accounting methods, principles or practices by the Company materially affecting its reported financial condition or results of operation; or

            3.1.7.12 any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of the Company or any settlement or compromise of any material tax liability.

        3.1.8 Litigation. There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        3.1.9 Compliance with Applicable Laws. The Company and its employees hold all permits, licenses, variances, exemptions, orders, registrations, consents, franchises and approvals of all Governmental Entities which are required for the operation of the business of the Company (the "Company Permits"), except where the failure to have any such Company Permits, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company. The Company is in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations of any Governmental Entities, including but not limited to compliance with all foreign laws relating to securities and investments, and all other similar laws, rules and regulations, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on the Company. The Merger, in and of itself, would not cause the revocation or cancellation of any Company Permits that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the Company. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any Person, in each case with respect to the Company or any of its properties, is pending or, to the Knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate is not reasonably likely (i) to have a Material Adverse Effect on the Company; or (ii) to materially impair the ability of the Company to perform its material obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

        3.1.10 Contracts. Each Material Contract has been made available to Parent, and the Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound except for violations or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company.
Section 3.1.10 of the Company Disclosure Schedule contains a complete list of each loan, credit agreement, bond, note, mortgage, indenture, lease, contract, agreement, obligation, commitment, arrangement, understanding or instrument to which the Company is a party (each, a "Company Contract"). For purposes hereof, the "Material Contracts" shall be those Company Contracts involving (i) actual or potential obligations or commitments whether liquidated or contingent equal to at least $50,000, or $25,000 in the case of Contracts between the Company and its customers, or (ii) limits on the freedom of the Company to compete in any line of business or with any Person. To the Knowledge of the Company, each Material Contract is valid, binding and in full force and effect. The Company is not a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, any portion of the business of the Company, is or may be conducted. To the Knowledge of the Company, without any inquiry or investigation of Persons other than those listed in Section 9.3.47 of the Company Disclosure Schedule or of any other parties to any Material Contract, no party to any Material Contract is in material breach and no event or condition of default which would be material has occurred, with respect any Material Contract.

        3.1.11 Absence of Changes in Benefit Plans. Each of the material employment agreements and severance agreements has been made available to Parent. Since the date of the most recent audited financial statements of the Company, there has not been any adoption or amendment in any material respect by the Company (or any Affiliated Employer) of any collective bargaining or material employment agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any Affiliated Employer (collectively, the "Company Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plans, or any change in the manner in which contributions to any Company Benefit Plans are made or the basis on which such contributions are determined. For purposes of this Agreement, the term "Affiliated Employer" means any entity treated as a single employer with the Company under Code Section 414(b),(c),(m) and (o). All Company Benefit Plans have been approved by the Company's Board of Directors and/or stockholders as required by applicable law.

        3.1.12  ERISA Compliance.

            3.1.12.1 Section 3.1.12.1 of the Company Disclosure Schedule lists all the past or present Company Benefit Plans.

            3.1.12.2 With respect to the Company Benefit Plans, no event has occurred, and there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the Company under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

            3.1.12.3 Each Company Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Company Benefit Plan that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. The Company, the Affiliated Employers and all the Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS that it is so qualified or is a standardized prototype plan with an IRS opinion letter and each trust established in connection with any Company Benefit Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the Code is either covered by an IRS determination issued in conjunction with a plan qualified under Section 401(a) of the Code, is part of a standardized prototype plan with an IRS opinion letter or has received an independent determination letter from the IRS that such trust is so exempt. To the Knowledge of the Company, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Company Benefit Plan or the exempt status of any such trust. There are no pending or, to the Knowledge of the Company, threatened lawsuits, claims, grievances, investigations or audits of any Company Benefit Plan that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company.

            3.1.12.4 Neither the Company nor any Affiliated Employer has incurred any liability under Title IV of ERISA. No Company Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. No Company Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA, and neither the Company nor any Affiliated Employer has ever had any obligation to contribute toward a multiemployer plan.

            3.1.12.5 No employee of the Company or an Affiliated Employer will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan as a result of the transactions contemplated by this Agreement. No amount payable, or economic benefit provided, by the Company (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code. No Person is entitled to receive any additional payment from the Company or any other Person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999 of the Code is imposed on such Person.

            3.1.12.6 No Company Benefit Plan provides, or has ever provided, medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees, except for limited continuation medical benefit coverage required under Code Section 4980B or applicable state law.

        3.1.13  Taxes.

            3.1.13.1 The Company and each Company Consolidated Group has filed all Returns required to be filed by it, or requests for extensions to file have been granted and have not expired. All such Returns are complete and correct in all material respects. The Company and each Company Consolidated Group has paid or caused to be paid (or the Company has paid on its behalf) all Taxes shown as due on such Returns or on subsequent assessments with respect thereto, and no other Taxes are payable by the Company, or any Company Consolidated Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, except for Taxes for which an adequate reserve has been established therefor. Each of the Company and each Company Consolidated Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no Liens on any of the assets of the Company with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Company or any Company Consolidated Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established. The most recent financial statements reflect an adequate reserve for all Taxes payable by the Company and each Consolidated Group for all taxable periods and portions thereof accrued through the date of such financial statements.

            3.1.13.2 The amount of the liability of the Company for unpaid Taxes for all periods ending on or before the most recent financial statements does not, in the aggregate, exceed by more than $5,000 the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on such financial statements. The amount of the liability of the Company for unpaid Taxes for all periods ending on or before the Effective Time shall not, in the aggregate, exceed by more than $5,000 the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the most recent financial statements, as adjusted for operations and transactions in the ordinary course of business of the Company since the date of such financial statements in accordance with past custom and practice.

            3.1.13.3 The Returns of the Company and each Company Consolidated Group have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Consolidated Group that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. Neither the Company nor any Company Consolidated Group has received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Return or paid Taxes required to be paid by it. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company or any Company Consolidated Group. The Company and each Company Consolidated Group have disclosed on its federal income Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. The federal income tax Returns of the Company and each Company Consolidated Group consolidated in such Returns have closed by virtue of the applicable statute of limitations for all periods ending on or prior to December 31, 1996.

            3.1.13.4 The Company is not (nor has it ever been) a party to any tax sharing agreement and the Company has not assumed the liability of any other person under contract.

            3.1.13.5 The Company has not taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            3.1.13.6 The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement; or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            3.1.13.7 The Company is not nor has it ever been a "United States real property holding company" within the meaning of Section 897(c)(2) of the Code at any time during the five year period ending at the Effective Time.

        3.1.14 Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Company Stock, including the Company Common Stock, the Series A Preferred and Series B Preferred voting as a single class, voting at the Company Stockholders' Meeting to adopt this Agreement (collectively, the "Company Stockholder Approval") is the only vote or approval (other than as set forth in Section 3.1.4 of this Agreement) necessary to approve and adopt this Agreement and the transactions contemplated hereby other than the Recapitalization. The vote in favor of
(i) the holders of the majority of the voting power of all outstanding shares of the Company Stock, including the Company Common Stock, the Series A Preferred and Series B Preferred voting as a single class, and (ii) all of the holders of the Company Common Stock to approve Recapitalization I is the only vote or approval necessary to approve and adopt the Recapitalization I. The vote in favor of the holders of the majority of the voting power of all outstanding shares of Company Stock, including the Company Common Stock, the Series A Preferred and Series B Preferred voting as a single class is the only vote or approval (other than as set forth in Section 3.1.4 of this Agreement) necessary to approve and adopt Recapitalization II.

        3.1.15 State Takeover Statutes. The Board of Directors of the Company has (i) declared this Agreement to be advisable as contemplated under
Section 251 of the DGCL and (ii) approved the terms of this Agreement and the consummation of the Merger. To the Knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

        3.1.16 Brokers; Professional Fees. Except for Morgan Stanley Dean Witter, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of its agreement with Morgan Stanley Dean Witter.

        3.1.17 Opinion of Financial Advisors. The Company has received the opinion of Morgan Stanley Dean Witter, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the holders of Company Stock in the aggregate pursuant to this Agreement is fair from a financial point of view to such holders of shares of Company Stock (other than Parent and its Affiliates), a signed copy of which opinion has been or will promptly be delivered to Parent.

        3.1.18  Intellectual Property; Year 2000.

            3.1.18.1 The Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (collectively the "Intellectual Property Rights") which are material to the conduct of the business of the Company.

            3.1.18.2 The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely individually or in the aggregate, to have a Material Adverse Effect on the Company. The Company has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including, but not limited to, any claim that the Company must license or refrain from using any Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved. To the Company's Knowledge, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of the Company.

            3.1.18.3 Parent's use of the Intellectual Property Rights which are material to the conduct of the business of the Company taken as a whole will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights of any other Person.

            3.1.18.4 The Company owns or has valid licenses or other rights to use all "enterprise software" programs in its possession in the manner and to the extent currently used by the Company. For purposes hereof, "enterprise software" shall mean software of the type which is used to perform functions substantially similar to those typically viewed as being performed by SAP.

            3.1.18.5 To the Knowledge of the Company, the computer systems and software programs of the Company, and in each case, each algorithm contained in the computer systems or software programs that creates, accepts, displays, stores, retrieves, accesses, recognizes, distinguishes, compares, sorts, manipulates, processes, calculates, converts or otherwise uses dates or date-related data, will do so accurately, without operating defects, loss of functionality or degradation in performance or volume capacity, using dates in the twentieth and twenty-first centuries and were not and will not be affected by the advent of the twenty-first century, the advent of any leap year, or the transition from the twentieth century through year 2000 and into year 2001.

        3.1.19 Shareholder Rights Agreement. Neither the Company nor any Affiliate of the Company has entered into a shareholder rights agreement, "poison pill," "shark repellent" or similar agreement that would have the effect of materially altering the capitalization of the Company in connection with the Company's execution of this Agreement or the Company's consummation of the transactions contemplated hereby.

        3.1.20 Labor and Employment Matters. The Company is in compliance with all Federal, state and local requirements regarding employment, except for any failures to comply that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. Neither the Company nor any Affiliated Employer is a party to any collective bargaining or other labor union contract applicable to Persons employed by the Company or an Affiliated Employer and no collective bargaining agreement is being negotiated by the Company or an Affiliated Employer. There is no labor dispute, strike or work stoppage against the Company pending or, to the Knowledge of the Company, threatened which may interfere with the respective business activities of the Company. None of the Company or any of its respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective business of the Company, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable governmental agency pending or, to the Knowledge of the Company, threatened in writing, in each case except where such actions, charges or complaints, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. There are no contracts or agreements of the Company which provide for or guaranty any employee of the Company a specific term of employment.

        3.1.21 Personal and Real Property. The Company has all necessary right, title and interest in and to its personal property free and clear of all Liens, except for (i) liens, encumbrances, restrictions and security interests of record which have arisen in the ordinary course of the Company's business; (ii) Liens for Taxes not yet due and payable;
    (iii) mechanic's, materialmen's, supplier's, vendor's or similar liens arising in the ordinary course securing amounts that are not delinquent or past due; and (iv) Liens which have arisen in the ordinary course. All of the personal property of the Company is in the possession and under the control of the Company. Section 3.1.21 of the Company Disclosure Schedule lists all real property owned by the Company and all real property leased or occupied by the Company in connection with which the Company pays $5,000 or more per month for its leasehold or license interest. All real property owned or leased by the Company is owned or leased free and clear of all Liens, except for (i) liens, encumbrances, restrictions and security interests of record; (ii) Liens for Taxes not yet due and payable;
    (iii) mechanic's, materialmen's, supplier's, vendor's or similar liens arising in the ordinary course securing amounts that are not delinquent or past due; and (iv) Liens that have arisen in the ordinary course, and no such property is subject to any governmental decree or order to be sold or condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the Knowledge of the Company is any such proceeding threatened.

        3.1.22 Environmental Laws. To the Knowledge of the Company, (a) the Company has not, within or outside the ordinary course of its business, generated, manufactured, refined, transported, treated, stored, handled, or disposed of any Hazardous Substances (as defined below) other than in accordance with Environmental Laws (as defined below); (b) the Company has not received a written citation, directive, letter, notice of violation, or other communication from any Person or Governmental Authority alleging or concerning the presence of any Hazardous Substances on any property owned or leased by the Company or alleging or concerning Seller's actual or potential liability under any Environmental Laws; (c) the Company has obtained all permits and licenses of Governmental Entities and have caused all notifications to be made as required by Environmental Laws; (d) no action has been commenced or, to the Knowledge of the Company, threatened regarding the Company's compliance with or liability under any Environmental Laws; and
    (e) the Company has provided true and complete copies of all environmental reports and studies conducted by the Company with respect to any real property owned or leased by or in favor of the Company. To the Knowledge of the Company, there are no other environmental reports or studies with respect to any such properties. For purposes of this Agreement, "Environmental Laws" means any federal, state, local or foreign law (including without limitation common law), treaty, judicial decision, regulation, rule, judgement, order, decree, injunction, permit, or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to health or safety of Persons, natural resources, conservation, wildlife, waste management, Hazardous Substances, and pollution (including without limitation, regulation of releases and disposals to air, soil, land water and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.
    Section 6901 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq., Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.
    Section 1251 et seq., Toxic Substances Control Act of 1976, 15 U.S.C.
    Section 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. Section 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300 (f) et seq., and any similar or implementing state, local and foreign law, and all successor statutes, amendments, rules, regulations, guidance documents and publications promulgated thereunder. For purposes of this Agreement, "Hazardous Substance" or "Hazardous

    Substances" means any chemical, wastes, compounds, byproducts, pollutants, contaminants, flammable materials, petroleum, polychlorinated biphenyls, explosives, radioactive materials, hazardous wastes, toxic substances, asbestos containing material or any other substance or material now or hereafter defined as hazardous or toxic pursuant to Environmental Laws, and any other material that, because of its quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed, generated, manufactured, transported or otherwise handled.

        3.1.23 Foreign Corrupt Practices Act. The Company has not taken any action that is or could be deemed to be a violation of the Foreign Corrupt Practices Act of the United States of America (15 U.S.C. Section 78dd) and any successor legislation or statute thereto ("Foreign Corrupt Practices Act"). The Company is not aware of any action or conduct that could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of the Company. Neither the Company, nor, to the Knowledge of the Company, any of its officers, directors, employees, managers, shareholders, members, agents or representatives has offered, given, paid, authorized the payment of, or promised, directly or indirectly, any money, gift, promise or other thing of value to a Foreign Official (or to any other Person while knowing it will be offered, given or promised to a Foreign Official) for the purpose of influencing any act or decision of any such Person acting in his or her official capacity or inducing the Person to do or omit to do any action in violation of his or her lawful duty, inducing such Person to use his or her influence with any government to affect or influence any act or decision of such government or instrumentality, in order to assist the Company to obtain or retain business for or with, or in directing business to, any Person. For the purposes of this Agreement, a "Foreign Official" shall be any officer or employee of any Governmental Entity, a member or official of a foreign political party or a candidate for political office in a foreign country.

        3.1.24 Insurance. All insurance policies and bonds and self-insurance arrangements currently in force relating to the Company have been made available to Parent. All such insurance policies are in full force and effect and all premiums with respect thereto covering all periods up to the date of this Agreement have been paid. No notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially the same terms prior to the date of such cancellation or termination. The insurance policies maintained by the Company provide coverage for the operations conducted by the Company reasonable and consistent with customary industry practice.

        3.1.25 Transactions with Affiliates. Other than compensation and benefits received in the ordinary course of business as an employee or director of the Company, the Company does not have any outstanding contract, agreement or other arrangement with any of its Affiliates.

        3.1.26 Accounts Receivable. The accounts receivable reflected on the Company Balance Sheet arose from bona fide transactions in the ordinary course of business. The materials or services involved have, in all material respects, been provided to the account or note obligor, and such accounts receivable constitute valid and enforceable claims. All accounts receivable reflected in excess of $2,500 as shown on the Company Balance Sheet are collectible at their full amounts less the reserves for uncollectibility as set forth on the Company Balance Sheet. To the Knowledge of the Company, there are no disputes regarding the collectibility of any such accounts receivable.

        3.1.27 Disclosure. No representation or warranty by the Company contained in this Agreement, nor any certificate furnished or to be furnished by the Company to Parent or Merger Sub or their representatives pursuant to the terms of this Agreement, taken together and not individually, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

    Section 3.2  Representations and Warranties of Parent and Merger
Sub. Except as set forth on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Parent and Merger Sub represent and warrant to the Company that the following statements are true and correct as of the date of this Agreement:

        3.2.1 Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation entity duly organized, validly existing and in good standing, where applicable, under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, where applicable, individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on Parent. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing, where applicable, in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on Parent. Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of its Articles of Association and Memorandum of Association and the Certificate of Incorporation and Bylaws of Merger Sub, in each case as amended to date.

        3.2.2  Capital Structure.

            3.2.2.1 As of the date hereof, the authorized capital stock of Parent consisted of:

                3.2.2.1.1 500,000,000,000 shares of Subordinated Voting Shares (the "Parent Common Stock");

                3.2.2.1.2 500,000,000,000 shares of Multiple Voting Stock ("Parent Multiple Voting");

                3.2.2.1.3 500,000,000,000 shares of preferred stock of which 700,000 shares have been designated as Series 1 Convertible Preferred Shares ("Series 1 Parent Preferred Shares"); 300,000 shares have been designated as Series 2 Convertible Preferred Shares; and 125,000 shares have been designated as Series 3 Convertible Preferred Shares (collective, "Parent Preferred Stock").

            3.2.2.2  As of January 31, 2000, (A) 739,406,759 shares of Parent
Common Stock were issued and outstanding; (B) 81,840,000 shares of Parent Multiple Voting Stock were issued and outstanding; and (C) 700,000 shares of Series 1 Parent Preferred Shares were issued and outstanding. All outstanding shares of Parent Common Stock have been, and all shares of Parent Common Stock to be issued in exchange for Company Stock in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

            3.2.2.3  As of January 31, 2001, (A) 71,133,008 shares of Parent
Common Stock were reserved for issuance under the Parent Stock Option Plan.

            Except as provided in the Parent SEC Documents as of the date hereof, there are no outstanding options, warrants or rights to purchase or acquire from Parent any capital stock of Parent, and there are no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which Parent is bound to issue any additional shares of its capital stock or other equity securities.

            3.2.2.4 The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.0001, of which 500 shares are issued and outstanding. As of the date hereof, Parent is, and as of the Effective Time, will be, directly or indirectly, the record and beneficial owner of 100% of the issued and outstanding capital stock of Merger Sub.

        3.2.3 Authority; Noncontravention. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, as applicable. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company and each of the other parties hereto, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub;
    (i) the Certificate of Incorporation or Bylaws or equivalent charter documents of Parent or Merger Sub; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or Merger Sub or their respective properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses
    (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not (x) reasonably likely to have a Material Adverse Effect on Parent; (y) reasonably likely to materially impair the ability of Parent or Merger Sub to perform its material obligations under this Agreement or (z) reasonably likely to prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations; (2) the filing with the SEC of (A) the Registration Statement and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement;
    (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of the Toronto Stock Exchange and/or the NASDAQ Stock Market to permit the shares of Parent Common Stock that are to be issued in the Merger to be traded on the Toronto Stock Exchange and/or the NASDAQ Stock Market; (5) filings with and approvals of any federal or other state regulatory agency as required under the Communications Act, or similar state act, and any rules, regulations, practices and policies promulgated thereunder; and (6) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to (x) be material to Parent, (y) materially impair the ability of Parent or Merger Sub to perform its material obligations under this Agreement; or (z) prevent or materially delay the communication of the transactions contemplated by this Agreement.

        3.2.4 SEC Documents; Undisclosed Liabilities. Parent has filed all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC required to be filed with the SEC since April 21, 2000 (together with all other documents filed with the SEC, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto; or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent.

        3.2.5 Information Supplied. The information supplied or to be supplied by Parent (except for information for which Parent has relied upon the Company or any of its Affiliates) for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement to the stockholders of the Company in connection with the Company Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of either of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on written information supplied by the Company or any of its Affiliates and included or incorporated by reference in the Registration Statement.

        3.2.6 Litigation. There is no suit, action or proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Parent, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

        3.2.7 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

        3.2.8 Parent Ownership of Company Stock. Parent does not legally or beneficially own and has not within the past three years legally or beneficially owned any of the outstanding shares of Company Stock.

        3.2.9 Section 367. Parent, itself or through (i) one or more of its foreign Subsidiary corporations in which it owns and has owned, during the 36-month period prior to the Effective Time, an equity interest representing at least eighty percent (80%) of the voting power and value (a "Qualified Subsidiary") or (ii) one or more partnerships in which, during the 36-month period prior to the Effective Time, it has had active and substantial management functions as a partner with regard to partnership business or has owned at least a twenty-five percent (25%) capital and profits interest (a "Qualified Partnership"), either (x) conducts and has conducted at all times during the 36-month period prior to the Effective Time an active trade or business (other than the making of or managing investments for its own account) outside the United States within the meaning of United States Treasury Regulations Sections 1.367(a)-2T(b)(2) and (3) or (y) acquired from a person other than Company or an Affiliate of Company (within the meaning of Code Section 1504(a) but excluding the exceptions contained in Code
    Section 1504(b) and substituting "50 percent" for "80 percent" where it appears therein) at or prior to the Effective Time a trade or business that has been active outside the U.S. throughout the entire 36-month period prior to the Effective Time in a transaction which did not have as its principal purpose satisfying the active trade or business test of Treasury Regulation
    Section 1.367(a)-3(c)(3)(i). At the Effective Time, neither Parent nor any Qualified Subsidiary nor any Qualified Partnership has an intention to substantially dispose of or discontinue such trade or business. At the Effective Time, the fair market value of Parent will be at least equal to the fair market value of Company, taking into account assets acquired by Parent outside the ordinary course of business within the 36-month period preceding the Effective Time only if either (i) both (A) at the Effective Time such assets, or, as applicable, the proceeds thereof, do not produce, and are not held for the production of, passive income (as defined in Code Section 1297(b)) and
    (B) such assets are not
    acquired for the principal purpose of satisfying the "substantiality test" of Treasury Regulation Section 1.367(a)-3(c)(3)(iii) or (ii) such assets consist of the stock of a Qualified Subsidiary or an interest in a Qualified Partnership of Parent. For purposes of this representation, the value of Parent shall not include the value of a Qualified Subsidiary or an interest in a Qualified Partnership to the extent that such value is attributable to assets acquired by such Qualified Subsidiary or Qualified Partnership outside the ordinary course of business and within the 36-month period preceding the Effective Time unless those assets satisfy the requirements of clauses (i) or (ii), above. For purposes of this representation, the value of Parent shall not include the value of assets received by it within the 36-month period preceding the Effective Time, notwithstanding that such assets satisfy the requirements of clauses (i) and (ii), above, if such assets were owned by Company or an affiliate of Company (within the meaning of Code Section 1504(a) but excluding the exceptions contained in Code
    Section 1504(b) and substituting "50 percent" for "80 percent" where it appears therein) at any time during the 36-month period preceding the Effective Time.

        3.2.10 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities, has incurred no obligations or liabilities directly or indirectly, and has conducted its operations only as contemplated hereby.

        3.2.11 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents and except for the transactions contemplated by this Agreement, since December 31, 2000, there has not been any change in the business, financial condition or results of operations of Parent and its Subsidiaries which has had a Material Adverse Effect on Parent.

        3.2.12 Taxes and Tax Returns. Except as otherwise disclosed to the Company in writing:

            3.2.12.1 Parent and its Subsidiaries have (i) duly filed (or there has been filed on their behalf) with appropriate governmental authorities all Returns required to be filed by them, on or prior to the date thereof, except to the extent that any failure to file is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent, and (ii) duly paid in full or made provisions in consolidated financial statements of Parent and its Subsidiaries in the Parent SEC Documents in accordance with U.S. GAAP for the payment of all material Taxes for all periods ending through the date hereof, except to the extent that any failure to pay or make provision for the payment of such Taxes is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect on Parent; and

            3.2.12.2 No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns of Parent or its Subsidiaries wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate is not reasonably likely to have a Material Adverse Effect on Parent.

        3.2.13 No Violation of Law. To Parent's knowledge, Parent is in compliance in all material respects with any applicable statutes, rules, regulations, orders and restrictions of Governmental Entities. Parent has all franchises, permits, licenses and similar authorities necessary for the conduct of its businesses as now being conducted by it, except for those the absence of which is not reasonably likely to have a Material Adverse Effect on Parent.

                                   ARTICLE IV

                     Covenants Relating to Conduct of Business

    Section 4.1  Conduct of Business.

        4.1.1  Conduct of Business by the Company.  Except as set forth in
    Section 4.1.1 of the Company Disclosure Schedule, as otherwise expressly contemplated by this Agreement (including, without limitation, pursuant to the Recapitalization) or as consented to in writing by an authorized representative of Parent, during the period from the date of this Agreement to the Effective Time, the Company shall carry on its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.1.1 of the

    Company Disclosure Schedule or as consented to in writing by an authorized representative of Parent, the Company shall not:

            4.1.1.1 (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock; (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            4.1.1.2 issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options and Warrants outstanding as of the date hereof in accordance with their terms on the date hereof);

            4.1.1.3 amend or otherwise modify the Company's Certificate of Incorporation, Bylaws or other comparable organizational documents;

            4.1.1.4 acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person, in a single transaction or series of transactions in which the aggregate consideration is $25,000 or greater;

            4.1.1.5 sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations) in a single transaction or series of transactions in which the aggregate consideration if $25,000 or greater, other than in the ordinary course of business consistent with past practice;

            4.1.1.6 incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice; or make any loans, advances or capital contributions to, or investments in, any other Person;

            4.1.1.7 pay, loan or advance (other than payment of compensation, directors' fees or reimbursement of expenses in the ordinary course of business other than as may be required by any agreement in effect as of the date hereof) an amount in excess of $25,000 to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to or enter into any material contract with, any of its officers or directors or any "affiliate" or "associate" of its officers and directors (as such terms are defined in Rule 405 promulgated under the Securities Act);

            4.1.1.8 make or agree to make any new capital expenditure or expenditures in excess of $25,000;

            4.1.1.9 make any tax election that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of the Company or settle or compromise any material tax liability;

            4.1.1.10 pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company incurred since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any standstill or similar agreement to which the Company is a party;

            4.1.1.11 adopt or amend any Company Benefit Plan or Company Stock Option Plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice;

            4.1.1.12 make any significant change in the accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in statutory accounting rules or U.S. GAAP;

         4.1.1.13 take any action or fail to take any action that would cause the representations and warranties set forth in Section 3.1 to no longer be true and correct; or

            4.1.1.14 authorize, commit or agree to take, any of the foregoing actions.

        4.1.2 Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing to the extent it has Knowledge of
    (i) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect; or (ii) the failure of it (and, in the case of Parent, by Merger Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; and (iii) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

    Section 4.2  No Solicitation by the Company.

        4.2.1 From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, the Company will not, nor will it authorize or permit any of its officers, directors, Affiliates, employees or any investment banker, attorney or other advisor or representative to, directly or indirectly:

            4.2.1.1 take any action to initiate, solicit, facilitate, encourage or induce the making, submission or announcement of any Acquisition Proposal;

            4.2.1.2 participate in any discussions or negotiations regarding, furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal;

            4.2.1.3 engage in discussions or negotiations with any Person with respect to any Acquisition Proposal;

            4.2.1.4 amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company (a "Standstill Agreement"); or

            4.2.1.5  approve, endorse or recommend any Acquisition Proposal.

provided, however, that prior to the Company Shareholder Approval, this
Section 4.2.1 shall not prohibit the Company from furnishing information regarding the Company, entering into a confidentiality agreement with or entering into discussions with, any Person or group in response to an unsolicited Superior Proposal submitted (and not withdrawn) by such Person or group if (A) the Board of Directors of the Company concludes in good faith after consultation with its outside legal counsel, that the failure to take such action is inconsistent with its fiduciary obligations to the Company's stockholders under applicable law; (B) prior to furnishing such information to or entering into discussions with such Person or group, the Company gives Parent written notice of the identity of such Person or group and of the Company's intention to furnish information to, or enter into discussions with, such Person or group and the Company receives from such Person or group an executed confidentiality agreement containing terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement dated as of March 1, 2000 between the Company and Parent ("Confidentiality Agreement"); and
(C) contemporaneously with furnishing such information to such Person or group, the Company furnishes such information to Parent (to the extent the information has not been previously furnished by the Company to Parent). The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

        4.2.2 The Company shall notify Parent immediately (but in any event within 48 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, or of any request for information relating to the Company for access to the properties, books or records of the Company by any Person. The Company shall provide such notice orally and in writing and shall identify the Person making the Acquisition Proposal or request for information and the terms and conditions of any such Acquisition Proposal or request for information. The Company will keep Parent informed on a prompt basis (but in any event within 48 hours) of the material developments (including amendments or proposed amendments) of any such Acquisition Proposal, indication or request.

    Section 4.3 Fiduciary Duties. Except as set forth below, the Board of Directors of the Company shall not (i) withdraw or modify in a manner materially adverse to Parent, the approval or recommendation by such Board of Directors of this Agreement or the Merger, or (ii) approve, recommend or cause the Company to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if the Company receives an unsolicited Superior Proposal and the Board of Directors of the Company determines in good faith, prior to the Company Stockholder Approval and following consultation with its outside legal counsel, that not to do so would be inconsistent with its fiduciary duties to stockholders under applicable law, the Board of Directors of the Company may (w) withdraw or modify its approval or recommendation of this Agreement and the Merger, (x) approve or recommend such Acquisition Proposal,
(y) cause the Company to enter into an agreement with respect to such Acquisition Proposal and/or (z) terminate this Agreement in accordance with
Section 7.1.5. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors of the Company permitted by this Section shall not constitute a breach of this Agreement by the Company.

                                   ARTICLE V
                             Additional Agreements

    Section 5.1 Preparation of the Registration Statement and the Proxy Statement; Stockholders' Meeting.
        5.1.1 As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement in effect as long as is necessary to consummate the Merger. Subject to Section 4.3, the Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger. The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Registration Statement will be made by Parent, or the Proxy Statement will be made by either party, without providing the other party the opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each party will inform the other, promptly of any notice such party receives of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

        5.1.2 Subject to Section 4.3, the Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Company Stockholders' Meeting for the purpose of obtaining the Company Stockholder Approval and shall, through its Board of Directors, use commercially reasonable efforts to obtain the necessary approvals of the stockholders of this Agreement, the Merger and the other transactions contemplated hereby.

    Section 5.2 Recapitalization. The Board of Directors of the Company will take all actions necessary to provide for the creation and authorization of shares of a Series C Preferred Stock ("Series C Preferred") of the Company. The Series C Preferred shall have a per share original issue price ("Original Issue Price") equal to (A) .0405827 multiplied by the total amount payable to holders of the Series A Preferred and Series B Preferred (the "Existing Preferred") upon any liquidation, dissolution or winding up of the Corporation divided by (B) the number of issued and outstanding shares of Series C Preferred. The Series C Preferred shall, on the basis of this Original Issue Price, participate on a pari passu basis in any payments to the Existing Preferred out of assets of the Company upon such liquidation, dissolution or winding up of the Company. The Series C Preferred shall have voting rights comparable to those of the Series A Preferred and shall convert into Company Common Stock on a share for share basis upon events comparable to those on which the Series A Preferred is converted into Company Common Stock. Holders of the Series C Preferred shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) of the Original Issue Price per annum on each outstanding share of Series C Preferred. The Series C Preferred shall have no other rights or preferences.

    The Board of Directors of the Company will approve and recommend for approval to the stockholders of the Company an amendment to the Company's Certificate of Incorporation which provides for (i) a recapitalization (the "Recapitalization") either on the terms set forth on Exhibit J-1 ("Recapitalization I") or, if Recapitalization I is not approved by the requisite vote of the holders of Company Stock as set forth in Section 3.1.14, on the terms set forth on Exhibit J-2 ("Recapitalization II") and (ii) an increase in the authorized capital stock of the Company adequate to effect the Recapitalization. The Recapitalization will be conditioned upon the conditions set forth in Article VI hereof having been satisfied or waived in accordance with such Article. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the holders of Company Stock or seek the written consent of such holders for the purpose of obtaining the requisite approval of the holders of Company Stock for Recapitalization I and, if Recapitalization is not approved, as promptly as practicable thereafter, Recapitalization II. Certificates representing the Series C Preferred shall only be issued by the Company upon receipt and cancellation by the Company of certificates representing the shares of Company Common Stock that have been converted into the Series C Preferred. If any certificates representing shares of Series C Preferred shall have been issued prior to Closing, the Company shall provide evidence prior to the Closing of the cancellation of the Certificates of Company Common Stock into which such Series C Preferred were converted.

    Section 5.3 Bridge Loan. Upon five (5) days written notice (a "Funding Notice") given by the Company to Parent at any time on or after March 26, 2001 requesting funding, Parent or one of its wholly owned Subsidiaries shall loan (the "Loan(s)") to the Company the amount specified in the Funding Notice in exchange for a Promissory Note in the form set forth on Exhibit E hereto; provided that the Company may deliver no more than two (2) Funding Notices to Parent and the second Funding Notice may be delivered no earlier than the thirtieth day following delivery of the first Funding Notice; and provided, further, the amount specified in the first Funding Notice shall not exceed $3,000,000 and the amount specified in the second Funding Notice shall not exceed $2,500,000. Proceeds from the Loans shall only be expended in accordance with a budget developed by the Company and approved by Parent, in its reasonable discretion taking into account past budgets of the Company, prior to any funds being provided to the Company pursuant to a Funding Notice. The Promissory Note will be secured by a subordinated security interest in all of the Company's assets to the extent such liens are not prohibited by any Material Contract. Notwithstanding the foregoing, Parent shall not be required to make any Loan to the Company pursuant to this Section (i) if the Company is then in breach of any material provision of this Agreement or (ii) if the Closing has failed to occur as a result of the breach by the Company or its stockholders of the provisions of this Agreement (including, without limitation, Section 5.5 hereof)(the events and circumstances described in clauses (i) and (ii) being referred to as "Non-Funding Events"); provided that any failure of the Closing to occur as a result of the failure of the Registration Statement to be effective, other than as a result of a breach by the Company of this Agreement, shall not be deemed to be a Non-Funding Event. Prior to making any Loan pursuant to this Section and subject to the terms of any Material Contract,

Parent or its wholly owned Subsidiary and the Company shall use commercially reasonable efforts to enter into a security agreement granting the security interest described above. The Company shall execute all UCC financing statements reasonably requested by the Parent in connection with the grant of the subordinated security interest referred to herein.

    Section 5.4 Access to Information; Confidentiality. Subject to the Confidentiality Agreement, each of Parent and the Company shall afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall furnish promptly to the other party, if applicable, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws; and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither Parent nor the Company shall be required to provide access to or disclose information where such access or disclosure would contravene any law, rule, regulation, order or decree. The Company and Parent shall use commercially reasonable efforts to obtain from third parties any consents or waivers of confidentiality restrictions with respect to any such information. No review pursuant to this Section 5.4 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

    Section 5.5 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity;
(iii) the obtaining of all necessary consents, approvals or waivers from third parties, including, but not limited to all consents and approvals identified in
Section 3.1.4 of the Company Disclosure Schedule; (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and
(v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (1) use commercially reasonable efforts to take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement; and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, use commercially reasonable efforts to take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, neither Parent nor any of its Affiliates shall be required to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets, categories of assets or lines of business of Parent, any of its Affiliates, or the Company, or the holding separate of the shares of the Company Stock or imposing or seeking to impose any limitation on the ability of Parent or Affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of the Company.

    Section 5.6  Employee Benefit Plans; Existing Agreements.

        5.6.1 Following the Effective Time, the Surviving Corporation shall honor, or cause to be honored, all obligations under employment agreements, Company Benefit Plans and all other employee benefit plans, programs, policies and arrangements of the Company in accordance with the terms thereof, including ensuring that all persons entitled to health continuation coverage or to elect such coverage under Code Section 4980B or applicable state law as of the Effective Time remain eligible for such coverage or election for the period required by applicable law. For a period of no less than one year after the Effective Time, the Surviving Corporation shall provide, or cause to be provided, benefits to employees of the Company that are substantially comparable in the aggregate to the aggregate benefits provided to such employees immediately before the Effective Time. All service with the Company shall be recognized for eligibility and vesting in all employee benefit plans adopted, continued or otherwise maintained by the Surviving Corporation and such plans shall also recognize periods of coverage credited to an employee or dependent as of the Effective Time under comparable or continued employee benefit plans; provided, however, that any accrued vacation shall not exceed two weeks for any employee and each employee shall only be credited with sick leave accrued since January 1, 2001.

        5.6.2 Not less than fifteen (15) days prior to the Closing Date, Company shall deliver to all Persons holding Company Employee Options written notice, in a form reasonably approved by Parent, that (i) the Company Stock Option Plans and all Company Employee Options granted thereunder will terminate as of the Effective Time and (ii) such Person shall have fifteen (15) days in which to exercise such Person's vested Company Employee Options.

    Section 5.7 Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all Persons who are, at the time of this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use commercially reasonable efforts to cause each such Person to deliver to Parent as of the Closing Date, a written agreement substantially in the form attached as Exhibit B hereto.

    Section 5.8 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national trading system.

    Section 5.9 HSR Act Filing. Parent and the Company each will as promptly as practicable make or cause to be made all filings which are required under the HSR Act, and any applicable filings under the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act, as amended and all other federal, state or any similar foreign antitrust laws, rules, regulations, orders or decrees. Each such filing will request early termination of the waiting period imposed by the HSR Act. The Company and Parent each will use its commercially reasonable efforts to respond or cause a response to be made as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Entity in connection with antitrust matters; provided however, that nothing contained herein will be deemed to preclude either the Company or Parent from negotiating reasonably with any Governmental Entity regarding the scope and content of any such requested information and documentation. The Company and Parent will each use their respective commercially reasonable efforts to overcome any objections that may be raised by the FTC, the Antitrust Division or any other Governmental Entity having jurisdiction over antitrust matters. Notwithstanding the foregoing or any other provision of this Agreement, neither Parent, nor any of its Affiliates, shall be required to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets, categories of assets or lines of business of Parent, any of its Affiliates, or the Company, or the holding separate of the shares of the Company Stock or imposing or seeking to impose any limitation on the ability of Parent or its Subsidiaries or Affiliates to conduct their business or owns such assets or to acquire, hold or exercise full rights of ownership of the shares of the Company.

    Section 5.10 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement.

    Section 5.11 Tax Treatment. Each of Parent and the Company shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel in substantially the same form as is attached hereto as Exhibits C and D. Prior to issuing such opinions, Parent and Company shall use reasonable efforts to provide to counsel the customary officers' certificates in substantially the same form as Exhibits C and D respectively.

    Section 5.12 Tax Filings. Parent will cause the Surviving Corporation to make or cause to be made, in a timely manner, all filings required by and pursuant to Treasury Regulation Section 1.367(a)-3(c)(6).

    Section 5.13 Lock-up and Release Agreement. The Company agrees to use its commercially reasonable efforts to cause each of the stockholders of the Company to execute a Lock-up and Release Agreement in the form of Exhibit G hereto ("Lock-up Agreement"), providing that such stockholder will not sell, dispose of or otherwise transfer any of the shares of Parent received pursuant to the Merger and will not engage in hedging transactions with respect to such shares, for a period of six (6) months from the date of the Effective Time.

    Section 5.14 Further Assurances. The Company shall deliver, or shall cause to be delivered, in accordance with the terms of any note, indenture, credit agreement, warrant or other financing instrument or preferred stock, as promptly as practicable after the date hereof.

    Section 5.15 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated or this Agreement is terminated pursuant to
Section 7.

    Section 5.16  Indemnification of Officers and Directors.

        5.16.1 Until such time as the applicable statute of limitations shall have expired, the Surviving Corporation shall provide with respect to each present or former director and officer of the Company and its Subsidiaries (both present and past) (the "Indemnified Parties"), the indemnification rights (including any rights to advancement of expenses) which such Indemnified Parties had, whether from the Company or such subsidiary, immediately prior to the Effective Time, whether under the DGCL or the Articles of Incorporation or ByLaws of the Company or such subsidiary or otherwise.

        5.16.2 Immediately following the Effective Time, Parent shall cause to be in effect the current policies of directors' and officers' liability insurance maintained by the Company or any of its subsidiaries (provided Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred at or before the Effective Time, and Parent shall maintain such coverage for a period of six years after the Effective Time.

        5.16.3 This Section shall survive the Closing and is intended to benefit the Company, the Surviving Corporation and each of the Indemnified Parties and his or her heirs and representatives (each of whom shall be entitled to enforce this Section against Parent or the Surviving Corporation, as the case may be) and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

    Section 5.17 Listing. Parent will use all commercially reasonable efforts to cause to be conditionally approved for listing on the Toronto Stock Exchange and approved for trading on The NASDAQ National Market, subject to official notice of issuance, a sufficient number of shares of Parent Common Stock to be issued in the Merger.

    Section 5.18 No Solicitation. For a period of two years following the date hereof, if this Agreement is terminated for any reason pursuant to Article 7, neither Parent nor any of its Affiliates shall take any action prohibited under the Confidentiality Agreement.

                                   ARTICLE VI
                              Conditions Precedent

    Section 6.1  Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        6.1.1 The Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

        6.1.2 HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

        6.1.3 Governmental Approvals. All consents, approvals or orders of authorization of, or actions by any Governmental Entities shall have been obtained, and all registrations, declarations or filings with any Governmental Entities shall have been made, except in each case for those the failure of which to obtain or make, individually or in the aggregate, are not reasonable likely to have a Material Adverse Effect on the Company or Parent, as applicable.

        6.1.4 Required Third-Party Consents. All necessary consents, approvals or waivers from third parties to the Merger or the transactions contemplated hereby shall have been obtained, except for those the failure of which to obtain, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

        6.1.5 No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect enjoining or otherwise prohibiting the consummation of the Merger or which otherwise is reasonably likely to have a Material Adverse Effect on the Company or Parent.

        6.1.6 Registration Statement. The Registration Statement shall have become effective under the Securities Act with respect to the shares of Parent Common Stock to be issued in the Merger, and shall be effective at the Effective Time, no stop order suspending effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing or be, to the Knowledge of Parent or Company, threatened.

        6.1.7 Blue Sky Approvals. All necessary approvals under federal and state securities or "blue sky" laws and other authorizations relating to the issuance of Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been received.

        6.1.8 Listing. The shares of Parent Common Stock issuable pursuant to the Merger and the Company Stock Options shall have been conditionally approved for listing on the Toronto Stock Exchange and approved for trading on The NASDAQ National Market, subject to official notice of issuance.

        6.1.9 Recapitalization. Either (i) Recapitalization I shall have been approved by the Affirmative Vote or (ii) Recapitalization II shall have been approved by the requisite vote of the holders of Company Stock.

    Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

        6.2.1 Representations and Warranties. The representations and warranties of the Company set forth herein qualified as to Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct, in each case as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect on the Company.

        6.2.2 Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

        6.2.3 Closing Certificates. Company shall furnish Parent with the certificates of Steve Massey, Eric Mattson, and certificates of officers of the Company as may reasonably be requested by Parent, as to compliance with the conditions set forth in Section 6.2.1 and 6.2.2.

        6.2.4 Lock-up and Release Agreement. Stockholders of the Company holding in the aggregate at least 90% of the outstanding shares of Company Stock (calculated for the Series A Preferred, the Series B Preferred and the Series C Preferred on an as converted basis) and at least 95% of the Series A, Class IV shall have entered into a Lock-up and Release Agreement in the form of Exhibit G.

        6.2.5 Stockholders Agreement. Each of the Stockholders Agreement, dated June 7, 2000; the Second Amended and Restated Investor Rights Agreement, dated June 7, 2000; and the Second Amended and Restated Voting Agreement, dated as of June 7, 2000 shall have been terminated.

        6.2.6 Appraisal Rights. The holders of no more than 3% of the issued and outstanding shares of Company Stock (calculated for the Series A Preferred, the Series B Preferred and the Series C Preferred on an as converted basis) shall have notified Parent or the Company of their intention to exercise its statutory appraisal rights as set forth in DGCL in connection with the Merger.

        6.2.7 Tax Opinion. Parent shall have received from Davis Wright Tremaine, LLP, counsel to Parent, on the Closing Date, an opinion, substantially in the form of Exhibit C and dated as of such date.

        6.2.8  Legal Opinion.  Parent shall have received at the Closing from
(i) King & Spalding, legal counsel to the Company, a written opinion, dated the Effective Time in the form of Exhibit H and (ii) from Morris, Nichols, Arsht & Tunnell a reasoned written opinion dated the Effective Time as to the due authorization and valid issuance of the Series C Preferred.

        6.2.9 Affiliate Letters. Parent shall have received a letter from each person who, in the opinion of the Company and its counsel, is an "affiliate" (as that term is defined in Rule 405 promulgated by the SEC under the 1933 Act) of the Company in the form attached hereto as Exhibit B.

        6.2.10 Termination of Warrant. All warrants to purchase Company Stock shall have been terminated, including but not limited to the warrants held by Lucent Technologies, Inc. f/k/a Ascend Communications, Inc., Barry Schiffman and Steven Massey.

        6.2.11 No Material Adverse Changes. There shall have not been since the date of this Agreement any Material Adverse Change with respect to the operations, financial conditions, assets, liabilities or business of the Company or its business.

        6.2.12 Certain Relationships. There shall not have been between the date hereof and the Effective Time a materially adverse change in the Company's peering relationships with the entities listed on Schedule 6.2.10.

        6.2.13 Employee Matters. All holders of Company Employee Options shall have been given an opportunity to exercise all outstanding options, as vested, pursuant to the applicable option plans and grant letters and all stock options not so exercised, and each of the Company Stock Option Plans shall have been terminated.

        6.2.14 Termination Agreements. The Company shall have terminated on or before March 31, 2001 on the terms thereof any employment agreement which provides for a term or duration of employment longer than four months and have used its commercially reasonable efforts to obtain a release reasonably acceptable to Parent of all claims associated with the terminated agreements.

        6.2.15 401(k) Plan. The Board of Directors, by written resolution, shall have caused the Company to have terminated any plan of the Company qualified under Code Section 401(k), including but not limited to the 401(k) Plan disclosed in Section 3.1.12.1 of the Company Disclosure Schedule and shall fully vest all participants under such 401(k) plans, such termination and vesting to be effective immediately prior to the Effective Time. Parent reserves the right to suspend the distribution of benefits from the 401(k) Plan until the later of the receipt of a favorable determination letter from the IRS with respect to the termination of such Plan or the completion of final testing and recordkeeping for such Plan.

    Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

        6.3.1 Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein qualified as to Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct, as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct is not reasonably likely to have a Material Adverse Effect.

        6.3.2 Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

        6.3.3 Officer Certificates. Parent shall furnish Company with a certificate of its appropriate officers as to compliance with the conditions set forth in Section 6.3.1 and 6.3.2.

        6.3.4 Tax Opinions. The Company shall have received from King & Spalding, counsel to the Company, on the date on which the Registration Statement is declared effective by the SEC and on the Closing Date, an opinion, in each case substantially in the form of Exhibit D and dated as of such respective date.

        6.3.5 Legal Opinions. The Company shall have received at closing from each of Davis Wright Tremaine, LLP and Stewart McKelvey Stirling Scales, each, counsel to Parent and Merger Sub, a legal opinion in the form of Exhibit I-1 and I-2, respectively.

    Section 6.4 Frustration of Closing Conditions. Neither Parent, Merger Sub nor the Company may rely on the failure of any condition set forth in
Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                  ARTICLE VII
                       Termination, Amendment and Waiver

    Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder
Approval:

        7.1.1  by mutual written consent of Parent, Merger Sub and the Company.

        7.1.2  by either Parent or the Company:

            7.1.2.1 if the Merger shall not have been consummated by May 31, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1.2.1 shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

            7.1.2.2 if (A) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Entity having competent jurisdiction enjoining Parent and the Company from consummating the Merger is entered and such judgment, injunction or order shall have become final and non-appealable; or

            7.1.2.3 if the Company Stockholders' Meeting is duly convened and finally adjourned without Company Stockholder Approval being obtained.

        7.1.3 by Parent, if the Company shall have misrepresented, breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (a "Company Default"), which Company Default would give rise to the failure of a condition set forth in Section 6.2.1 or 6.2.2 at the time of such Company Default; provided that if such Company Default is curable by the Company, then Parent may not terminate this Agreement under this Section 7.1.3 until twenty
(20) days after delivery of written notice to the Company of the Company Default if such Company Default is then continuing.

        7.1.4 by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement ("Parent Default"), which Parent Default would give rise to the failure of a condition set forth in
Section 6.3.1 or 6.3.2 at the time of such Parent Default; provided that if such Parent Default is curable by Parent, then the Company may not terminate this Agreement under this Section 7.1.4 until twenty (20) days after delivery of written notice to Parent of the Parent Default if such Parent Default is then continuing.

        7.1.5 by Parent or the Company, if, prior to the Company Stockholder Approval, the Board of Directors of the Company withdraws or modifies its recommendation of this Agreement or the Merger pursuant to Section 4.3 hereof.

    Section 7.2  Effect of Termination.

        7.2.1 If Parent or the Company exercises its right to terminate this Agreement pursuant to Section 7.1.5, the Company shall pay to Parent
$1.5 million, payable in same day funds, as liquidated damages and not as a penalty to reimburse Parent for its time, expense and lost opportunity costs of pursuing the Merger.

        7.2.2 In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of the last sentence of
Section 5.4, Section 5.9, Section 5.18, this Section 7.2 and Article IX, which provisions survive such termination, and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. No termination of this Agreement shall relieve any party from any liability arising from the breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    Section 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or of Parent without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    Section 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    Section 7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to
Section 7.4 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                  ARTICLE VIII
                                Indemnification

    Section 8.1  Indemnification by the Company.

        8.1.1 The Company prior to the Effective Time, and the Company's Stockholders following the Effective Time (each, an "Indemnifying Party") covenants and agrees to indemnify, defend and hold harmless Parent, the Surviving Corporation and Merger Sub and their respective successors, assigns and affiliates and the directors, officers, agents and employees of any of them (collectively, the "Parent Indemnified Parties") from and against any and all losses, liabilities, expenses (including but not limited to attorneys' fees) imposed on, incurred or suffered by or asserted against any Parent Indemnified Parties, directly or indirectly, to the extent resulting from, arising out of or incurred with respect to (i) any breach of any representation or warranty of the Company contained in this Agreement; (ii) any breach of any covenant of the Company contained in this Agreement; (iii) any misrepresentations or omissions by the Company of information that was or should have been included in the Registration Statement or the Proxy Statement; and (iv) the matters listed on
Section 8.1.1 of the Company Disclosure Schedule (collectively, "Damages"). Parent Indemnified Parties shall be entitled to recover all Damages from the Escrow Amount subject to the provisions of this Article VIII (including
Section 8.1.4) and the Escrow Agreement.

        8.1.2  Indemnification Procedure.

            8.1.2.1 Promptly after receipt by a Parent Indemnified Party of notice by a third party of any complaint or the commencement of any audit, investigation, action or proceeding with respect to which such Parent Indemnified Party may be entitled to receive payment from the Indemnifying Party for any Damages, such Parent Indemnified Party will notify the Stockholder Representative, promptly following the Indemnified Party's receipt of such complaint or of notice of the commencement of such audit, investigation, action or proceeding; provided, however, that the failure to so notify the Stockholder Representative will relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Stockholder Representative results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Stockholder Representative on behalf of the Indemnifying Party will have the right, upon written notice delivered to the Parent Indemnified Party within ten (10) days thereafter, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Parent Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Stockholder Representative on behalf of the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above, within such ten
(10)-day period, then such Parent Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or proceeding and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one (1) counsel for all Parent Indemnified Parties in any jurisdiction in any single audit, investigation, action or proceeding. In any audit, investigation, action or proceeding with respect to which indemnification is being sought hereunder, the Parent Indemnified Party or the Stockholder Representative on behalf of the Indemnifying Party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such party's own expense. The Stockholder Representative or the Parent Indemnified Party, as the case may be, will at all times use reasonable efforts to keep the holders of Company Stock or the Parent Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

            8.1.2.2 No Parent Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the applicable Indemnifying Party (or in the event the Indemnifying Party is the Company's Stockholders, the Stockholder Representative), unless (i) the applicable Indemnifying Party (or in the event the Indemnifying Party is the Company's Stockholders, the Stockholder Representative) fails to assume and maintain the defense of such claim pursuant to Section 8.1.2.1 or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim.

            8.1.2.3 In the event a Parent Indemnified Party claims a right to payment pursuant to this Agreement, such Parent Indemnified Party will send written notice of such claim to the applicable Indemnifying Party (or in the event the Indemnifying Party is the Company's Stockholders, the Stockholder Representative). Such notice will specify the basis for such claim. As promptly as possible after the Parent Indemnified Party has given such notice, such Parent Indemnified Party and the Stockholder Representative on behalf of the Indemnifying Party will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days of the final determination of the merits and amount of such claim, the Indemnifying Party will pay to the Parent Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

        8.1.3 Claims Period. For purposes of this Agreement, a claim for indemnification under this Article VIII may be asserted under this Agreement by a Parent Indemnified Party during the six month period following the Closing Date, except that claims made with regard to Sections 3.1.5.2 may be brought during the one year period following the Closing Date (the "Claims Period"). Notwithstanding the foregoing, if, prior to the close of business on the last day of the Claims Period, the Stockholder Representative shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

        8.1.4 Liability Limits. Notwithstanding anything to the contrary set forth herein, the Parent Indemnified Parties shall not make a claim against any Indemnifying Party for indemnification under this Article VIII for Damages unless and until the aggregate amount of such Damages exceeds $150,000 (the "PURCHASER BASKET"), in which event the Parent Indemnified Parties may claim indemnification for the Damages in excess of the initial $150,000. Any indemnification payments required to be made by any Indemnifying Party should be made exclusively from the Escrow Amount and the Parent Indemnified Parties shall have no recourse against holder of Company Stock or their assets or properties.

        8.1.5 Exclusivity. The right of Parent and Merger Sub to assert claims for Damages pursuant to this Article VIII after the Effective Time and receive payments pursuant to this Article VIII shall be the sole and exclusive right and remedy exercisable by such parties with respect to any breach by the Company of any representation or warranty or covenant in this Agreement or any Schedule.

                                   ARTICLE IX
                               General Provisions

    Section 9.1 Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, shall, in the case of the representations and warranties set forth in Section 3.1.5.2 only, terminate one year from the Effective Time and otherwise terminate six months from the Effective Time, and thereafter shall be of no further force and effect, except for any claim with respect to which notice has been given to the party to be charged prior to such expiration date.

    Section 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered Personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Parent or Merger Sub, to

    360networks inc.
    1066 West Hastings Street
    Suite 1500
    Vancouver, B.C. V6E3X1
    Attn: Catherine McEachern, General Counsel
    Telecopier: (604) 648-7747

            With a copy to:
           Davis Wright Tremaine LLP
           2300 Wells Fargo Tower
           1300 SW Fifth Avenue
           Portland, Oregon 97201
           Attn: Benjamin G. Wolff, Esq.
           Telecopier: (503) 778-5299

    And

    if to the Company, to

    NetRail, Inc.
    230 Peachtree Street, Suite 1700
    Atlanta, Georgia 30303
    Telecopier: (404) 739-4306
    Attention: ____________

            With a copy to:
           King & Spalding
           191 Peachtree Street
           Atlanta, Georgia 30303
           Attn: Bruce N. Hawthorne, Esq.
           Telecopier: (404) 572-5100

    And
    if to the Stockholder Representative, to Charles Moore
    UBS Capital America II, LLC
    299 Park Avenue
    New York, New York 10171-0026
    Telecopier: (212) 821-6333

    And
George Kelly
    c/o Summit Capital Group
    600 Travis, Suite 6110
    Houston, Texas 77002
    Telecopier: (703) 332-2701

    Section 9.3  Definitions.  For purposes of this Agreement:

        9.3.1 "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction involving the Company or (ii) the acquisition, directly or indirectly, of
(A) an interest representing greater than 15% of the voting securities of the Company or (B) assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets or earning power of the Company, other than the transactions contemplated by this Agreement.

        9.3.2  "Adjusted Option" shall have the meaning specified in
Section 5.6.1.1.

        9.3.3 an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

        9.3.4  "Affiliated Employer" shall have the meaning specified in
Section 3.1.11.

        9.3.5 "Affirmative Vote" means (i) the unanimous affirmative vote of the holders of all of the voting power of all outstanding shares of Common Stock; (ii) the affirmative vote of the holders of not less than 67% of the voting power of all outstanding shares of Series A Preferred; and (iii) the unanimous affirmative vote of the holders of all of the voting power of all outstanding shares of Series B Preferred.

        9.3.6 "Agreement" shall have the meaning specified in the introductory paragraph.

        9.3.7 "Antitrust Division" means the Antitrust Division of the Department of Justice.

        9.3.8 "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York City.

        9.3.9  "Certificates" shall have the meaning specified in
Section 2.4.2.

        9.3.10  "Certificate of Merger" shall have the meaning specified in
Section 1.3.

        9.3.11  "Claim" shall have the meaning specified in Section 8.1.2.

        9.3.12  "Class I Preferred" shall have the meaning specified in
Section 2.2.1.2.

        9.3.13  "Class II Preferred" shall have the meaning specified in
Section 2.2.1.3.

        9.3.14  "Class III Preferred" shall have the meaning specified in
Section 2.2.1.4.

        9.3.15  "Class IV Preferred" shall have the meaning specified in
Section 2.2.1.5.

        9.3.16  "Class V Preferred" shall have the meaning specified in
Section 2.2.1.6.

        9.3.17  "Closing" shall have the meaning specified in Section 1.2.

        9.3.18  "Closing Date" shall have the meaning specified in Section 1.2.

        9.3.19  "Code" shall have the meaning specified in the Recitals.

        9.3.20  "Company" means NetRail, Inc.

        9.3.21  "Company Balance Sheet" shall have the meaning specified in
Section 3.1.5.

        9.3.22  "Company Benefit Plans" shall have the meaning specified in
Section 3.1.11.

        9.3.23  "Company Common Stock" shall have the meaning specified in
Section 2.2.1.1.

        9.3.24 "Company Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law that the Company is or has ever been a member or any group of corporations with which the Company files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate Return.

        9.3.25  "Company Default" shall have the meaning specified in
Section 7.1.3.

        9.3.26 "Company Disclosure Schedule" shall have the meaning specified in Section 3.1.

        9.3.27 "Company Permits" means all permits, licenses, variances, exemptions, orders, registrations, consents, franchises and approvals of all Governmental Entities which are required for the operation of the businesses of the Company.

        9.3.28  "Company Stock" shall have the meaning specified in
Section 2.2.1.

        9.3.29 "Company Stock Option Plans" means the 1998 Company Stock Option Plan and the 2000 Employee and Director Stock Option Plan of the Company.

        9.3.30 "Company Stock Options" shall mean the options issued pursuant to the Company Stock Option Plan.

        9.3.31 "Company Stockholder Approval" shall have the meaning specified in Section 3.1.14.

        9.3.32 "Company Stockholders' Meeting" shall have the meaning specified in Section 3.1.6.

        9.3.33  "Confidentiality Agreement" shall have the meaning specified in
Section 4.2.1.

        9.3.34  "Damages" shall have the meaning specified in Section 8.1.1.

        9.3.35  "DGCL" means the Delaware General Corporation Law.

        9.3.36  "Effective Time" shall have the meaning specified in
Section 1.3.

        9.3.37  "ERISA" means the Employee Retirement Income Security Act of
1974.

        9.3.38  "Escrow Amount" shall have the meaning specified in
Section 2.3.

        9.3.39 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        9.3.40  "Exchange Agent" shall have the meaning specified in
Section 2.4.1.

        9.3.41  "Exchange Ratio" shall have the meaning specified in
Section 2.2.

        9.3.42  "FTC" means the Federal Trade Commission.

        9.3.43  "GAAP" means the generally accepted accounting principles.

        9.3.44  "Governmental Entity" shall have the meaning specified in
Section 3.1.4.

        9.3.45 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        9.3.46  "Indemnified Parties" shall have the meaning specified in
Section 5.16.1.

        9.3.47 "Intellectual Property Rights" shall have the meaning specified in Section 3.1.18.1.

        9.3.48 The words "to the Knowledge of the Company" or "to the Company's Knowledge" and words of similar import shall mean the knowledge of any one of the Persons listed in Section 9.3.47 in the Company Disclosure Schedule. The words "to the Knowledge of Parent" or "to Parent's Knowledge" and words of similar import shall mean the knowledge of any one of the persons listed in
Section 9.3.47 of the Parent Disclosure Schedule.

        9.3.49 "Lien" means any mortgage, lien, pledge, security interest, encumbrance or other interest, consensual or otherwise, in property securing a monetary obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and any other option, charge, restriction, equity or claim against any property of any nature whatsoever.

        9.3.50  "Lock-up Agreement" shall have the meaning specified in
Section 5.13.

        9.3.51 "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or is reasonably likely to be, materially adverse to the business, financial condition, assets or results of operations of such party and its Subsidiaries taken as a whole, other than any change, effect, event, occurrence or state of facts relating to the economy in general, the industries in which the Company operates in general, or public announcement of either the execution of this Agreement or the transactions contemplated hereunder.

        9.3.52  "Material Contract" shall have the meaning specified in
Section 3.1.10.

        9.3.53  "Merger" shall have the meaning specified in the Recitals.

        9.3.54  "Merger Consideration" shall have the meaning specified in
Section 2.2.1.

        9.3.55 "Merger Sub" means 360networks sub, inc., a Delaware corporation and a wholly owned Subsidiary of Parent.

        9.3.56  "Parachute Gross-Up Payment" shall have the meaning specified in
Section 3.1.12.5.

        9.3.57 "Parent" means 360networks inc., a company continued under the laws of the Province of Nova Scotia, Canada.

        9.3.58  "Parent Common Stock" shall have the meaning specified in the
Section 3.2.2.1.1.

        9.3.59 "Parent Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law that Parent (or any Subsidiary of Parent) is or has ever been a member or any group of corporations with which Parent files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate Return.

        9.3.60  "Parent Default" shall have the meaning specified in
Section 7.1.4.

        9.3.61  "Parent Disclosure Schedule" shall have the meaning specified in
Section 3.2.

        9.3.62  "Parent Indemnified Parties" shall have the meaning specified in
Section 8.1.1.

        9.3.63  "Parent Multiple Voting" shall have the meaning specified in
Section 3.2.2.1.2.

        9.3.64  "Parent Preferred Stock" shall have the meaning specified in
Section 3.2.2.1.3.

        9.3.65  "Parent SEC Documents" shall have the meaning specified in
Section 3.2.4.

        9.3.66 "Person" means an individual, corporation, partnership, limited liability Company, joint venture, association, trust, unincorporated organization or other entity.

        9.3.67  "Proxy Statement" shall have the meaning specified in
Section 3.1.6.

        9.3.68  "Recapitalization Event" shall have the meaning specified in
Section 2.2.5.

        9.3.69  "Registration Statement" shall have the meaning specified in
Section 3.1.6.

        9.3.70  "Restraints" shall have the meaning specified in Section 6.1.5.

        9.3.71 "Returns" means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

        9.3.72  "SAR's" shall have the meaning specified in Section 3.1.3.3

        9.3.73  "SEC" means the Securities and Exchange Commission.

        9.3.74  "Series A Preferred" shall have the meaning specified in
Section 2.2.1.

        9.3.75  "Series B Preferred" shall have the meaning specified in
Section 2.2.1.7.

        9.3.76  "Standstill Agreement" shall have the meaning specified in
Section 4.2.1.4.

        9.3.77 "Stockholders' Voting Agreement" shall have the meaning specified in the Recitals.

        9.3.78 A "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership, membership or partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

        9.3.79 "Superior Proposal" means any unsolicited, bona fide written Acquisition Proposal that the Board of Directors of the Company determines in good faith by a majority vote, after consultation with a financial advisor of nationally recognized reputation, and taking into account all the terms and conditions of the Acquisition Proposal, is more favorable from a financial point of view to the Company's stockholders than the Merger and for which financing, to the extent required, is then fully committed or, in the good faith judgment of the Board of Directors, is likely to be obtainable.

        9.3.80  "Surviving Corporation" shall have the meaning specified in
Section 1.1.

        9.3.81 "Taxes" shall mean all (x) taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limitation, all income or profits taxes (including but not limited to federal and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums, and other taxes or similar governmental charges (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group; and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (x) or (y).

    Section 9.4 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and

"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent; and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

    Section 9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Stockholder's Support Agreements and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement; and (b) except for Section 5.6, Section 5.7 and Section 5.16, are not intended to confer upon any Person other than the parties any rights or remedies.

    Section 9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

    Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 9.9 Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Washington or in Washington state court in the event that the Company or its stockholders initiates such action or in any Federal court located in the State of Georgia or in Georgia state court in the event Parent or Merger Sub initiates such action, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Washington or any Washington state court in the event that the Company or its stockholders initiates such action or in any Federal court located in the State of Georgia or in Georgia state court in the event Parent or Merger Sub initiates such action in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement;
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Washington or a Washington state court in the event that the Company or its stockholders initiates such action or in any Federal court located in the State of Georgia or in Georgia state court in the event Parent or Merger Sub initiates such action.

    Section 9.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 9.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    Section 9.12 Construction. This Agreement has been negotiated by the Company and Parent and their respective counsel and shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

    Section 9.13 Stockholder Representative. In the event that the Merger is approved by the Company Stockholder Approval, effective upon such approval, each of George Kelly and Charles Moore, acting individually, shall be irrevocably constituted and appointed as the true and lawful agent and attorney-in-fact (referred to in this Agreement as the "Stockholder Representative") of such holder of Company Stock with full powers of substitution to act in the name, place and stead of such holder of Company Stock with respect to the performance on behalf of such holder of Company Stock under the terms and provisions of this Agreement, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Stockholder Representative shall deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement, including without limitation the power:

        (a) to execute and deliver the Escrow Agreement and execute and deliver all ancillary agreements, certificates and documents which the Stockholder Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by the terms and provisions of this Agreement;

        (b) to act for such holder of Company Stock with respect to all indemnification matters referred to in this Agreement, including the right to compromise or settle any such claims on behalf of such holder of Company Stock;

        (c) to amend or waive any provision of this Agreement (including any condition to closing) in any manner which does not differentiate among the holders of Company Stock;

        (d) to employ and obtain the advice of legal counsel, accountants and other professional advisors as the Stockholder Representative, in his sole discretion, deems necessary or advisable in the performance of his duties as Stockholder Representative and to rely on their advice and counsel;

        (e) to incur any expenses, to liquidate and withhold assets received on behalf of the holders of Company Stock prior to their distribution to the holders of Company Stock to the extent of any amount which the Stockholder Representative deems necessary for payment of or as a reserve against expenses, and to pay such expenses or to deposit the same in an interest-bearing bank account established for such purpose;

        (f) to receive all notices, communications and deliveries hereunder on behalf of such holder of Company Stock under this Agreement; and

        (g) to do or refrain from doing any further act or deed on behalf of such holder of Company Stock which the Stockholder Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as any of the holders of Company Stock could do if personally present and acting and as though any reference to a holder or holders of Company Stock in this Agreement were a reference to the Stockholder Representative.

    The appointment of the Stockholder Representative shall be deemed coupled with an interest and shall be irrevocable, and Parent, Merger Sub and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Stockholder Representative as the act of the holders of Company Stock in all matters referred to in this Agreement. Upon consummation of the Merger, each holder of Company Stock shall be deemed to have ratified and confirmed all that the Stockholder Representative shall do or cause to be done by virtue of his appointment as Stockholder Representative of such holder of Company Stock. The Stockholder Representative shall act for the holders of Company Stock on all of the matters set forth in this Agreement in the manner the Stockholder Representative believes to be in the best interest of the holders of Company Stock, but the Stockholder Representative shall not be responsible to any holder of Company Stock for any loss or damage any holder of Company Stock may suffer by reason of the performance by the Stockholder Representative of his duties under this Agreement, other than loss or damage arising from willful misconduct in the performance of his duties under this Agreement.

    If the Stockholder Representative resigns or ceases to function in such capacity for any reason whatsoever, then the holders of Company Stock which held a majority of the voting capital stock of the Company on the date hereof shall appoint a successor; provided, however, that if for any reason no successor has been appointed within thirty (30) days, then any holder of Company Stock or Parent shall have the right to petition a court of competent jurisdiction for appointment of a successor.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

360networks inc.                                   360networks sub, inc.

By:                                                By:

Name:                                              Name:

Its:                                               Its:

NetRail, Inc.

By:

Name:

Its:

George Kelly
as Stockholder Representative

Charles Moore
as Stockholder Representative

EXHIBIT LIST

EXHIBIT A--Escrow Agreement

EXHIBIT B--Affiliates

EXHIBIT C--Form of Tax Opinion

EXHIBIT D--Form of Tax Opinion

EXHIBIT E--Form of Promissory Note

EXHIBIT G--Lock-up Agreement

EXHIBIT H--Legal Opinion-Company

EXHIBIT I--Legal Opinion-Parent and Merger Sub

EXHIBIT J-1--Recapitalization I

EXHIBIT J-2--Recapitalization II

                                   EXHIBIT A
                                ESCROW AGREEMENT

                                   EXHIBIT B
                                   AFFILIATES

                                   EXHIBIT C
                              FORM OF TAX OPINION

                                   EXHIBIT D
                                FORM OF OPINION

                                   EXHIBIT E

                            FORM OF PROMISSORY NOTE

                                   EXHIBIT G

                               LOCK-UP AGREEMENT

                                  EXHIBIT I-1
                              LEGAL OPINION-PARENT
                          (DAVIS WRIGHT TREMAINE LLP)

                                  EXHIBIT I-2
                              LEGAL OPINION-PARENT
                       (STEWART MCKELVEY STIRLING SCALES)

                                  EXHIBIT J-1

    Recapitalization I will provide for the conversion of shares of Company Common Stock on the following basis:

                                                               AGGREGATE NUMBER OF SHARES
                                AGGREGATE NUMBER OF SHARES    OF SERIES C PREFERRED STOCK
HOLDER AS OF THE DATE HEREOF     OF COMPANY COMMON STOCK         AFTER RECAPITALIZATION
----------------------------    --------------------------   ------------------------------
Former Holders of Subordinated          1,417,190                      4,785,118
Convertible Notes issued
pursuant to the Loan
Agreement, dated as of
October 31, 1999

Maxnet, Inc.                            4,392,000                      2,512,473

Christopher Blane                         270,000                       283,213

Lawrence Newlin                            54,546                       151,047

JAFCO Co, Ltd.                          2,196,000                       621,935
JAFCO R-3 Investment
Enterprise Partnership
JAFCO JS-3 Investment
Enterprise Partnership
JAFCO G-6(A) Investment
Enterprise Partnership
JAFCO G-6(B) Investment
Enterprise Partnership
U.S. Information Technology
No. 2 Investment Enterprise
Partnership

William Todd Davis                          7,500                        5,142

Deborah A. Sylvia                           4,500                        3,085

D. Bryce Dryden                            10,500                        7,199

Nancy Swartz                               54,000                        37,024

Any other shares of Company                   - -            Convert based on a ratio of
Common Stock                                                 one share of Company Common
                                                             Stock to .25 shares of Series
                                                             C Preferred

\

                                  EXHIBIT J-2

    Recapitalization II will provide for the conversion of shares of Company Common Stock on the following basis:

                                                                        AGGREGATE NUMBER OF SHARES
HOLDER AS OF THE DATE HEREOF OF COMPANY  AGGREGATE NUMBER OF SHARES    OF SERIES C PREFERRED STOCK
COMMON STOCK                              OF COMPANY COMMON STOCK         AFTER RECAPITALIZATION
---------------------------------------  --------------------------   ------------------------------
Former Holders of Subordinated                   1,417,190                      1,417,190
Convertible Notes issued pursuant to
the Loan Agreement, dated as
October 31, 1999

Maxnet, Inc.                                     4,392,000                      4,392,000

Christopher Blane                                  270,000                       270,000

Lawrence Newlin                                     54,546                        54,546

JAFCO Co, Ltd.                                   2,196,000                      2,196,000
JAFCO R-3 Investment
Enterprise Partnership
JAFCO JS-3 Investment
Enterprise Partnership
JAFCO G-6(A) Investment
Enterprise Partnership
JAFCO G-6(B) Investment
Enterprise Partnership
U.S. Information Technology
No. 2 Investment Enterprise Partnership

William Todd Davis                                   7,500                        7,500

Deborah A. Sylvia                                    4,500                        4,500

D. Bryce Dryden                                     10,500                        10,500

Nancy Swartz                                        54,000                        54,000

Any other shares of Company Common                     - -            Convert based on a ratio of
Stock                                                                 one share of Company Common
                                                                      Stock to .25 shares of Series
                                                                      C Preferred

                                                                      APPENDIX B

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 NETRAIL, INC.

    The present name of the corporation is NETRAIL, INC., which is the name under which the corporation was originally incorporated. The date of filing of the original Certificate of Incorporation of NETRAIL, INC. with the Secretary of State of Delaware is December 24, 1997.

    The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders of NETRAIL, INC. in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    The Certificate of Incorporation of NETRAIL, INC., as amended and restated herein, shall read as follows:

                                   ARTICLE I.

    The name of the corporation is NETRAIL, INC. (the "CORPORATION").

                                  ARTICLE II.

    The address of the registered office of the Corporation in the State of Delaware is:

                          Corporation Service Company
                                1013 Centre Road
                 Wilmington, New Castle County, Delaware 19805

    The name of the Corporation's registered agent is Corporation Service
Company.

                                  ARTICLE III.

    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.

    A. CLASSES OF CAPITAL STOCK. The Corporation is authorized to issue two classes of stock designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares, Seventy-Five Million (75,000,000) shares of which will be Common Stock (the "COMMON STOCK") and Thirty-Five Million (35,000,000) shares of which shall be Preferred Stock (the "PREFERRED STOCK"). The Preferred Stock shall have a par value of one cent ($0.01) per share and the Common Stock shall have a par value of one cent ($0.01) per share.

    The Corporation's Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of Preferred Stock in one or more series or classes, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares of Preferred Stock to be included in each such series or class, and to fix the designation, powers, preferences and rights of the Preferred Stock of each such series or class and any qualifications, limitations or restrictions thereof, and to establish from time to time the number of shares of any such series or class and the designation thereof and to increase or decrease the number of shares of any series or class subsequent to the issuance of shares of that series or class. In case the number of shares of any series or class shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series or class.

    B. VOTE TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-converted-to-Common-Stock basis).

    C. PREFERRED STOCK. Two Million Five Hundred Thousand (2,500,000) shares of the Preferred Stock shall be designated and known as "Series A Preferred, Class I Stock" (the "CLASS I STOCK"), Two Million Five Hundred Thousand (2,500,000) Shares of the Preferred Stock shall be designated and known as "Series A Preferred, Class II Stock" (the "CLASS II STOCK"), Two Million Five Hundred Thousand (2,500,000) Shares of the Preferred Stock shall be designated and known as "Series A Preferred, Class III Stock" (the "CLASS III STOCK"), Two Million Five Hundred Thousand (2,500,000) Shares of the Preferred Stock shall be designated and known as "Series A Preferred, Class IV Stock" (the "CLASS IV STOCK"), One Million (1,000,000) Shares of the Preferred Stock shall be designated and known as "Series A Preferred, Class V Stock" (the "CLASS V STOCK"), Eight Million (8,000,000) Shares of the Preferred Stock shall be designated and known as "Series B Preferred Stock" (the "SERIES B PREFERRED"), and Ten Million (10,000,000) Shares of the Preferred Stock shall be designated and known as "Series C Preferred Stock" (the "SERIES C PREFERRED"). The Class I Stock, the Class II Stock, the Class III Stock, the Class IV Stock and the
Class V Stock are collectively referred to as the "SERIES A PREFERRED." The Series A Preferred and the Series B Preferred are collectively referred to as the "AB SERIES PREFERRED." The Series A Preferred, the Series B Preferred and the Series C Preferred are collectively referred to as the "SERIES PREFERRED." The balance of the shares of Preferred Stock, if any, may be divided into such number of shares of such further class or series as the Board of Directors may determine with such rights, preferences, privileges and restrictions as the Board of Directors may determine in connection herewith.

    D. THE SERIES PREFERRED. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

        1.  DIVIDEND RIGHTS.

            A. Holders of the Class I Stock, in preference to the holders of the Common Stock and any other stock of the Corporation ranking junior to the Series Preferred with regard to payment of dividends or liquidation (together, "JUNIOR STOCK"), shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) of the Original Issue Price per annum on each outstanding share of Class I Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Class I Stock shall be Three Dollars and Seventy-Nine Cents ($3.79) per share. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be noncumulative.

            B. Holders of the Class II Stock, in preference to the holders of the Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) of the Original Issue Price per annum on each outstanding share of Class II Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Class II Stock shall be Four Dollars and Fifty Cents ($4.50) per share. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be noncumulative.

            C. Holders of the Class III Stock, in preference to holders of the Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) of the Original Issue Price per annum on each outstanding share of Class III stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Class III Stock shall be Ten Dollars ($10.00) per share. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be noncumulative.

            D. Holders of the Class IV Stock, in preference to the holders of the Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) of the Original Issue Price per annum on each outstanding share of Class IV Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Class IV Stock shall be Four Dollars and Fifteen Cents ($4.15) per share. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be noncumulative.

            E. Holders of the Class V Stock, in preference to holders of the Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) of the Original Issue Price per annum on each outstanding share of Class V Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Class V Stock shall be Ten Dollars ($10.00) per share. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be noncumulative.

            F. Holders of the Series B Preferred, in preference to holders of the Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) of the Original Issue Price per annum on each outstanding share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Series B Preferred shall be Ten Dollars and Two-Hundred Seventy Three One-Thousandths Cents ($10.273) per share. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be noncumulative.

            G. Holders of the Series C Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) of the Original Issue Price per annum on each outstanding share of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Series C Preferred shall be equal to (A) .0405827 multiplied by the total amount payable to holders of the AB Series Preferred upon any liquidation, dissolution or winding up of the Corporation DIVIDED BY (B) the number of issued and outstanding shares of Series C Preferred.

            H. In the event dividends are paid on any share of Junior Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 1.h shall not, however, apply to (i) a dividend payable in Junior Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Corporation that is unanimously approved by the Corporation's Board of Directors.

        2.  VOTING RIGHTS.

            A. GENERAL RIGHTS. Except as otherwise provided herein or as required by law, the Series Preferred shall be voted together with the Common Stock, and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

            B. SEPARATE AFFIRMATIVE VOTE OF SERIES A PREFERRED. For so long as at least 1,000,000 shares of Series A Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least two-thirds (66 2/3%) of the outstanding Series A Preferred, voting together as a single class, shall be necessary for effecting or validating any action, including the filing of a Certificate of Designation, that (i) alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions, of the Series A Preferred so as to affect them adversely, or (ii) increases or decreases the authorized number of shares of Series A Preferred. If such action has the effect specified in
(i) or (ii) only on certain classes of Series A Preferred, then only such classes of Series A Preferred shall vote on such action pursuant to this
Section 2.b, voting together as a separate class.

            C. RIGHT OF HOLDERS OF SERIES A PREFERRED AND COMMON STOCK TO DISAPPROVE SERIES A EVENTS. This section shall apply so long as at least 1,000,000 shares of Series A Preferred remain outstanding and shall apply in addition to any other vote or consent required herein or by law. At least fifteen (15) days prior to the occurrence of a Series A Event (defined below), the Corporation shall deliver to each holder of Series A Preferred and each holder of Common Stock a notice describing the proposed Series A Event in reasonable detail. The Corporation shall be entitled to effect the proposed Series A Event unless, within fifteen (15) days after the delivery of such notice, the Corporation receives written notices from holders of 75% or more of the votes represented by the outstanding shares of Series A Preferred and Common Stock, taken as a whole, disapproving of the Series A Event (in which event, such Series A Event shall not be effected), PROVIDED, HOWEVER, that no notice need be given and no right to disapprove shall apply as to any action taken by the Corporation that is necessary to comply with applicable law. The term "Series A Event" means:

                (I) Any increase or decrease (other than by redemption or conversion) in the authorized number of shares of Common Stock or Preferred Stock;

                (II) Any creation, authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or equity securities or any other securities or other rights convertible into, exchangeable for, or otherwise entitling the holder thereof to receive, equity securities of the Corporation ranking on a parity with or senior to a class of Series A Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

                (III) Any action that results in the redemption, repurchase or other acquisition by the Corporation for value, or payment of dividends or other distributions with respect to, Junior Stock or Preferred Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer);

                (IV) Any agreement by the Corporation or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 3.c below);

                (V) Any action that results in the payment or declaration of a dividend on any shares of Common Stock or Preferred Stock;

                (VI) Any voluntary dissolution or liquidation of the Corporation; or

                (VII) Any increase or decrease in the authorized number of members of the Corporation's Board of Directors.

            D. SEPARATE AFFIRMATIVE VOTE OF SERIES B PREFERRED. For so long as 1,000,000 shares Series B Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least two-thirds (66 2/3%) of the outstanding Series B Preferred shall be necessary for effecting or validating any action, including the filing of a Certificate of Designation, that (i) alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions, of the Series B Preferred so as to affect them adversely, or (ii) increases or decreases the authorized number of shares of Series B Preferred.

            E. RIGHT TO DISAPPROVE SERIES B EVENTS. This section shall apply so long as at least 1,000,000 shares of Series B Preferred remain outstanding and shall apply in addition to any other vote or consent required herein or by law. At least fifteen (15) days prior to the occurrence of a Series B Event (defined below), the Corporation shall deliver to each holder of Series B Preferred a notice describing the proposed Series B Event in reasonable detail. The Corporation shall be entitled to effect the proposed Series B Event unless, within fifteen (15) days after the delivery of such notice, the Corporation receives written notices from holders of two-thirds (66 2/3%) or more of the outstanding shares of Series B Preferred disapproving of the Series B Event (in which event such Series B Event shall not be effected), PROVIDED, HOWEVER, that no notice need be given and no right to disapprove shall apply as to any action taken by the Corporation that is necessary to comply with applicable law. The term "Series B Event" means:

                (I) Any creation, authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or equity securities or any other securities or other rights convertible into, exchangeable for, or otherwise entitling the holder thereof to receive, equity securities of the Corporation ranking on a parity with or senior to a class of Series B Preferred in right of redemption, liquidation preference, voting or dividends;

                (II) Any action that results in the redemption, repurchase or other acquisition by the Corporation for value of any shares of Junior Stock or Preferred Stock (other than pursuant to equity incentive agreements with employees and consultants of the Corporation giving the Corporation the right to repurchase shares upon the termination of services or pursuant to exercise of the Corporation's right of first refusal upon a proposed transfer);

                (III) Any agreement by the Corporation or its stockholders regarding an Asset Transfer or Acquisition (each defined in Section 3.c below);

                (IV) Any action that results in the payment or declaration of any dividend or other distribution on any shares of Common Stock or Preferred Stock;

                (V) Any decision or authorization that involves a change in the Corporation's principal line(s) of business;

                (VI) Any action that relates to or would result in incurrence by the Corporation (together with its subsidiaries) of indebtedness for borrowed money (including in connection with capitalized leases and similar financing arrangements and guaranties of the obligations of others), outstanding at any one time during any fiscal year in excess of Ten Million Dollars ($10,000,000) (other than indebtedness contemplated by the Corporation's operating budget approved by the Board);

                (VII) Any action that relates to or would result in the expenditure by the Corporation (together with its subsidiaries) of in excess of Ten Million Dollars ($10,000,000) in the aggregate in any fiscal year (other than expenditures contemplated by the Corporation's operating budget approved by the Board) in respect of (A) capital expenditures and (B) acquisitions of, or investments in, companies, businesses or enterprises;

                (VIII) Any sales or other dispositions by the Corporation of assets of the Corporation other than in the ordinary course of business and/or having a value in excess of Ten Million Dollars ($10,000,000);

                (IX) Any voluntary dissolution or liquidation of the Corporation;

                (X) Any increase or decrease in the authorized number of members of the Corporation's Board of Directors;

                (XI) Any increase or decrease (other than by redemption or conversion) in the authorized number of shares of Common Stock or Preferred Stock; or

                (XII) Any amendment, termination or other alteration to any of Sections 3.2, 3.4, 3.6, 4.6, 5.1 and 5.4 of the Bylaws.

            F. SUBSIDIARIES. The voting and disapproval rights set forth in Sections 2.b, c, d and e shall apply any such actions taken by a subsidiary of the Corporation. For these purposes, references in such sections to the "Corporation" shall be deemed references to the Corporation and any subsidiary thereof.

            G. ELECTION OF BOARD OF DIRECTORS. For so long as the Voting Agreement (as defined) remains effective (i) prior to the consummation of a Qualified Public Offering, the authorized size of the Corporation's Board of Directors shall be five (5), and (ii) the members of the Corporation's Board of Directors shall be designated, nominated, elected and removed from time to time and at any time as provided in that certain Amended and Restated Voting Agreement, dated as of June 8, 2000 (as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms, the "Voting Agreement"). In the event that the Voting Agreement is terminated in accordance with its terms, the holders of the Common Stock and any other voting securities of the Corporation entitled to vote for directors shall be entitled to elect the entire Board of Directors at each meeting or pursuant to a written consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. Following the consummation of a Qualified Public Offering, while the Voting Agreement remains in effect, to the extent the Voting Agreement provides for the manner of designation, election, nomination and removal of a fewer number of directors than then constitutes the entire Board of Directors of the Corporation, such additional number of directors shall be elected and removed, and vacancies in such directorships shall be filled, by the holders of the Common Stock and any other voting securities of the Corporation entitled to vote for directors at each meeting or pursuant to a written consent of the Corporation's stockholders for the election of directors.

        3.  LIQUIDATION RIGHTS.

            A. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntarily or involuntarily, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of the Class I Stock, Class II Stock, Class III Stock, Class IV Stock, Class V Stock, Series B Preferred and Series C Preferred shall be entitled to be paid, on a PARI PASSU basis out of the assets of the Corporation legally available for distribution to stockholders upon such liquidation, dissolution or winding-up, an amount per share of such class or series of Series Preferred equal to the sum of (i) Original Issue Price with respect to such share, plus (ii) 10% of such Original Purchase Price per annum, calculated from the date of issuance of such share through date of payment of the liquidation preference as set forth in this
Section 3.a, plus (iii) all declared but unpaid dividends on such class or series of Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such share) for each share of such Series Preferred held by them.

            B. After the payment of the full liquidation preference of the Series Preferred as set forth in Section 3.a above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

            C. The following events shall be considered a liquidation under this Section 3:

                (I) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Corporation's voting power or fifty percent (50%) of the Corporation's capital stock immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power or fifty percent (50%) of the Corporation's capital stock is transferred (an "ACQUISITION"); provided, however that the transactions contemplated by the Agreement and Plan of Merger dated as of February 16, 2001, as the same may be amended from time to time, among 360networks inc., a company continued under the laws of the Province of Nova Scotia, Canada, 360networks sub inc., a Delaware corporation and a wholly owned subsidiary of 360networks inc., and the Corporation (the "360 MERGER AGREEMENT") shall not constitute a liquidation or an Acquisition under this Section 3.; or

                (II) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an "ASSET TRANSFER").

            D. If, upon any liquidation, distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series Preferred of the liquidation preference set forth in
Section 3.a above, then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

            E. In any of such events set forth in Section 3.c above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                (I) Securities not subject to investment letter or other similar restrictions on free marketability covered by subsection (ii) below:

                    (A) If traded on a securities exchange or through The Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty
(30) day period ending three (3) days prior to the closing of the Acquisition or Asset Sale;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing of the Acquisition or Asset Sale; and

                    (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                (II) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsections (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

        4.  CONVERSION RIGHTS.

            The holders of each class of the Series Preferred shall have the following rights with respect to the conversion of each class of the Series Preferred into shares of Common Stock (the "CONVERSION RIGHTS"):

            A. OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of AB Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying (i) the AB Series Preferred Conversion Rate then in effect (determined as provided in Section 4.b below) by (ii) the number of shares of AB Series Preferred being converted. The Series C Preferred shall convert into shares of Common Stock on a share for share basis (the "Series C Conversion Rate"), as such Series C Conversion Rate may be adjusted from time to time as provided in this Section 4.

            B. AB SERIES PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of a class or series of the AB Series Preferred (the "AB SERIES PREFERRED CONVERSION RATE") shall be the quotient obtained by dividing (i) the Original Issue Price of that class or series of AB Series Preferred by (ii) the AB Series Preferred Conversion Price for that class (determined as provided in Section 4.c below).

            C. AB SERIES PREFERRED CONVERSION PRICE. The conversion price for the Series B Preferred shall initially be the Original Issue Price thereof, the conversion price for the Class I Stock, Class II Stock and Class IV Stock shall initially be the Original Issue Price for the relevant class of Series A Preferred, the conversion price for the Class III Stock shall initially be Nine Dollars ($9.00) and the conversion price for the Class V Stock shall initially be Nine Dollars and Fifty Cents ($9.50) (in each case, the "AB SERIES PREFERRED CONVERSION PRICE"). Such initial AB Series Preferred Conversion Prices shall be adjusted from time to time in accordance with this Section 4. All references to the AB Series Preferred Conversion Price herein shall mean the AB Series Preferred Conversion Price as so adjusted in respect of the relevant class or series.

            D. MECHANICS OF CONVERSION. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this
Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, along with payment by check of any declared but unpaid dividends on the shares of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person or entity entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

            E. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock,
(i) each AB Series Preferred Conversion Price in effect immediately before the subdivision shall be proportionately decreased. Conversely and (ii) the Series C Conversion Rate shall be adjusted proportionately for such subdivision so that if the Series C Preferred were converted to Common Stock immediately following such subdivision (or in the event a record date is fixed for such subdivision, then immediately following such record date), that the holders of all of the shares of the Series C Preferred would hold the same number of shares of Common Stock as they would have if their shares of Series C Preferred had been converted to Common Stock immediately prior to the effective date of such subdivision (or in the event a record date is fixed, then immediately prior to such record date), if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, (x) each AB Series Preferred Conversion Price in effect immediately before the combination shall be proportionately increased and (y) the Series C Conversion Rate shall be adjusted proportionately for such subdivision so that if the Series C Preferred were converted to Common Stock immediately following such subdivision (or in the event a record date is fixed for such subdivision, then immediately following such record date), that the holders of all of the shares of the Series C Preferred would hold the same number of shares of Common Stock as they would have if their shares of Series C Preferred had been converted to Common Stock immediately prior to the effective date of such subdivision (or in the event a record date is fixed, then immediately prior to such record date). Any adjustment under this Section 4.e shall become effective at the close of business on the date the subdivision or combination becomes effective.

            F. ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event each AB Series Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying such AB Series Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of (A) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus
(B) the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such AB Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such AB Series Preferred Conversion Price shall be adjusted pursuant to this
Section 4.f to reflect the actual payment of such dividend or distribution. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series C Conversion Rate shall be adjusted proportionately so that if the Series C Preferred were converted to Common Stock immediately following such dividend or distribution (or in the event a record date is fixed for such dividend or distribution, then immediately following such record date) that the holders of all of the shares of Series C Preferred would hold the same number of shares of Common Stock as they would have if their shares of Series C Preferred had been converted to Common Stock immediately prior to such dividend or distribution (or in the event a record date is fixed, then immediately prior to such record date).

            G. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than (i) an Acquisition or Asset Transfer as defined in Section 3.c above, (ii) a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4, or (iii) the recapitalization and issuance of shares of the Series C Preferred as provided in the 360 Merger Agreement), in any such event each holder of Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

            H. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time there is a capital reorganization of the Common Stock (other than (i) an Acquisition or Asset Transfer as defined in Section 3.c above, (ii) a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4, or (iii) the completion of a recapitalization and issuance of shares of Series C Preferred as provided in the 360 Merger Agreement), as a part of such capital reorganization, provision shall be made so that the holder of a share of Series Preferred shall thereafter be entitled to receive, upon conversion of such share of Series Preferred, the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series Preferred would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of each AB Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of each class and series of Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

            I.  SALE OF SHARES BELOW AB SERIES PREFERRED CONVERSION PRICE.

                (I) If at any time or from time to time the Corporation issues or sells, or is deemed by the provisions of this subsection i to have issued or sold, Additional Shares of Common Stock (as defined in subsection i(vii) below), other than as a dividend or other distribution on any class of stock as provided in Section 4.f above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4.e above, for an Effective Price (as defined in subsection i(vii) below) that is less than the then effective AB Series Preferred Conversion Price applicable to the Series B Preferred (which shall for purposes of this Article 4 initially be deemed to be $10.00 per share), then, and in each such case, the then existing AB Series Preferred Conversion Price applicable to the Series B Preferred shall be reduced to such Effective Price, PROVIDED, HOWEVER that any such price adjustment shall not result in the existing AB Series Preferred Conversion Price applicable to the Series B Preferred being less than Six Dollars ($6.00) per share.

                (II) Notwithstanding subsection i(i) above, immediately prior to the next sale (or deemed issuance or sale by the provisions of subsection (i) above) by the Corporation of Additional Shares of Common Stock to any third-party investor (which shall not include any investor of the Corporation as of the date of filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware but shall include all holders of the Series B Preferred on such date or any of their affiliates) at an Effective Price (defined in section i(vii) below) that is greater than Ten Dollars ($10.00) which results in total proceeds to the Corporation of at least Forty Million Dollars ($40,000,000) (after deducting underwriting discounts and commissions) (which amounts may be reduced by consent of the Corporation and the holders of at least two-thirds (66 2/3%) of the outstanding shares of Series B Preferred), the then existing AB Series Preferred Conversion Price applicable to the Series B Preferred shall no longer be subject to adjustment in accordance with subsection i(i) and shall thereafter be subject to adjustment in accordance with the following formula:

                if at any time or from time to time the Corporation issues or sells, or is deemed by the provisions of this subsection i to have issued or sold, Additional Shares of Common Stock, other than as a dividend or distribution on any class of stock as provided in Section 4.f above, and other than a subdivision or a combination of shares of Common Stock as provided in
Section 4.e above, for an Effective Price that is less than the then effective AB Series Preferred Conversion Price applicable to the Series B Preferred, then, and in each such case, the then existing AB Series Preferred Conversion Price applicable to the Series B Preferred shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the then-existing AB Series Preferred Conversion Price applicable to the Series B Preferred by a fraction (i) the numerator of which shall be the sum of
(A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined subsection i(v) below) by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such then-existing AB Series Preferred Conversion Price applicable to the Series B Preferred, and
(ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale (or deemed issue or sale) plus the total number of Additional Shares of Common Stock so issued (or deemed by the provisions of this subsection i to have been issued). For the purposes of the preceding sentence, the number of shares of "Common Stock deemed outstanding" as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, and (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date.

                (III) If at any time or from time to time the Corporation issues or sells, or is deemed by the provisions of this subsection i to have issued or sold, Additional Shares of Common Stock, other than as a dividend or distribution on any class of stock as provided in Section 4.f above, and other than a subdivision or a combination of shares of Common Stock as provided in
Section 4.e above, for an Effective Price that is less than the then effective AB Series Preferred Conversion Price applicable to the outstanding shares of any class of Series A Preferred, then, and in each such case, the then existing AB Series Preferred Conversion Price applicable to such class or classes of Series A Preferred shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such then-existing applicable AB Series Preferred Conversion Price by a fraction (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus
(B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection i(v) below) by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such then-existing AB Series Preferred Conversion Price, and
(ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale (or deemed issue or sale) plus the total number of Additional Shares of Common Stock so issued (or deemed by the provisions of this subsection i to have been issued). For the purposes of the preceding sentence, the number of shares of "Common Stock deemed outstanding" as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, and (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date.

                (IV) Notwithstanding the foregoing subsection i(iii) above, as long as the AB Series Preferred Conversion Price applicable to the Series B Preferred remains subject to adjustment pursuant to subsection i(i) above, the AB Series Preferred Conversion Price applicable to the Class III Stock and the Class V Stock shall be subject to adjustment according to item (1) or (2) in this paragraph, whichever adjustment mechanism results in a more favorable rate (as adjusted) for such class of Series A Preferred: (1) as set forth in subsection i(iii) above or (2) as set forth in paragraph (A) below, with respect to the Class III Stock, or paragraph (B) below, with respect to the Class V Stock; provided that no such price adjustment shall result in the existing AB Series Preferred Conversion Price applicable to the Class III Stock or Class V Stock being less than Six Dollars ($6.00) per share.

                    (A) If at any time or from time to time the Corporation issues or sells, or is deemed by the provisions of this subsection i to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 4.f above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 4.e above, for an Effective Price resulting in a reduction of the AB Series Preferred Conversion Price applicable to the Series B Preferred, then the AB Series Preferred Conversion Price applicable to the Class III Stock shall be reduced by the same dollar amount.

                    (B) If at any time or from time to time the Corporation issues or sells, or is deemed by the provisions of this subsection i to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 4.f above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 4.e above, for an Effective Price resulting in a reduction of the AB Series Preferred Conversion Price applicable to the Series B Preferred, then the AB Series Preferred Conversion Price applicable to the Class V Stock shall be reduced by the same dollar amount.

                (V) For the purpose of making any adjustment required under this Section 4.i, the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection i(vii)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                (VI)  For the purpose of any adjustment required under this
Section 4.i, if the Corporation issues or sells (i) stock or other securities convertible into or exchangeable for Additional Shares of Common Stock (such convertible or exchangeable stock or securities being herein referred to as "CONVERTIBLE SECURITIES") or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities, and if the Effective Price of such Additional Shares of Common Stock underlying such Convertible Securities, rights or options is less than the relevant AB Series Preferred Conversion Price, in each case, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities, the maximum number of Additional Shares of Common Stock then issuable upon exercise, exchange or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; PROVIDED, that if, in the case of Convertible Securities, the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; PROVIDED FURTHER, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; PROVIDED, FURTHER, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the AB Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities (or following such issuance as provided above), shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the AB Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities (or following such issuance as provided above) shall be readjusted to the AB Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; PROVIDED that such readjustment shall not apply to prior conversions of Series Preferred.

                (VII) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4.i, whether or not subsequently reacquired or retired by the Corporation other than (A) up to Seven Million Five Hundred Eighty-Seven Thousand Five Hundred Eight (7,587,508) shares of Common Stock issuable pursuant to the Corporation's currently outstanding convertible notes, warrants and outstanding and reserved employee options; (B) shares of Common Stock issued or issuable in connection with a Qualified IPO (as defined in Section 4.l(iii) below) or upon the exercise of warrants granted to the underwriters in connection with a Qualified IPO; (C) securities issued pursuant to corporate or strategic partnerships or alliances and approved by two-thirds (66 2/3%) of the Board, including the members of the Board nominated by the holders of the Series B Preferred in accordance with the Voting Agreement;
(D) securities issued to lenders or lessors in connection with commercial loan or lease transactions involving the Corporation or its subsidiaries approved by two-thirds (66 2/3%) of the Board; (E) shares of Common Stock issued upon conversion of Series Preferred; (F) adjustments in the AB Series Preferred Conversion Price caused by any implementation of the provisions in
Section 4.i(i), (ii), (iii) or (iv) above; (G) securities issued as part of any other transaction unanimously approved by the Board; or (H) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of Additional Shares of Common Stock pursuant to clauses (A) through (G). The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4.i, into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 4.i, for such Additional Shares of Common Stock.

            J. CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of any AB Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this
Section 4, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of
(i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the AB Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock issued or sold or deemed to have been issued or sold and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

            K. NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3.c above) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section 3.c above), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred at least twenty
(20) days prior to the record date specified therein or the anticipated closing or effective date of a transaction contemplated by clause (ii) of this sentence, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

            L.  AUTOMATIC CONVERSION.

                (I) Each share of Series A Preferred shall automatically be converted into shares of Common Stock, based on the relevant then-effective Series A Preferred Conversion Price, at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series A Preferred.

                (II) Each share of Series B Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series B Preferred Conversion Price, at any time upon the affirmative election of the holders of at least two-thirds (66 2/3%) of the outstanding shares of the Series B Preferred.

                (III) Each share of Series C Preferred shall automatically be converted into shares of Common Stock on a share for share basis at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series C Preferred.

                (IV) The Series Preferred shall be automatically converted into shares of Common Stock, based on the relevant then-effective AB Series Preferred Conversion Price and, with respect to Series C Preferred, the Series C Conversion Rate, immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement upon the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (i) in which the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least Fifty Million Dollars ($50,000,000) and (ii) that values the outstanding equity of the Corporation at no less than Three Hundred Million Dollars ($300,000,000) post-offering (a "QUALIFIED IPO").

                (V) Upon the occurrence of an event specified in subsection 4.l.(i), (ii), (iii) or (iv) above, as applicable, the outstanding shares of the relevant class or series of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of the relevant class or series of Series Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the relevant class or series of Series Preferred, the holders of shares of such Series Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared but unpaid dividends shall be paid in accordance with the provisions of Section 4.d above.

            M. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

            N. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            O. NOTICES. Except as noted in Section 4.k above, any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day,
(iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

            P. PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

            Q. NO DILUTION OR IMPAIRMENT. Without the consent of the holders of then outstanding Series A Preferred as required under Section 2.b above or the consent of the holders of the outstanding Series B Preferred as required under
Section 2.d above, the Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

        5.  NO REISSUANCE OF SERIES PREFERRED.

            No share or shares of Series Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

        6.  PREEMPTIVE RIGHTS.

            Maxnet, Inc., so long as it continues to hold at least 100,000 shares of Common Stock, and each holder of at least 100,000 shares of Series Preferred (each such holder, a "QUALIFIED HOLDER") shall have the right of first refusal to purchase its Pro Rata Share (as defined below) of any New Securities (as defined in Section 6.a) that the Corporation may, from time to time, propose to sell and issue. This right shall be subject to the following provisions:

                A. NEW SECURITIES DEFINED. "New Securities" shall mean any common stock or preferred stock or other capital stock of the Corporation, whether now authorized or not, and rights, options or warrants to purchase such stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for such stock; PROVIDED THAT "New Securities" does not include (A) up to 7,587,508 shares of Common Stock issuable pursuant to the Corporation's currently outstanding convertible notes, warrants and outstanding and reserved employee option pool; (B) securities offered to the public in connection with a Qualified IPO or upon the exercise of warrants granted to underwriters in connection with a Qualified IPO; (C) securities issued pursuant to corporate or strategic partnerships or alliances approved by two-thirds (66 2/3%) of the Board, including approval of the members of the Board nominated by the holders of the Series B Preferred in accordance with the Voting Agreement;
(D) securities issued to lenders or lessors in connection with commercial loan or lease transactions involving the Corporation or its subsidiaries approved by two-thirds (66 2/3%) of the Board; (E) any securities issued pursuant to acquisitions involving the Corporation or its subsidiaries; (F) shares of Common Stock issued upon conversion of Series Preferred; (G) securities issued as part of any other transaction unanimously approved by the Board; (H) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (A) through
(G); or (I) any securities issued pursuant to the 360 Merger Agreement and any Series C Preferred issued pursuant to the recapitalization as contemplated in the 360 Merger Agreement.

                    In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each Qualified Holder written notice of its intention, describing the type of New Securities, the price, the closing date of the offering thereof, and the general terms upon which the Corporation proposes to issue the same. Such Qualified Holder shall be entitled at any time during the offering of the New Securities to purchase some or all of such Qualified Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the notice (and in any case at a price and upon general terms no more favorable to any of the other purchasers in such offering), by giving, within ten (10) days after receiving such notice from the Corporation, written notice to the Corporation of such election stating therein the time and place of the closing of such purchase, which must be a date no later than three (3) business days following the closing date of the offering specified in the notice given by the Corporation or any extended closing date thereof and indicating whether such Qualified Holder desires, if available, to purchase any New Securities not taken up by other Qualified Holders who fail to elect to purchase their entire Pro Rata Share of such New Securities and the maximum number of such unsubscribed New Securities such Qualified Holder is willing to purchase. For purposes of this Section 6, each Qualified Holder's PRO RATA share ("Pro Rata Share") of the New Securities is equal to the ratio of
(a) the number of shares of Common Stock (including all shares of Common Stock issued or issuable upon conversion of such holder's Series Preferred) of which such Qualified Holder is deemed to be a holder immediately prior to the issuance of such New Securities to (b) the total number of shares of outstanding Common Stock (including all shares of common Stock issued or issuable upon conversion of all Series Preferred and upon the exercise of any outstanding warrants or options or other convertible or exchangeable securities, or other rights entitling the holder thereof to receive Common Stock) immediately prior to the issuance of the New Securities; provided, however, that if any Qualified Holder does not elect to purchase his or its entire Pro Rata Share of such New Securities, then each other Qualified Holder that has elected to purchase its entire Pro Rata Share shall have the right to purchase up to a number of such unpurchased portion, in addition to its own, in the proportion that (1) the number of shares of Common Stock (including all shares of Common Stock issued or issuable upon conversion of such Qualified Holder's Series Preferred) of which such Qualified Holder is deemed to be a holder immediately prior to the issuance of such New Securities bears to (2) the number of shares of Common Stock held by all Qualified Holders electing to purchase such remaining New Securities (including all shares of Common Stock issued or issuable upon conversion of such Qualified Holders' Series Preferred) of which such Qualified Holders are deemed to be the holders immediately prior to the issuance of such New Securities. The overallotment mechanism set forth in this paragraph shall be repeatedly applied until all New Securities available for purchase by Qualified Holders have been purchased or no Qualified Holders remain who have indicated a desire to purchase any unsubscribed for portion in their notice to the Corporation.

                    All such purchases shall be made within the same period specified for closing above.

                B. Any offer by the Corporation of securities in addition to those specified in the notice described in Section 6.b above, whether on the same or different terms as are specified therein, shall again require compliance by the Corporation with the terms of this Section 6.

                C. The rights granted in this Section 6 shall terminate immediately prior to a Qualified IPO.

                                   ARTICLE V.

[THE FOLLOWING WILL BE INCLUDED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN THE EVENT RECAPITALIZATION I IS APPROVED BY THE NECESSARY VOTE OF THE NETRAIL STOCKHOLDERS.]

    Upon the filing of this Amended and Restated Certificate of Incorporation of the Corporation and without further action by any of the holders of the issued and outstanding shares of Common Stock of the Corporation as of the date and time of such filing, all of the issued and outstanding shares of Common Stock shall be reclassified as and be converted into the following number of shares of Series C Preferred:


Holder as of the date of this Amended and         Aggregate Number of     Aggregate Number of
Restated Certificate of Incorporation             Shares of Common Stock  Shares of Series C
                                                  of the Corporation      Preferred after
                                                                          Recapitalization

Former Holders of Subordinated Convertible Notes  1,417,190               4,785,118
issued pursuant to the Loan Agreement, dated as
of October 31, 1999

Maxnet, Inc.                                      4,392,000               2,512,473

Christopher Blane                                 270,000                 283,213

Lawrence Newlin                                   54,546                  151,047

JAFCO Co, Ltd. JAFCO R-3 Investment               2,196,000               621,935
Enterprise Partnership JAFCO JS-3
Investment Enterprise Partnership
JAFCO G-6(A) Investment Enterprise
Partnership JAFCO G-6(B) Investment
Enterprise Partnership U.S. Information
Technology No. 2 Investment
Enterprise Partnership

William Todd Davis                                7,500                   5,142

Deborah A. Sylvia                                 4,500                   3,085

D. Bryce Dryden                                   10,500                  7,199

Nancy Swartz                                      54,000                  37,024

Any other shares of Common Stock                  208,703                 Convert based on a
                                                                          ratio of one share of
                                                                          Common Stock to .25
                                                                          shares of Series C
                                                                          Preferred

    Certificates that formerly represented shares of Common Stock shall represent the number of shares of Series C Preferred as determined above. Certificates representing the Series C Preferred shall only be issued by the Company upon receipt and cancellation by the Company of certificates representing the shares of Company Common Stock that have been converted into the Series C Preferred.

    [IN THE EVENT THAT RECAPITALIZATION I IS NOT APPROVED BY THE REQUISITE VOTE OF THE NETRAIL STOCKHOLDERS, BUT RECAPITALIZATION II IS APPROVED BY THE HOLDERS OF A MAJORITY OF THE NETRAIL CAPITAL STOCK, THEN THE FOLLOWING WILL BE INCLUDED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.]

    Upon the filing of this Amended and Restated Certificate of Incorporation of the Corporation and without further action by any of the holders of the issued and outstanding shares of Common Stock of the Corporation as of the date and time of such filing, each issued and outstanding share of Common Stock shall be reclassified as and be converted into one share of Series C Preferred.

    Certificates that formerly represented shares of Common Stock will represent the number of shares of Series C Preferred as determined above. Certificates representing the Series C Preferred shall only be issued by the Company upon receipt and cancellation by the Company of certificates representing the shares of Company Common Stock that have been converted into the Series C Preferred.

                                  ARTICLE VI.

    A. To the extent permitted by applicable law a director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. To the extent permitted by applicable law if the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    B. Any repeal or modification of this Article V shall only be prospective and shall not effect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                  ARTICLE VII.

    For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

    A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

    B. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as provided therein; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

    C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

    IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation and affirms that the statements made herein are true under penalty of perjury as of June 7, 2000.

                                                       NETRAIL, INC.

                                                       By
                                                            -----------------------------------------
                                                            Stephen Massey
                                                            ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                      APPENDIX C

                                                               February 16, 2001

Board of Directors
NetRail Inc.
230 Peachtree Street, Suite 1700
Atlanta, Georgia 30303

    We understand that NetRail Inc. (the "Company"), 360networks inc. (the "Buyer") and a wholly owned subsidiary of the Buyer (the "Acquisition Sub") propose to enter into an Agreement and Plan of Merger, dated February 16, 2001 (the "Merger Agreement"), which provides, among other things, for the subsequent merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of Series A Preferred Stock, classes I-V, Series B Preferred Stock, and Series C Preferred Stock, into which the common stock will be converted prior to the Effective Time, each par value $0.01 per share (collectively, the "Company Stock"), other than shares held in treasury or held by the Buyer or any affiliate of the Buyer or as to which dissenters' rights have been perfected, will be converted into the right to receive a certain number of Subordinated Voting Shares of the Buyer (the "Buyer Shares"), each as determined pursuant to a certain formula as set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the consideration to be received by the holders of the Company Stock in the aggregate pursuant to the Merger Agreement is fair from a financial point of view to such holders.

    For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of the Buyer;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

   (iii) reviewed certain financial projections prepared by the management of the Company;

    (iv) discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

    (v) compared the financial performance of the Company and the Buyer with that of certain other comparable publicly-traded companies and their securities;

    (vi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

   (vii) participated in discussions and negotiations among representatives of the Company, the Buyer, and certain other parties and their financial and legal advisors;

  (viii) reviewed the draft Merger Agreement and certain related documents;

    (ix) reviewed the reported prices and trading activity of the Buyer Shares; and

    (x) performed such other analyses and considered other such factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. Morgan Stanley did not receive financial forecasts or internal financial information from Buyer and instead relied upon the publicly available estimates of selected analysts who report on the Buyer. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Company nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, which is contingent upon consummation of the transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

    In the past Morgan Stanley & Co. Incorporated and its affiliates have provided financing services for the Buyer and have received fees for the rendering of these services.

    It is understood that this letter is for the information of Board of Directors of the Company only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in any proxy statement or information statement relating to the transactions contemplated by the Merger Agreement required to be sent to the Company's stockholders. In addition, this opinion does not in any manner address the prices at which the Buyer Shares will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how stockholders of the Company should vote at the stockholders' meeting held in connection with the Merger. Morgan Stanley also expresses no opinion as to the relative fairness of the consideration to be received by holders of different classes of the Company Stock.

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of the Company Stock in the aggregate pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,
                                          MORGAN STANLEY & CO. INCORPORATED
                                          By:
     ---------------------------------------------------------------------------
                                          James D. Allen
                                          Principal

                                                                      APPENDIX D

                                 NETRAIL, INC.


      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON JUNE     , 2001



    The undersigned hereby appoints     and     , and each of them, as attorneys
and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of NetRail, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Special Meeting of Stockholders of NetRail, Inc. to be held at the offices of King and Spalding at 191 Peachtree
Street, N.E., 50th Floor, Atlanta, GA 30303 on June   , 2001 at 10:00 local
time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matter and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The undersigned hereby acknowledges receipt of the: (1) notice of special meeting of stockholders of NetRail, Inc. and (2) accompanying Prospectus/Proxy Statement. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF RECAPITALIZATION I, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT. IF RECAPITALIZATION I IS APPROVED, THEN THE VOTE FOR RECAPITALIZATION II WILL NOT BE TAKEN. IF RECAPITALIZATION I IS NOT APPROVED BY THE REQUIRED VOTE, THEN UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF RECAPITALIZATION II, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


    [X] Please mark votes as in this example


                                                                              I PLAN TO ATTEND
                                                                                    THE
                                               FOR      AGAINST    ABSTAIN        MEETING:
To approve Recapitalization I including
approval of the amendment to the Amended
and Restated Certificate of Incorporation
which is attached to the Prospectus/Proxy    [    ]     [    ]     [    ]          [    ]
Statement as Appendix B (including the
provision relating to Recapitalization I in
Article V of such certificate).
                                                                              I PLAN TO ATTEND THE
                                               FOR      AGAINST    ABSTAIN          MEETING:
To approve Recapitalization II including
approval of the amendment to the Amended
and Restated Certificate of Incorporation
which is attached to the Prospectus/Proxy
Statement as Appendix B (including the
provision relating to Recapitalization II    [    ]     [    ]     [    ]           [    ]
in Article V of such certificate).
PLEASE NOTE THAT Recapitalization II WILL
BE CONSIDERED AND THIS VOTE COUNTED ONLY IF
RECAPITALIZATION I IS NOT APPROVED.


                                                                              I PLAN TO ATTEND
                                                                                    THE
                                               FOR      AGAINST    ABSTAIN        MEETING:
To approve the Agreement and Plan of
Reorganization dated February 16, 2001 by    [    ]     [    ]     [    ]          [    ]
and among 360networks inc., 360networks sub
inc. and NetRail, Inc.



    IF YOU OWN SHARES OF NETRAIL COMMON STOCK, PLEASE READ THE FOLLOWING: If Recapitalization I is approved, the number of shares of NetRail Series C preferred stock that you will receive will be calculated based on the amount of your original investment in NetRail rather than in proportion to the number of shares of NetRail common stock you hold. As a result, you may receive a different number of shares of NetRail Series C preferred stock for each share of NetRail common stock than other holders of NetRail common stock. Unless you vote against Recapitalization I or abstain from voting on Recapitalization I, you hereby acknowledge and agree to by your signature on this proxy the following statement: By my signature to this proxy, I hereby waive any right I might otherwise have to receive for my shares of NetRail common stock the same number of shares, on a share for share basis, of NetRail Series C preferred stock.


    This proxy is solicited on behalf of the Board of Directors of NetRail, Inc. Whether or not you plan to attend the meeting in person, please sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

    Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this proxy. If a corporation holds shares of stock of record, the proxy should be executed by the president or vice president and the secretary or assistant secretary. If a partnership holds shares of stock of record, the proxy should be executed in partnership name by an authorized person. Executors, trustees, administrators, guardians, attorneys-in-fact or other fiduciaries should give their full title. Please date the proxy.


Signature:                                  Signature:
Date:                                       Date:
Name (print):                               Name (print):
Title (if applicable):                      Title (if applicable):

                                                                      APPENDIX E

                 DELAWARE GENERAL CORPORATION LAW, SECTION 262

    Section 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251 (g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (l) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
    Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section.

        Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
    (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
(d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also by given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
           INFORMATION NOT REQUIRED IN THE PROXY STATEMENT/PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to our Amended and Restated Articles of Association of the Company (the "Articles of Association"), subject to Articles 142 and 143 of the Articles of Association, every director, Secretary, Treasurer and other officer of the Company shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses that any such director, Secretary, Treasurer or other officer may incur or become liable to pay by reason of any contract entered into, or act or thing done by him or her as such officer or servant or in any way in the discharge of his or her duties including traveling expenses; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the members over all other claims.

    The Company has purchased insurance against potential claims against the directors and officers of the Company and against loss for which the Company may be required or permitted by law to indemnify such directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    The Exhibits to this registration statement are listed in the Exhibit Index beginning on page II-5 of this registration statement, which Index is incorporated herein by reference.


ITEM 22. UNDERTAKINGS.


    (a) The undersigned Registrant hereby undertakes:



    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;



PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.



    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



    (d) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.



    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 25th day of May, 2001.



                                                       360NETWORKS INC.
                                                       (Registrant)

                                                       By:  /s/ GREG MAFFEI
                                                            -----------------------------------------
                                                            Name: Greg Maffei
                                                            Title:  President and Chief Executive
                                                            Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                                TITLE                          DATE
---------                                                -----                          ----
*/s/ DAVID LEDE                                  Chairman of the Board              May 25, 2001
----------------------------------
David Lede

/s/ GREG MAFFEI                           President, Chief Executive Officer        May 25, 2001
----------------------------------                        and
Greg Maffei                                  Director (Principal Executive
                                                       Officer)

*/s/ CLIFFORD LEDE                                   Vice Chairman                  May 25, 2001
----------------------------------
Clifford Lede

/s/ LARRY OLSEN                                      Vice Chairman                  May 25, 2001
----------------------------------
Larry Olsen

*/s/ RON STEVENSON                                   Vice Chairman                  May 25, 2001
----------------------------------
Ron Stevenson

/s/ VANESSA WITTMAN                       Chief Financial Officer (Principal        May 25, 2001
----------------------------------         Financial and Accounting Officer)
Vanessa Wittman

*/s/ KEVIN COMPTON                                     Director                     May 25, 2001
----------------------------------
Kevin Compton

*/s/ GLENN CREAMER                                     Director                     May 25, 2001
----------------------------------
Glenn Creamer

*/s/ JOHN MALONE                                       Director                     May 25, 2001
----------------------------------
John Malone

SIGNATURE                                                TITLE                          DATE
---------                                                -----                          ----
*/s/ CLAUDE MONGEAU                                    Director                     May 25, 2001
----------------------------------
Claude Mongeau

*/s/ ANDREW RUSH                                       Director                     May 25, 2001
----------------------------------
Andrew Rush

*/s/ JOHN STANTON                                      Director                     May 25, 2001
----------------------------------
John Stanton

*/s/ GENE SYKES                                        Director                     May 25, 2001
----------------------------------
Gene Sykes

*/s/ JAMES VOELKER                                     Director                     May 25, 2001
----------------------------------
James Voelker

*/s/ CHRISTIAN REINAUDO                                Director                     May 25, 2001
----------------------------------
Christian Reinaudo

360fiber (USA) inc.                              360fiber (USA) inc.                May 25, 2001
                                           (Authorized U.S. Representative)


By:  /s/ LARRY OLSEN
     ---------------------------------------
     Larry Olsen,
     Authorized Signatory

------------------------


*   Pursuant to Powers of Attorney filed with the Commission as Exhibit 24.1.



By:          /s/ LARRY OLSEN
     ------------------------------            Attorney-in-Fact               May 25, 2001
               Larry Olsen

                               INDEX TO EXHIBITS


EXHIBIT NO.             DESCRIPTION
-----------             -----------
        2.1*            Agreement and Plan of Merger (see Appendix A to this
                        registration statement).

        3.1(1)          Memorandum of Association of 360networks inc.

        3.2(1)          Articles of Association of 360networks inc.

        5.1 Opinion of Stewart McKelvey Stirling Scales regarding the legality of the securities being registered.

        8.1             Opinion of Davis Wright Tremaine LLP regarding tax matters.

        8.2             Opinion of King & Spalding regarding tax matters.

        9.1*            Shareholders' Voting Agreement.

       10.1(2)          Shareholders Agreement between Worldwide Fiber, Inc.,
                        Worldwide Fiber Networks Ltd., Ledcor Communications Ltd.,
                        Ledcor Industries, Inc., Worldwide Fiber (USA), Inc.
                        (formerly Pacific Fiber Link, Inc.), Mi-Tech Communications,
                        LLC, Ledcor Inc. and Michels Pipeline Construction, Inc.,
                        dated December 31, 1998.

       10.2(2)          Railplow License Agreement between Ledcor Industries Limited and Worldwide Fiber Communications Ltd. (formerly 786520
                        Alberta Ltd.), dated May 31, 1998.

       10.3(2)          Non-exclusive Railplow License Agreement between Ledcor
                        Industries Limited and Ledcom Holdings Ltd. (formerly
                        Starfiber Communications Ltd.), dated May 31, 1998.

       10.4(2)          Letter from Ledcor Inc. committing Ledcom Holdings Ltd.
                        (formerly Starfiber Communications Ltd.) to grant an
                        exclusive Railplow license to WorldWide Fiber Communications
                        Ltd. (formerly 786520 Alberta Ltd.), dated December 1, 1998.

       10.5(2)          Management Services Agreement between Ledcor Industries Ltd.
                        and Worldwide Fiber Inc. (formerly Worldwide Fiberlink
                        Ltd.), dated May 31, 1998.

       10.6(2)          Employment Agreement between Ledcor Industries Limited and
                        Ledcor Communications Ltd. (formerly Ledcor Communications
                        Inc.), a wholly owned subsidiary of Worldwide Fiber Inc.
                        (formerly Worldwide Fiberlink Ltd.), dated May 31, 1998.

       10.7(2)          Employment Agreement between Ledcor Industries Inc. and
                        Ledcor Communications Inc., a subsidiary of Worldwide Fiber
                        Inc. (formerly Worldwide Fiberlink Ltd.), dated May 31,
                        1998.

       10.8(2)          Construction Services Agreement between Ledcor Industries
                        Limited and Ledcor Communications Ltd. (formerly Ledcor
                        Communications Inc.), a wholly owned subsidiary of Worldwide
                        Fiber Inc. (formerly Worldwide Fiberlink Ltd.), dated
                        May 31, 1998.

       10.9(2)          Construction Services Agreement between Ledcor Industries
                        Inc. and Ledcor Communications Ltd. (formerly Ledcor
                        Communications Inc.), dated May 31, 1998.

       10.10(2)         Non-Competition Agreement between Worldwide Fiber Inc.
                        (formerly Starfiber Inc.) and Ledcor Inc., dated May 31,
                        1998.

       10.11(2)         Roll-over Agreement between Ledcor Industries Limited and
                        Ledcom Holdings Ltd. (formerly Starfiber Communications
                        Ltd.), dated May 31, 1998 transferring certain technology of
                        Ledcor Industries Limited.

       10.12(2)         Roll-over Agreement between Ledcor Industries Limited,
                        Worldwide Fiber (USA), Inc. (formerly Pacific Fiber Link,
                        Inc.) and Ledcor Industries Inc. dated August 31, 1998 transferring assets of Ledcor Inc.'s telecommunications division.

EXHIBIT NO.             DESCRIPTION
-----------             -----------
       10.13(2)         Roll-over Agreement between Mi-Tech Communications, LLC and
                        Worldwide Fiber (USA), Inc. (formerly Pacific Fiber Link,
                        Inc.), dated August 31, 1998 transferring assets of Ledcor
                        Inc.'s telecommunications division.

       10.14(2)         Roll-over Agreement between Ledcor Industries Limited and
                        Worldwide Fiber Holdings Ltd. (formerly Worldwide Fiberlink
                        Holdings Ltd.), dated August 31, 1998 transferring assets of
                        Ledcor Inc.'s telecommunications division.

       10.15(2)         Roll-over Agreement between Worldwide Fiber Holdings Ltd.
                        (formerly Worldwide Fiberlink Holdings Ltd.) and Worldwide
                        Fiber Inc. (formerly Worldwide Fiberlink Ltd.), dated
                        August 31, 1998 transferring assets of Ledcor Inc.'s telecommunications division.

       10.16(2)         Roll-over Agreement between Worldwide Fiber Inc. (formerly
                        Worldwide Fiberlink Ltd.) and Worldwide Fiber Networks Ltd.
                        (formerly Worldwide Fiber Ltd.), dated August 31, 1998
                        transferring assets of Ledcor Inc.'s telecommunications
                        division.

       10.17(2)         Roll-over Agreement between Ledcor Inc. and Worldwide Fiber
                        Holdings Ltd. (formerly Worldwide Fiberlink Holdings Ltd.), dated December 1, 1998 transferring assets of Ledcor Inc.'s telecommunications division.

       10.18(2)         Roll-over Agreement between Worldwide Fiber Holdings Ltd.
                        (formerly Worldwide Fiberlink Holdings Ltd.) and Worldwide
                        Fiber Inc. (formerly Worldwide Fiberlink Ltd.), dated
                        December 1, 1998 transferring assets of Ledcor Inc.'s telecommunications division.

       10.19(2)         Roll-over Agreement between Worldwide Fiber Inc. (formerly
                        Worldwide Fiberlink Ltd.) and Worldwide Fiber Communications
                        Ltd. (formerly 786520 Alberta Ltd.), dated December 1, 1998 transferring assets of Ledcor Inc.'s telecommunications
                        division.

       10.20(2)         License Agreement among WFI-CN Fiber Inc., Worldwide Fiber
                        Inc. (formerly Worldwide Fiberlink Ltd.) and Canadian
                        National Railway Company, dated May 28, 1999.

       10.21(2)         Unanimous Shareholders Agreement among Worldwide Fiber
                        Networks Ltd. (formerly Worldwide Fiber Ltd.), Canadian
                        National Railway Company and WFI-CN Fiber Inc., dated
                        May 28, 1999.

       10.22(2)         Limited Liability Company Agreement of Worldwide Fiber IC
                        LLC between Worldwide Fiber IC Holdings, Inc. and IC Fiber
                        Holdings Inc. dated May 28, 1999.

       10.23(2)         Form of License Agreement among Worldwide Fiber Inc.
                        (formerly Worldwide Fiberlink Ltd.), Illinois Central
                        Railroad Company and each of IC Fiber Alabama LLC, IC Fiber
                        Illinois LLC, IC Fiber Iowa LLC, IC Fiber Kentucky LLC, IC
                        Fiber Louisiana LLC, IC Fiber Mississippi LLC and IC Fiber
                        Tennessee LLC, dated as of May 28, 1999.

       10.24(2)         Amended and Restated Share Purchase Agreement by and between
                        Ledcor Industries Limited, Ledcor Industries Inc. and
                        Worldwide Fiber Inc. (formerly Worldwide Fiberlink Ltd.),
                        dated May 28, 1999.

       10.25(2)         Supply contract for Hibernia Undersea Cable System between
                        Worldwide Telecom (Bermuda) Ltd. and Tyco Submarine Systems
                        Ltd., dated June 18, 1999.

       10.26(3)         Preferred Share Purchase Agreement by and among Worldwide
                        Fiber Inc. (formerly Worldwide Fiberlink Ltd.), DWF SRL,
                        GSCP3 WWF (Barbados) SRL, WWF (Barbados) SRL, Providence
                        Equity Fiber L.P. and Tyco Group S.A.R.L., dated as of
                        September 7, 1999.

       10.27(5)         Amended and Restated Shareholders Agreement by and among
                        360networks inc., DWF SRL, GS Capital Partners III, L.P.,
                        GSCP3 WWF (Barbados) SRL, Providence Equity Fiber, L.P.,
                        Tyco Group S.A.R.L., Worldwide Fiber Holdings Ltd., Ledcor
                        Inc. and the Several Shareholders named in Schedule I thereto, dated as of April 20, 2000.

EXHIBIT NO.             DESCRIPTION
-----------             -----------
       10.28(2)         Amended and Restated Share Purchase Agreement between Ledcor
                        Industries Limited, Ledcor Industries Inc. and Worldwide
                        Fiber Inc. (formerly Worldwide Fiberlink Ltd.), dated
                        September 7, 1999.

       10.29(3)         Letter Agreement between Ledcor Industries Limited, Ledcor
                        Industries Inc., Worldwide Fiber Inc. (formerly Worldwide
                        Fiberlink Ltd.) and Worldwide Fiber (F.O.T.S.) No. 3, Ltd.,
                        dated September 27, 1999.

       10.30(5)         Amended and Restated Stock Purchase Agreement by and between
                        360networks inc. and Gregory B. Maffei, dated April 22,
                        2001.

       10.31(1)         Agreement and Plan of Arrangement between Worldwide Fiber
                        Inc. (formerly Worldwide Fiberlink Ltd.) and GlobeNet
                        Communications Group Limited, dated as of March 11, 2000.

       10.32(1)         Share Exchange Agreement by and among 360networks inc.,
                        Worldwide Fiber Networks Ltd. (formerly Worldwide Fiber
                        Ltd.), Ledcor Communications Ltd., Ledcor Industries, Inc.,
                        Worldwide Fiber (USA), Inc. (formerly Pacific Fiber Link,
                        Inc.), Mi-Tech Communications, LLC, Ledcor Inc. and Michels
                        Pipeline Construction, Inc., dated as of March 20, 2000.

       10.33(1)         Share Exchange Agreement by and among Worldwide Fiber Inc.,
                        (formerly Worldwide Fiberlink Ltd.) and Canadian National
                        Railway Company, dated as of March 6, 2000.

       10.34(1)         Purchase Agreement by and between IC Fiber Holding Inc.,
                        Worldwide Fiber IC Holdings, Inc. and Illinois Central
                        Railroad Company, dated as of March 3, 2000.

       10.35(1)         Urbanlink Reorganization Definitive Agreement between
                        360networks inc., Worldwide Fiber Holdings Ltd. (formerly
                        Worldwide Fiberlink Holdings Ltd.) and WFI Urbanlink Ltd.
                        dated April 17, 2000.

       10.36(1)         Asset Purchase Agreement between Ledcor Communications Ltd.
                        and WFI Urbanlink Ltd., dated April 17, 2000.

       10.37(1)         Asset Purchase Agreement between WFI-CN Fiber Inc. and WFI
                        Urbanlink Ltd., dated April 17, 2000.

       10.38(1)         Asset Purchase Agreement between Worldwide Fiber (F.O.T.S.)
                        No. 3, Ltd. and WFI Urbanlink Ltd., dated April 17, 2000.

       10.39(1)         Asset Purchase Agreement between Worldwide Fiber Network
                        Services Ltd. and WFI Urbanlink Ltd., dated April 17, 2000.

       10.40(5)         Amended and Restated Reseller Agreement between 360networks inc., 360networks services ltd. and WFI Urbanlink Ltd.,
                        dated September 29, 2000.

       10.41(5)         Amended and Restated Capacity Purchase Agreement under the
                        Reseller Agreement between 360networks services ltd., and WFI Urbanlink Ltd., dated September 29, 2000.

       10.42(1)         Network Operating Center Agreement between 360networks inc.,
                        Worldwide Fiber Network Services Ltd. and WFI Urbanlink
                        Ltd., dated April 17, 2000.

       10.43(1)         Roll-over Agreement between 360 Urbanlink Ltd. and Urbanlink
                        Holdings Ltd., dated April 17, 2000.

       10.44(1)         Roll-over Agreement between Worldwide Fiber Holdings Ltd.,
                        (formerly Worldwide Fiberlink Holdings Ltd.) and Urbanlink
                        Holdings, Ltd. regarding transfer of Subordinate Voting
                        Shares of 360network services inc., dated April 17, 2000.

       10.45(1)         Unanimous Shareholders Agreement for Urbanlink Holdings Ltd.
                        between 360networks inc., 360 Urbanlink Ltd., Worldwide
                        Fiber Holdings Ltd., (formerly Worldwide Fiberlink Holdings
                        Ltd.), Urbanlink Holdings, Ltd. and WFI Urbanlink Ltd.,
                        dated April 17, 2000.

EXHIBIT NO.             DESCRIPTION
-----------             -----------
       10.46(4)         1998 Long Term Incentive and Share Award Plan of 360networks inc., as amended.

       10.48(5)         Unanimous Shareholders Agreement among Worldwide Fiber
                        Communications Ltd., Ledcor Inc., Ledcor Industries Limited
                        and Ledcom Holdings Ltd. dated December 1, 1998.

       10.49(5)         Master Agreement among Gregory B. Maffei, Worldwide Fiber
                        Holdings Ltd. and 360networks inc. dated April 22, 2001.

       10.50(5)         Promissory Note between Worldwide Fiber Holdings Ltd. and
                        360finance ltd. dated April 22, 2001.

       10.51(5)         Agreement for Transfer of Put Obligation and GMB Note among
                        360finance ltd., Worldwide Fiber Holdings Ltd. and
                        360networks inc. dated April 22, 2001.

       10.52(5)         General Security Agreement between Worldwide Fiber Holdings
                        Ltd. and 360finance ltd. dated April 22, 2001.

       10.53(5)         Preferred Share Purchase Agreement by and between
                        360networks inc. and Alcatel dated as of October 31, 2000.

       21.1*            Subsidiaries of 360networks inc.

       23.1             Consent of PricewaterhouseCoopers LLP, Independent Auditors.

       23.2             Consent of Deloitte & Touche LLP, Independent Auditors.

       23.3             Consent of PricewaterhouseCoopers LLP, Independent Auditors.

       23.4             Consent of Stewart McKelvey Stirling Scales (included in
                        Exhibit 5.1).

       23.5*            Consent of Farris, Vaughn, Wills & Murphy.

       23.6             Consent of Morgan Stanley & Co. Incorporated.

       24.1* Powers of Attorney (included on signature pages to this Registration Statement).


------------------------


*   Previously filed.



1 Incorporated herein by reference to the Form F-1 Registration Statement (No. 333-95621) of the Registrant.



2 Incorporated herein by reference to the Form F-4 Registration Statement (No. 333-10254) of the Registrant.



3 Incorporated herein by reference to the Form F-4 Registration Statement (No. 333-89695) of the Registrant.



4 Incorporated herein by reference to the Form S-8 Registration Statement (No. 333-39774) of the Registrant.



5 Incorporated herein by reference to the Form 20-F Annual Report of the Registrant for the fiscal year ended December 31, 2000.